AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 19, 2001
                                                    REGISTRATION NO. 333-______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER

                          THE SECURITIES ACT OF 1933

                          APPLE HOSPITALITY TWO, INC.
            (Exact name of Registrant as specified in its charter)




             Virginia                          306 East Main Street                   54-2010305
 (State or other jurisdiction of             Richmond, Virginia 23219              (I.R.S. Employer
 incorporation or organization)                   (804) 643-1761                 Identification No.)
                                   (Address, including zip code, and telephone
                                   number, including area code, of Registrant's
                                           Principal Executive Offices)

                                Glade M. Knight
                      Chairman of the Board of Directors
                          Apple Hospitality Two, Inc.
                             306 East Main Street
                           Richmond, Virginia 23219
                                (804) 643-1761
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

                                   Copies to:

                    Leslie A. Grandis, Esq., McGuireWoods LLP
       One James Center, 901 East Cary Street, Richmond, Virginia 23219


Approximate Date of Commencement of Proposed Sale to Public From time to time following the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If the delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                                             PROPOSED
                                                          PROPOSED            MAXIMUM
   TITLE OF SECURITIES          AMOUNT BEING          MAXIMUM OFFERING       AGGREGATE        AMOUNT OF
    BEING REGISTERED             REGISTERED          PRICE PER UNIT (1)   OFFERING PRICE   REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------

     Common Shares               1,111,111                $  9.00          $ 10,000,000        $ 2,500
      and Series A           Common Shares and
   Preferred Shares (1)   Series A Preferred Shares

                         --------------------------------------------------------------------------------------

                                 19,000,000               $ 10.00          $190,000,000        $47,500
                             Common Shares and
                         Series A Preferred Shares

---------------------------------------------------------------------------------------------------------------
                                                                                        TOTAL: $50,000

(1) For  each  Common  Share  issued,  the  holder  will  receive  one  Series A
    Preferred Share. The purchase price set forth is therefore the purchase price for one Common Share and one Series A Preferred Share. A Series A Preferred Share will not be separately tradable from the Common Share to which it relates.

================================================================================

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                 SUBJECT TO COMPLETION, DATED JANUARY 19, 2001

PROSPECTUS

                          APPLE HOSPITALITY TWO, INC.
                            1,111,111 COMMON SHARES
                      1,111,111 SERIES A PREFERRED SHARES

     We plan to own upper-end, extended-stay hotel properties and qualify as a real estate investment trust. We are offering up to 20,111,111 of our common shares. In addition, for each common share purchased each investor will, in addition, receive one share of Series A preferred shares. The Series A preferred shares will have no voting rights, no conversion rights and no distribution rights. Moreover, each Series A preferred share will not be separately tradable from each common share to which it relates. Purchasers must purchase a minimum of $5,000 in common shares. If a minimum of 1,111,111 common shares (and accompanying Series A preferred shares) are not sold within one year after the date of this prospectus, we will terminate this offering and all money received will be promptly refunded to investors with interest. The common shares and Series A preferred shares are being offered on a best efforts, minimum offering basis through David Lerner Associates, Inc. Until the minimum offering is achieved, all funds received from investors will be deposited into an interest-bearing escrow account.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS. THIS OFFERING INVOLVES MATERIAL RISKS AND INVESTMENT CONSIDERATIONS INCLUDING:

     o There is no public trading market for the common shares (and accompanying Series A preferred shares).

     o We will pay substantial compensation for advisory, acquisition, disposition and other services that will reduce our return.

     o There are conflicts of interest between us and our chairman and president because he is the sole shareholder of companies with which we will enter into contracts for services.

     o    We own no properties at this time.

     o    We may be unable to generate sufficient cash for distributions.

     o Shareholders' interests will be diluted upon conversion of the Series B convertible preferred shares.

=================================================================================================
                                                                                 PROCEEDS TO
                                       PRICE TO           COMMISSIONS &       APPLE HOSPITALITY,
                                        PUBLIC         MARKETING EXPENSES            INC.
-------------------------------------------------------------------------------------------------
Per Share(1) ...................    $       9.00       $       .90            $       8.10
-------------------------------------------------------------------------------------------------
Total Minimum Offering .........    $ 10,000,000       $ 1,000,000            $  9,000,000
-------------------------------------------------------------------------------------------------
Total Maximum Offering .........    $200,000,000       $20,000,000            $180,000,000
=================================================================================================

--------------------------------------------------------------------------------
(1) Once the minimum offering of 1,111,111 common shares and Series A preferred shares is achieved, the per share offering price will rise to $10, the selling commission and marketing expenses per share will become $1.00, and the proceeds per share to Apple Hospitality, Inc. will be $9.00.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE  ATTORNEY  GENERAL  OF  THE  STATE  OF  NEW  YORK  HAS NOT PASSED ON OR
ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               ----------------

                THE DATE OF THIS PROSPECTUS IS JANUARY 19, 2001.

     EXCEPT FOR THE STATES SPECIFICALLY DESCRIBED BELOW, EACH PURCHASER OF COMMON SHARES AND SERIES A PREFERRED SHARES MUST CERTIFY THAT HE HAS EITHER (1) A MAXIMUM ANNUAL GROSS INCOME OF $50,000 AND A NET WORTH (EXCLUSIVE OF EQUITY IN HOME, HOME FURNISHINGS AND PERSONAL AUTOMOBILES) OF AT LEAST $50,000, OR (2) A NET WORTH (SIMILARLY DEFINED) OF AT LEAST $100,000.

     EACH NEW HAMPSHIRE PURCHASER MUST CERTIFY THAT HE HAS EITHER (1) A MINIMUM ANNUAL GROSS INCOME OF $50,000 AND A NET WORTH (SIMILARLY DEFINED) OF AT LEAST $125,000, OR (2) A NET WORTH (SIMILARLY DEFINED) OF AT LEAST $250,000.

     EACH  KENTUCKY  OR NORTH CAROLINA PURCHASER MUST CERTIFY THAT HE HAS EITHER
(1) A MINIMUM ANNUAL GROSS INCOME OF $50,000 AND A NET WORTH (SIMILARLY DEFINED) OF AT LEAST $50,000, OR (2) A NET WORTH (SIMILARLY DEFINED) OF AT LEAST $150,000.

     NO PURCHASER OF COMMON SHARES MAY PURCHASE COMMON SHARES COSTING MORE THAN 10% OF THE PURCHASER'S NET WORTH (SIMILARLY DEFINED).

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, ANY OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER IN ANY STATE IN WHICH AN OFFER MAY NOT LEGALLY MADE. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION CONTAINED IN THIS PROSPECTUS HAS NOT CHANGED AS OF ANY TIME AFTER ITS DATE.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                       -----
SUMMARY ............................................................................     7
  Apple Hospitality Two, Inc. ......................................................     7
  Apple Suites Advisors, Inc. and Apple Suites Realty Group, Inc. ..................     7
  Risk Factors .....................................................................     7
  The Offering .....................................................................     8
  Use of Proceeds ..................................................................     9
  Liquidity ........................................................................     9
  Borrowing Policy .................................................................     9
RISK FACTORS .......................................................................    12
  There is no public market for our common shares, so investors may be unable
   to dispose of their investment. .................................................    12
  There will never be a public market for our Series A preferred shares and investors will not be able to separately dispose of their Series A preferred shares without disposing of the common shares to which the Series A preferred
   shares relate....................................................................    12
  The compensation to Apple Suites Advisors and Apple Suites Realty is
   payable before distributions and will reduce investors' return. .................    12
  There were no arms-length negotiations for our agreements with Apple
   Suites Advisors and Apple Suites Realty. ........................................    12
  Commissions, acquisition, advisory and other fees and expenses will limit our
   ability to make distributions to investors. .....................................    13
  The compensation to Apple Suites Realty and Apple Suites Advisors is
   indeterminable and cannot be stated with certainty. .............................    13
  There are conflicts of interest with our president and chairman of the board......    13
  There are conflicts of interest with our advisor and broker. .....................    13
  Our management will spend time on other activities. ..............................    14
  We own no properties at this time. ...............................................    14
  We are not diversified and are dependent on our investment in a single
   industry. .......................................................................    14
  There may be operational limitations associated with franchise agreements
   affecting our properties. .......................................................    14
  We have no operating history and we have no assurance of success. ................    15
  There is a possible lack of diversification and lower return due to the
   minimum size of our offering. ...................................................    15
  There may be delays in investment in real property, and this delay may
   decrease the return to shareholders. ............................................    15
  The per-share offering prices have been established arbitrarily by us and may
   not reflect the true value of the common shares. ................................    15
  We may be unable to make distributions. ..........................................    15
  We will face competition in the hotel industry. ..................................    16
  Investors may wait up to one year before receiving their common shares or
   a refund or their money if the minimum offering is not achieved. ................    16

                                                                                      PAGE
                                                                                     -----
  The board of directors may decide in its sole discretion to list our common
   shares or dissolve us. ........................................................    16
  There would be significant adverse consequences of our failure to qualify as
   a REIT. .......................................................................    16
  Our real estate investments will be relatively illiquid. .......................    17
  We have no restriction on changes in our investment and financing policies. ....    17
  There will be dilution of shareholder's interests upon conversion of the Series
   B  convertible preferred shares................................................    17
  Our shareholders' interests may be diluted in various ways. ....................    18
  Our articles and bylaws contain antitakeover provisions and ownership limits. ..    18
  We may become subject to environmental liabilities. ............................    19
  We may incur significant costs complying with the Americans with
   Disabilities Act and similar laws. ............................................    19
  We make forward-looking statements in this prospectus which may prove to
   be inaccurate. ................................................................    20
USE OF PROCEEDS ..................................................................    21
COMPENSATION .....................................................................    23
  Acquisition Phase ..............................................................    23
  Operational Phase ..............................................................    23
  Disposition Phase ..............................................................    23
  All Phases .....................................................................    24
CONFLICTS OF INTERESTS ...........................................................    25
  General ........................................................................    25
  Conflicts with respect to fees paid by us to Apple Suites Advisors and Apple
   Suites Realty .................................................................    25
  Policies to Address Conflicts ..................................................    26
  Transactions with Affiliates and Related Parties ...............................    26
  Competition Between Us and Mr. Knight ..........................................    27
  Competition for Management Services ............................................    27
INVESTMENT OBJECTIVES AND POLICIES ...............................................    28
  Investments in Real Estate or Interests in Real Estate..........................    28
Borrowing Policies ...............................................................    28
  Reserves .......................................................................    29
  Sale Policies ..................................................................    30
  Changes in Objectives and Policies .............................................    30
DISTRIBUTIONS POLICY .............................................................    32
BUSINESS .........................................................................    33
  General ........................................................................    33
  Business Strategies ............................................................    33
  Upper-End, Extended-Stay Hotels ................................................    33
  Other Real Estate Investments ..................................................    34
  Legal Proceedings ..............................................................    34

                                                                          PAGE
                                                                         -----

  Regulation .........................................................    34
   General ...........................................................    34
   Americans With Disabilities Act ...................................    34
  Environmental Matters ..............................................    34
  Insurance ..........................................................    36
  Available Information ..............................................    36
MANAGEMENT ...........................................................    37
  Classification of the Board ........................................    38
  Committees of the Board ............................................    38
  Director Compensation ..............................................    39
  Indemnification and Insurance ......................................    39
  Officer Compensation ...............................................    39
  Stock Incentive Plans ..............................................    39
  The Incentive Plan .................................................    40
  Directors' Plan ....................................................    41
  Stock Option Grants ................................................    43
APPLE SUITES ADVISORS, INC., APPLE SUITES REALTY GROUP,
  INC. AND AFFILIATES ................................................    44
  General ............................................................    44
  The Advisory Agreement .............................................    44
  Apple Suites Realty Group, Inc. ....................................    46
  Prior Performance of Programs Sponsored by Glade M. Knight .........    47
  Prior REITS -- Cornerstone and Apple Residential....................    47
  Prior REITS -- Apple Suites, Inc. ..................................    48
  Additional Information on Prior Programs............................    48
PRINCIPAL AND MANAGEMENT SHAREHOLDERS ................................    49
FEDERAL INCOME TAX CONSIDERATIONS ....................................    51
  General ............................................................    51
  REIT Qualification .................................................    52
   Sources of Gross Income ...........................................    52
   75% Gross Income Test .............................................    53
   95% Gross Income Test .............................................    55
   Failing the 75% or 95% Tests; Reasonable Cause ....................    55
   Character of Assets Owned .........................................    55
   Annual Distributions to Shareholders ..............................    56
  Taxation as a REIT .................................................    57
  Failure to Qualify as a REIT .......................................    58
  Taxation of Shareholders ...........................................    58
  Backup Withholding .................................................    59
  Taxation of Tax Exempt Entities ....................................    60
  Taxation of Foreign Investors ......................................    60

                                                                                 PAGE
                                                                                -----

  State and Local Taxes .....................................................    61
ERISA CONSIDERATIONS ........................................................    62
CAPITALIZATION ..............................................................    63
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS .......................................    64
  Overview ..................................................................    64
PLAN OF DISTRIBUTION ........................................................    65
DESCRIPTION OF CAPITAL STOCK ................................................    69
  Common Shares .............................................................    69
   Dividend and Distribution Rights .........................................    69
   Voting Rights ............................................................    70
  Series A Preferred Shares..................................................    70
  Series B Convertible Preferred Shares .....................................    71
  Preferred Shares ..........................................................    71
  Restrictions on Transfer ..................................................    72
  Facilities for Transferring Common Shares .................................    73
SUMMARY OF ORGANIZATIONAL DOCUMENTS .........................................    75
  Board of Directors ........................................................    75
  Responsibility of Board of Directors, Apple Suites Advisors, Inc., Officers
   and Employees ............................................................    76
  Issuance of Securities ....................................................    77
  Redemption and Restrictions on Transfer ...................................    77
  Amendment .................................................................    77
  Shareholder Liability .....................................................    78
SALES LITERATURE ............................................................    79
REPORTS TO SHAREHOLDERS .....................................................    79
LEGAL MATTERS ...............................................................    79
EXPERTS .....................................................................    80
EXPERIENCE OF PRIOR PROGRAMS ................................................    81
INDEX TO BALANCE SHEET ......................................................    F-1

                                    SUMMARY

     The following information is not complete and should be read together with the information contained in this prospectus.


APPLE HOSPITALITY TWO, INC.

     We will focus on purchasing and owning upper-end, extended-stay hotel properties located in selected metropolitan areas. We will have no limitation as to the brand of franchise or license with which our hotels will be associated. However, we own no properties at this time.

     We plan to elect to be treated as a real estate investment trust for federal income tax purposes beginning with our taxable year ending December 31, 2001. As a real estate investment trust, we will generally not be subject to federal income tax. We will, however, be subject to a number of organizational and operational requirements and limitations.

     Because we are prohibited under federal tax laws from operating our extended-stay hotel properties, we will enter into leases for each of our hotel properties. All our hotel properties will be leased to Apple Hospitality
Management, Inc., a wholly owned, taxable REIT subsidiary. Apple Hospitality Management has no significant assets.

     We are located at 306 East Main Street, Richmond, Virginia and our telephone number is (804) 643-1761.


APPLE SUITES ADVISORS, INC. AND APPLE SUITES REALTY GROUP, INC.

     Apple Suites Advisors, Inc. will provide us with our day-to-day management. Apple Suites Advisors does not have any significant assets. Apple Suites Realty Group, Inc. will provide us with property acquisition and disposition services. Apple Suites Realty has no significant assets.

     Glade M. Knight, who is our president and chairman of the board, owns all of the common shares of Apple Suites Advisors and Apple Suites Realty.

     The following chart illustrates the relationships among Apple Hospitality Two, Inc., Apple Hospitality Management, Apple Suites Advisors, and Apple Suites Realty.


                             [INSERT GRAPHIC HERE]

-----------
* Wholly owned by Glade M. Knight, chairman and president of Apple Hospility Two, Inc.


RISK FACTORS

     We urge you to consider carefully the matters discussed under "Risk Factors" beginning on page 7 before you decide to purchase our common shares. An investment in our securities involves a number of risks including:

     o There will be no public trading market for the common shares and the Series A preferred shares for an indefinite period of time, if ever.

     o We will pay substantial compensation established without the benefit of arm's length negotiation for advisory, property acquisition, disposition and other services.

     o There are conflicts of interest between us and our chairman and president because he is the sole shareholder of companies with which we will enter into contracts for services.

     o    We own no properties at this time.

     o    We may be unable to generate sufficient cash for distributions.

     o Shareholders' interests will be diluted upon conversion of the Series B convertible preferred shares.

     o We will primarily acquire upper-end, extended-stay hotel properties and, therefore, are subject to the risks inherent in investing in a single industry.

     o We do not have an operating history and, therefore, there is no assurance that we will be successful in our operations.

THE OFFERING

     We are offering common shares at $9 per common share until a minimum of 1,111,111 common shares have been sold. Thereafter, the common shares will be offered at $10 per common share until a maximum of 20,111,111 common shares have been sold. Purchasers must purchase a minimum of $5,000 in common shares except that certain benefit plans may purchase a minimum of $2,000 in common shares. The common shares are being offered through David Lerner Associates, Inc.

     If at least 1,111,111 common shares have not been sold within one year after the date of this prospectus, we will terminate this offering of common shares and all moneys received will be promptly refunded to investors with interest. Our officers and directors and those of Apple Suites Advisors, Apple Suites Realty and Apple Hospitality Management will not be permitted to purchase common shares in order to reach the minimum offering of 1,111,111 common shares.

     This offering of common shares will continue until all the common shares offered under this prospectus have been sold or until one year from the date of this prospectus, unless we extend the offering for up to an additional year in order to achieve the maximum offering of 20,111,111 common shares. In some states, extension of the offering may not be allowed or may be allowed only upon the filing of a new application with the appropriate state administrator.

     This is a best efforts offering. Purchasers will be sold common shares at one or more closings. An initial closing will occur after the minimum offering of 1,111,111 common shares is achieved. Thereafter, additional closings are expected to occur on a monthly basis as shares are sold during the offering period.

     With each purchase of one common share you will receive one Series A preferred share. The Series A preferred shares will have no voting rights, no conversion rights and no distribution rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of our assets. The priority would be equal to $10.00 per Series A preferred share, and no more, before any distributions are made to the holders of any other shares. The Series A preferred shares will not be separately tradable from the common shares to which they relate.

     Except where specifically stated, all references in this prospectus to the common shares shall include the Series A preferred shares to which they relate.



USE OF PROCEEDS

     The proceeds of the offering will be used

     o    to pay expenses and fees of selling the common shares;

     o    to invest in properties;

     o    to pay expenses and fees associated with acquiring properties; and

     o    to establish a working capital reserve.

LIQUIDITY

     Before this offering there has been no public market for the common shares and initially we do not expect a market to develop. Prospective shareholders should view the common shares as illiquid and must be prepared to hold their investment for an indefinite length of time.

     We do not plan to cause the common shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. We may cause the common shares to be listed or quoted if the board of directors determines this action to be prudent. However, there can be no assurance that this event will ever occur. In order to provide liquidity to our shareholders, we expect that within approximately three to five years from the initial closing, we intend either:

       (1) to cause the common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System or

       (2) with shareholder approval, to dispose of all of our properties in a manner which will permit distributions to shareholders of cash.

     However, we are under no obligation to take any of these actions, and these actions, if taken, might be taken after five years from the initial closing.

BORROWING POLICY

     We intend to purchase our properties either on an all-cash basis or using interim borrowings. Any interim borrowings may come from Apple Suites Advisors or its affiliates or from third-party, non-affiliated lenders. We will endeavor to repay any interim borrowing with proceeds from the sale of common shares and to hold our properties on an unleveraged basis. However, for the purpose of flexibility in operations, we may, subject to the approval of the board of directors, borrow. To the extent that any interim borrowings are not paid with proceeds from the sale of common shares we will need to incur permanent debt secured by our properties.

     After the initial closing of common shares, our bylaws will prohibit us from incurring debt if the debt would result in our total debt exceeding 100% of the value of our assets at cost. The value of our assets at cost means the cost of the asset before deducting depreciation less liabilities. However, our bylaws allow us to incur debt in excess of this limitation when the excess borrowing is approved by a majority of the independent directors and disclosed to the shareholders. The bylaws also will prohibit us from allowing total borrowings to exceed 50% of the fair market value of our assets, before subtracting liabilities, subject to the same exception described in the previous sentence. The two limitations on debt described in this paragraph are applied separately and independently. For example, it is possible that incurring debt may require approval by a majority of the independent directors under one limitation even though the other limitation on debt does not apply. In addition, the bylaws will provide that our borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors. Subject to these limitations on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust that may be placed against any particular property.

     Assuming the independent directors approve, we may initially borrow in excess of the debt limitations described in the previous paragraph in order to acquire a portfolio of upper-end, extended-stay hotel properties. If attainable, the acquisition of a portfolio of properties early in our existence would, in the opinion of our management, provide us with greater ability to acquire upper-end, extended-stay hotel properties in the future as proceeds from the sale of common shares are received and provide us with economies of scale from the outset.

     Apple Suites Advisors is entitled to receive an annual asset management fee of between 0.1% and 0.25% of the amount raised in this offering. The percentage used to calculate the asset management fee is based on the ratio of our modified net income (as defined below) to the amount raised in this offering. This ratio is referred to as the "return ratio." Modified net income is defined as net income excluding gains or losses from debt restructuring and sales of property, plus depreciation of real property, after adjustments for significant non-recurring items and unconsolidated partnerships and joint ventures, if any.

     The percentage used to determine the asset management fee will be:

     o 0.1% if the return ratio for the preceding calendar quarter is 6% or less,

     o 0.15% if the return ratio for the preceding calendar quarter is more than 6% but not more than 8%, or

     o 0.25% if the return ratio for the preceding calendar quarter is more than 8%.

     Assuming the minimum offering amount of $10,000,000 in common shares is sold, the annual asset management fee would be:

     o    $10,000 if the return ratio is 6% or less,

     o    $15,000 if the return ratio is more than 6% but no more than 8%, or

     o    $25,000 if the return ratio is more than 8%.

     Assuming the maximum offering amount of $200,000,000 in common shares is sold, the annual asset management fee would be:

     o    $200,000 if the return ratio is 6% or less,

     o    $300,000 if the return ratio is more than 6% but no more than 8%, or

     o    $500,000 if the return ratio is more than 8%.

     Apple Suites Realty will serve as the real estate advisor in connection with our purchases and sales of properties, and will receive fees from us of up to 2% of the gross purchase price, up to a maximum of $3,600,000, and up to 2% of the gross sale price of each property.

     If the person from whom we purchase or to whom we sell a property pays any fee to Apple Suites Realty that amount will decrease the amount of our obligation to Apple Suites Realty. Apple Suites Realty will not be entitled to any disposition fee in connection with a sale of a property by us to any affiliate of Apple Suites Realty, but will be reimbursed for certain costs incurred on our behalf in marketing the property.

     We may request that Apple Suites Advisors and Apple Suites Realty provide other services or property to us in exchange for fees. In order to do so, our bylaws require that the transaction be approved by a majority of the directors who are not affiliated with either Apple Suites Advisors or Apple Suites Realty. We currently have no plans to request services or properties of the type described in this paragraph and, therefore, do not expect to incur any additional fees.

                                 RISK FACTORS

     An investment in our common shares involves various risks. You should carefully consider the following information before making a decision to purchase our common shares.

THERE IS NO PUBLIC MARKET FOR OUR COMMON SHARES, SO INVESTORS MAY BE UNABLE TO DISPOSE OF THEIR INVESTMENT.

     Prospective shareholders should view the common shares as illiquid and must be prepared to hold their shares for an indefinite length of time. Before this offering, there has been no public market for our common shares, and initially we do not expect a market to develop. We do not plan to cause our common shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While we, acting through our board of directors, may cause the common shares to be listed or quoted if the board of directors determines this action to be prudent, there can be no assurance that this event will ever occur. Shareholders may be unable to resell their common shares at all, or may be able to resell them only later at a substantial discount from the purchase price. Thus, the common shares should be considered a long-term investment.

THERE WILL NEVER BE A PUBLIC MARKET FOR OUR SERIES A PREFERRED SHARES AND INVESTORS WILL NOT BE ABLE TO SEPARATELY DISPOSE OF THEIR SERIES A PREFERRED SHARES WITHOUT DISPOSING OF THE COMMON SHARES TO WHICH THE SERIES A PREFERRED SHARES RELATE.

     Prospective shareholders should view the Series A preferred shares as illiquid and must be prepared to hold those shares for as long as they hold the common shares to which each Series A preferred share relates. No public market for our Series A preferred shares will exist separate from any public market that may exist for our common shares. Each Series A preferred shares will not trade separately from each common share to which it relates. Our Series A preferred shares will never trade separately from our common shares nor ever be listed on any securities exchange or quoted on any system or in any established market. Shareholders will be unable to resell their Series A preferred shares without selling the common shares to which they relate.

THE COMPENSATION TO APPLE SUITES ADVISORS AND APPLE SUITES REALTY IS PAYABLE BEFORE DISTRIBUTIONS AND WILL REDUCE INVESTORS' RETURN.

     The payment of compensation to Apple Suites Advisors and Apple Suites Realty from proceeds of the offering and property revenues will reduce the amount of proceeds available for investment in properties, or the cash available for distribution, and will therefore tend to reduce the return on our shareholders' investments. In addition, this compensation is payable regardless of our profitability, and is payable prior to, and without regard to whether we have sufficient cash for distributions.

THERE WERE NO ARMS-LENGTH NEGOTIATIONS FOR OUR AGREEMENTS WITH APPLE SUITES ADVISORS AND APPLE SUITES REALTY.

     Apple Suites Advisors and Apple Suites Realty will receive substantial compensation from us in exchange for various services they have agreed to render to us. This compensation has been established without the benefits of arms-length negotiation.

COMMISSIONS, ACQUISITION, ADVISORY AND OTHER FEES AND EXPENSES WILL LIMIT OUR ABILITY TO MAKE DISTRIBUTIONS TO INVESTORS.

     The investment return to our shareholders likely will be less than could be obtained by a shareholder's direct acquisition and ownership of the same properties. We will pay to David Lerner Associates, Inc. substantial fees to sell our common shares, which will reduce the net proceeds available for investment in properties. We will pay to Apple Suites Realty substantial acquisition fees to acquire properties, which will reduce the net proceeds available for investment in properties. In addition, we will pay, principally to Apple Suites Advisors, substantial advisory and related compensation, which will reduce cash available for distribution to shareholders. Thus, for example, if only 87% of the gross proceeds of the offering are available for investment in properties, revenues may be reduced by 13% compared to revenues in the absence of these fees.


THE   COMPENSATION   TO  APPLE  SUITES  REALTY  AND  APPLE  SUITES  ADVISORS  IS
INDETERMINABLE AND CANNOT BE STATED WITH CERTAINTY.

     Apple Suites Realty and Apple Suites Advisors will receive compensation for services rendered by them to us that cannot be determined with certainty. Apple Suites Advisors will receive an asset management fee that may range from $10,000 to $500,000 per year. The asset management fee will be based upon the ratio of our modified net income to the amount raised in this offering. Apple Suites Realty will receive a commission for each property purchased based upon the purchase price of the properties we purchase. The total compensation to Apple Suites Realty is therefore dependent upon (1) the number of properties we purchase and (2) the cost of each property purchased. In addition, Apple Suites Advisors and Apple Suites Realty will be reimbursed for certain of their costs incurred on our behalf and are entitled to compensation for other services and property we may request that they provide to us. The dollar amount of the cost and the compensation cannot now be determined.


THERE ARE CONFLICTS OF INTEREST WITH OUR PRESIDENT AND CHAIRMAN OF THE BOARD.

     Generally, conflicts of interest between Glade M. Knight and us arise because he is the sole shareholder of Apple Suites Advisors and Apple Suites Realty. These companies will enter into contracts with us to lease our properties or provide us with asset management and property acquisition and disposition services. In addition, Glade M. Knight is and will be a principal in other real estate investment transactions or programs which may compete with us.


THERE ARE CONFLICTS OF INTEREST WITH OUR ADVISOR AND BROKER.

     We will pay Apple Suites Realty an acquisition fee in connection with each acquisition of a property, and a disposition fee in connection with property dispositions. As a consequence, Apple Suites Realty may have an incentive to recommend the purchase or disposition of a property in order to receive a fee. Apple Suites Advisors will receive a fee, which is a percentage of the total consideration we receive from sale of common shares, and, therefore, it could have an incentive to close the sales of shares as rapidly as possible.

OUR MANAGEMENT WILL SPEND TIME ON OTHER ACTIVITIES.

     The  officers  and  directors  of  Apple  Suites  Advisors and Apple Suites
Realty also serve as officers and directors of entities that engage in the brokerage, sale, operation or management of real estate. The officers and
directors   of   Apple   Suites   Advisors   and   Apple   Suites   Realty   may
disproportionately allocate their time and resources between these other entities and us.

WE OWN NO PROPERTIES AT THIS TIME.

     We have not committed to purchasing any specific properties with the proceeds of this offering as of the date of this prospectus. However, when at any time during the offering period we believe that there is a reasonable probability that any specific property will be acquired, this prospectus will be supplemented to provide a description of the property and the anticipated terms of its purchase, financing and management. A prospective shareholder will only be able to evaluate information as to properties that are disclosed in a prospectus supplement issued before the prospective shareholder makes its investment.

WE  ARE  NOT  DIVERSIFIED  AND  ARE  DEPENDENT  ON  OUR  INVESTMENT  IN A SINGLE
INDUSTRY.

     Our current strategy is to acquire interests primarily in upper-end, extended-stay hotel properties. As a result, we are subject to the risks inherent in investing in a single industry. A downturn in the extended-stay hotel industry may have more pronounced effects on the amount of cash available to us for distribution or on the value of our assets than if we had diversified our investments. We will also be subject to any downturns in the business, commercial and tourism travel industry as a whole.

THERE MAY BE OPERATIONAL LIMITATIONS ASSOCIATED WITH FRANCHISE AGREEMENTS AFFECTING OUR PROPERTIES.

     Apple Hospitality Management, our wholly-owned taxable REIT subsidiary, will operate a substantial number of our properties pursuant to franchise or license agreements with nationally recognized hotel brands. These franchise agreements may contain specific standards for, and restrictions and limitations on, the operation and maintenance of our properties in order to maintain uniformity within the franchiser system. We do not know whether those limitations may conflict with our ability to create specific business plans tailored to each property and to each market.

     The standards are subject to change over time, in some cases at the direction of the franchisor, and may restrict Apple Hospitality Management's ability, as franchisee, to make improvements or modifications to a property without the consent of the franchisor. In addition, compliance with the standards could require us or Apple Hospitality Management, as franchisees, to incur significant expenses or capital expenditures. Action or inaction on our part or by Apple Hospitality Management could result in a breach of those standards or other terms and conditions of the franchise agreements and could result in the loss or cancellation of a franchise license.

     In connection with terminating or changing the franchise affiliation of a property, we may be required to incur significant expenses or capital expenditures. Moreover, the loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the property covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.


WE HAVE NO OPERATING HISTORY AND WE HAVE NO ASSURANCE OF SUCCESS.

     We do not have an operating history. There is no assurance that we will operate successfully or achieve our objectives.


THERE IS A POSSIBLE LACK OF DIVERSIFICATION AND LOWER RETURN DUE TO THE MINIMUM SIZE OF OUR OFFERING.

     We initially will be funded with contributions of not less than $10,000,000. Our profitability could be affected if we do not sell more than the minimum offering. In the event we receive only the minimum offering of 1,111,111 common shares, we will invest in fewer properties. The fewer properties purchased, the greater the potential adverse effect of a single unproductive property upon our profitability since a reduced degree of diversification will exist among our properties. In addition, the returns on the common shares sold will be reduced as a result of allocating our expenses among the smaller number of shares.


THERE MAY BE DELAYS IN INVESTMENT IN REAL PROPERTY, AND THIS DELAY MAY DECREASE THE RETURN TO SHAREHOLDERS.

     We may experience delays in finding suitable properties to acquire. Pending investment of the proceeds of this offering in real estate, and to the extent the proceeds are not invested in real estate, the proceeds may be invested in permitted temporary investments such as U.S. government securities, certificates of deposit, or commercial paper. The rate of return on those investments has fluctuated in recent years and may be less than the return obtainable from real property.


THE PER-SHARE OFFERING PRICES HAVE BEEN ESTABLISHED ARBITRARILY BY US AND MAY NOT REFLECT THE TRUE VALUE OF THE COMMON SHARES.

     If we were to list the common shares on a national securities exchange, the common share price might drop below our shareholder's original investment. Neither prospective investors nor shareholders should assume that the per-share prices reflect the intrinsic or realizable value of the common shares or otherwise reflect our value, earnings or other objective measures of worth. The increase in the per-share offering price from $9 to $10 once the minimum offering is achieved is also not based upon or reflective of any meaningful measure of our share value.


WE MAY BE UNABLE TO MAKE DISTRIBUTIONS.

     If our properties do not generate sufficient revenue to meet operating expenses, our cash flow and our ability to make distributions to shareholders may be adversely affected. Our properties are subject to all operating risks common to hotel properties. These risks might adversely affect occupancy or room rates. Increases in operating costs due to inflation and other factors may not necessarily be offset by increased room rates. The local markets may limit the extent to which room rates may be increased to meet increased operating expenses without decreasing occupancy rates.

WE WILL FACE COMPETITION IN THE HOTEL INDUSTRY.

     The upper-end, extended-stay hotel industry is highly competitive. This competition could reduce occupancy levels and rental revenues at our properties, which would adversely affect our operations. We expect to face competition from many sources. We will face competition from other hotels both in the immediate vicinity and the geographic market where our hotels will be located. Over-building in the hotel industry will increase the number of rooms available and may decrease occupancy and room rates. In addition, increases in operating costs due to inflation may not be offset by increased room rates. We will also face competition from nationally recognized hotel brands with which we will not be associated.

     We will also face competition for investment opportunities. These competitors may be other real estate investment trusts, national hotel chains and other entities that may have substantially greater financial resources than we do. We will also face competition for investors from other hotel real estate investment trusts and real estate entities.


INVESTORS MAY WAIT UP TO ONE YEAR BEFORE RECEIVING THEIR COMMON SHARES OR A REFUND OR THEIR MONEY IF THE MINIMUM OFFERING IS NOT ACHIEVED.

     Until the minimum offering of 1,111,111 common shares is achieved, investors will not receive their common shares. If at least 1,111,111 common shares have not been sold within one year after the date of this prospectus, we will terminate this offering of common shares. If the minimum offering is sold within one year, investors will receive their common shares plus interest on their subscription monies at the time of closing. If the offering is terminated, investor will have their money promptly refunded with interest.


THE BOARD OF DIRECTORS MAY DECIDE IN ITS SOLE DISCRETION TO LIST OUR COMMON SHARES OR DISSOLVE US.

     Currently, we expect that within approximately three to five years from the initial closing of the minimum offering of 1,111,111 common shares we intend either:

       (1) to cause our common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System or

       (2) with shareholder approval, to dispose of all of our properties in a manner which will permit distributions to our shareholders of cash.

Either type of action will be conditioned on the board of directors determining the action to be prudent and in the best interests of our shareholders. However, we are under no obligation to take any of these actions, and any action, if taken, might be taken after the five-year period mentioned above.


THERE WOULD BE SIGNIFICANT ADVERSE CONSEQUENCES OF OUR FAILURE TO QUALIFY AS A REIT.

     Qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex Internal Revenue Code provisions for which there are limited judicial or administrative interpretations. If we were to fail to qualify as a REIT for any taxable year, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to our shareholders because of the additional tax liability. In addition, distributions to our shareholders would no longer qualify for the dividends paid deduction and we would no longer be required to make distributions. To the extent we would have made distributions in anticipation of qualifying as a REIT, we might be required to borrow funds or liquidate investments in order to pay the applicable tax.


OUR REAL ESTATE INVESTMENTS WILL BE RELATIVELY ILLIQUID.

     Real estate investments are, in general, relatively difficult to sell. Our illiquidity will tend to limit our ability to promptly vary our portfolio in response to changes in economic or other conditions. In addition, provisions of the Internal Revenue Code relating to REITs limit our ability to sell properties held for fewer than four years. This limitation may affect our ability to sell properties without adversely affecting returns to our shareholders.


WE HAVE NO RESTRICTION ON CHANGES IN OUR INVESTMENT AND FINANCING POLICIES.

     Our board of directors approves our investment and financing policies, including our policies with respect to growth, debt, capitalization and payment of distributions. Although the board of directors has no present intention to amend or waive its current policies, it could do so at any time, or from time to time, at its discretion without a vote of our shareholders. For example, our board could determine without shareholder's approval that it is in the best interests of the shareholders to cease all investments in extended-stay hotel properties, to make investments in other types of assets or to dissolve the business. Further, our board may in its sole discretion determine the amount of our aggregate debt.


THERE WILL BE DILUTION OF SHAREHOLDER'S INTERESTS UPON CONVERSION OF THE SERIES B CONVERTIBLE PREFERRED SHARES.

     Glade M. Knight, who is our director, chairman of the board and president, and others will hold Series B convertible preferred shares which are convertible into common shares, as described under "Principal and Management Shareholders." The number of common shares into which the Series B convertible preferred shares are convertible depends on the gross proceeds of the offering. The conversion ratio is one-to-one for gross proceeds of $50 million (5,111,111 common shares). The conversion ratio increases to 5.3-to-one for gross proceeds of $200 million. The conversion of Series B convertible preferred shares into common shares will result in dilution of the shareholders' interests.

     o Assuming 5,111,111 common shares offered by this prospectus were sold, and all of the Series B convertible preferred shares were converted into common shares, the holders of the Series B convertible preferred shares would own 240,000 common shares or approximately 4.70% of the total number of common shares then outstanding in exchange for an aggregate payment of $24,000.

     o If half of the offering is sold, this would represent the sale of 10,111,111 common shares. Assuming 10,111,111 common shares were sold, and all of the Series B convertible preferred shares were converted into common shares, the holders of the Series B convertible preferred shares would own 480,000 common shares or approximately 4.75% of the total number of common shares then outstanding in exchange for an aggregate payment of $24,000.

     o Assuming all common shares offered by this prospectus were sold, and all of the authorized Series B convertible preferred shares were converted into common shares, the holders of the Series B convertible preferred shares would own 1,272,000 common shares or approximately 6.33% of the total number of common shares outstanding in exchange for an aggregate payment of $24,000.


OUR SHAREHOLDERS' INTERESTS MAY BE DILUTED IN VARIOUS WAYS.

     The board of directors is authorized, without shareholder approval, to cause us to issue additional common shares and, therefore, additional Series A preferred shares, or to raise capital through the issuance of preferred shares, options, warrants and other rights, on terms and for consideration as the board of directors in its sole discretion may determine. Any such issuance could result in dilution of the equity of the shareholders. The board of directors may, in its sole discretion, authorize us to issue common shares or other equity or debt securities, (1) to persons from whom we purchase property, as part or all of the purchase price of the property, or (2) to Apple Suites Advisors or Apple Suites Realty in lieu of cash payments required under the Advisory Agreement or other contract or obligation. The board of directors, in its sole discretion, may determine the value of any common shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to us, except that while common shares are offered by us to the public, the public offering price of the shares shall be deemed their value.

     We have adopted two stock incentive plans for the benefit of our directors and a limited number of our employees and employees of Apple Suites Advisors and Apple Suites Realty. The effect of the exercise of those options could be to dilute the value of the shareholders' investments to the extent of any difference between the exercise price of an option and the value of the shares purchased at the time of the exercise of the option.

     In addition, we expressly reserve the right to implement a dividend reinvestment plan involving the issuance of additional shares by us, at an issue price determined by the board of directors.


OUR ARTICLES AND BYLAWS CONTAIN ANTITAKEOVER PROVISIONS AND OWNERSHIP LIMITS.

     Ownership Limits. Our bylaws contain restrictions on stock ownership that may discourage third parties from making acquisition proposals. These same antitakeover provisions may also impede our shareholders' ability to change our management.

     In order to maintain our qualification as a REIT, no more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals or entities. As a result, our bylaws prohibit ownership, either directly or indirectly, of more than 9.8% of the common shares by any shareholder. Our board may waive this ownership limitation on a case-by-case basis. As a result, without our board's approval, no person may acquire more than 9.8% of our outstanding common shares, limiting a third-party's ability to acquire control of us.

     Preferred Shares. Our articles of incorporation authorize the board to issue up to 15,000,000 preferred shares and to establish the preference and rights of those shares. These preferred shares would be in addition to the Series A preferred shares. Thus, our board could create a new class of preferred shares with voting or other rights senior to any existing class of stock. These rights could delay or prevent a change in control even if a change were in our shareholders' best interest.


WE MAY BECOME SUBJECT TO ENVIRONMENTAL LIABILITIES.

     Although we will subject our properties to an environmental assessment prior to acquisition, we may not be made aware of all the environmental liabilities associated with a property prior to its purchase. There may be hidden environmental hazards that may not be discovered prior to acquisition. The costs of investigation, remediation or removal of hazardous substances may be substantial. In addition, the presence of hazardous substances on one of our properties, or the failure to remediate properly a contaminated property, could adversely affect our ability to sell or rent the property or to borrow using the property as collateral.

     Various    federal,    state    and   local   environmental   laws   impose
responsibilities on an owner or operator of real estate and subject those persons to potential joint and several liabilities. Typical provisions of those laws include:

     -- Responsibility and liability for the costs of removal or remediation of hazardous substances released on or in real property, generally without regard to knowledge of or responsibility for the presence of the contaminants.

     -- Liability for the costs of removal or remediation of hazardous substances at disposal facilities for persons who arrange for the disposal or treatment of those substances.

     -- Potential liability under common law claims by third parties based on damages and costs of environmental contaminants.


WE MAY INCUR SIGNIFICANT COSTS COMPLYING WITH THE AMERICANS WITH DISABILITIES ACT AND SIMILAR LAWS.

     Our properties will be required to meet federal requirements related to access and use by disabled persons as a result of the Americans with Disabilities Act of 1990. In addition, a number of additional federal, state and local laws may require modifications to any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Noncompliance with these laws or regulations could result in the imposition of fines or an award of damages to private litigants. Additional legislation could impose additional financial obligations or restrictions with respect to access by disabled persons. If required changes involve greater expenditures than we currently anticipate, or if the changes must be made on a more accelerated basis, our ability to make expected distributions could be adversely affected.

WE MAKE FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS WHICH MAY PROVE TO BE INACCURATE.

     This prospectus contains forward-looking statements within the meaning of the federal securities laws which are intended to be covered by the safe harbors created by those laws. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds. These forward-looking statements are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

                                USE OF PROCEEDS

     We intend to invest the net proceeds of this offering in equity ownership interests in upper-end, extended-stay hotel properties located in selected metropolitan areas of the United States. Pending investment in real estate, the proceeds may be invested in temporary investments consistent with our bylaws and the Internal Revenue Code. These temporary investments include U.S. government securities, certificates of deposit, or commercial paper. All proceeds of this offering received by us must be invested in properties or allocated to working capital reserves within the later of two years after commencement of the offering or one year after termination of the offering. Any proceeds not invested in properties or allocated to working capital reserves by the end of this time period will be returned to investors within 30 days after the expiration of the period. We may elect to return the proceeds earlier if required by applicable law, including to the extent necessary to avoid characterization as an "investment company". The proceeds of this offering will be received and held in trust for the benefit of investors in compliance with applicable securities laws, to be used only for the purposes set forth in this prospectus.

     Our bylaws prohibit our total organizational and offering expenses from exceeding 15% of the amount raised in this offering. Organizational and offering expenses are all expenses incurred in organizing us and offering and selling the common shares, including: selling commissions and fees, legal fees and accounting fees, and federal, state and other regulatory filing fees. The bylaws also prohibit the total of all acquisition fees and acquisition expenses paid in connection with an acquisition of a property from exceeding 6% of the contract price for the property unless these excess fees or expenses are approved by the board of directors. Acquisition fees are all fees and commissions paid by any party in connection with our purchase of real property. Acquisition expenses are all expenses related to the selection or acquisition of properties by us. Any organizational and offering expenses or acquisition fees and acquisition expenses incurred by us in excess of the permitted limits will be payable by Apple Suites Advisors to us immediately upon our demand.

     As indicated below, we expect, that once the minimum offering of 1,111,111 common shares is completed, that 84.5% of the gross offering proceeds will be available for investment in properties and 0.5% will be allocated to our working capital reserve. However, the percentage of gross offering proceeds available for investment could be less if the offering expenses are greater than the amounts indicated or if we feel it prudent to establish a larger working capital reserve. For example, we might feel it prudent to establish a larger working capital reserve to cover possible unanticipated costs or liabilities. If we only receive the proceeds from the minimum offering, we will invest in fewer properties than if we were to receive the proceeds from the maximum offering of 20,111,111 common shares.

     The following table reflects the intended application of the proceeds from the sale of the common shares.



                                          MINIMUM OFFERING                 MAXIMUM OFFERING
                                    -----------------------------   ------------------------------
                                                         % OF                             % OF
                                                         GROSS                            GROSS
                                        AMOUNT         PROCEEDS          AMOUNT         PROCEEDS
                                    --------------   ------------   ---------------   ------------
Gross Proceeds (1) ..............   $10,000,000          100.00%    $200,000,000          100.00%
Less ............................
Offering Expenses (2) ...........       450,000            4.50%       1,000,000            0.50%
Selling Commissions (3) .........       750,000            7.50%      15,000,000            7.50%
Marketing Expense Allowance
 (3) ............................       250,000            2.50%       5,000,000            2.50%
                                    -----------          ------     ------------          ------
Net Proceeds after Offering
 Costs ..........................   $ 8,550,000           85.50%    $179,000,000           89.50%
Less Acquisition Fees and
 Expenses (4) ...................       200,000            2.00%       4,000,000            2.00%
                                    -----------          ------     ------------          ------
Proceeds Available for
 Investment and Working
 Capital ........................   $ 8,350,000           83.50%    $173,000,000           87.50%
Less Working Capital Reserve
 (5) ............................        50,000            0.50%       1,000,000            0.50%
                                    -----------          ------     ------------          ------
Net Amount Available for
 Investment in
 Properties (6) .................   $ 8,300,000           83.00%    $172,000,000           87.00%
                                    ===========          ======     ============          ======

----------
(1) The Shares are being offered on a "best-efforts" basis.


(2) These amounts reflect our estimate of offering expenses, exclusive of the selling commissions and the marketing expense allowance payable to David Lerner Associates, Inc. If the offering expenses are greater than the amounts indicated, the amount of proceeds available for investment will decrease, and if these expenses are less, the amount available for investment will increase.

(3) Payable to David Lerner Associates, Inc.

(4) These amounts include a real estate commission payable to Apple Suites Realty in an amount equal to 2% of the proceeds of the offering used to pay the purchase price of each property acquired not including amounts budgeted for repairs and improvements plus our estimates of certain other expenses and fees which will be incurred on our behalf in connection with property acquisitions.

(5) Until used, amounts in our working capital reserve, together with any other proceeds not invested in properties or used for other company purposes, will be invested in permitted temporary investments such as U.S. Government securities or similar liquid instruments.

(6) We expect the investment properties to be upper-end, extended-stay hotel properties located in selected metropolitan areas of the United States.

                                 COMPENSATION

     The table below describes all the compensation, fees, reimbursement and other benefits which we will pay to Apple Suites Advisors and Apple Suites Realty. Mr. Knight is the sole shareholder of Apple Suites Advisors and Apple Suites Realty. Mr. Knight is also our sole executive officer. He will receive no compensation from us. He will, however, receive dividend income from Apple Suites Advisors and Apple Suites Realty.

     We will pay David Lerner Associates, Inc. selling commissions equal to 7.5% of the purchase price of the common shares and a marketing expense allowance equal to 2.5% of the purchase price of the common shares. If the minimum offering of $10,000,000 is sold, the selling commissions would be $750,000 and the marketing expense allowance would be $250,000. If the maximum offering of $200,000,000 is sold, the selling commissions would be $15,000,000 and the marketing expense allowance would be $5,000,000. David Lerner Associates, Inc. is not related to nor an affiliate of either Apple Suites Advisors or Apple Suites Realty.

   PERSON RECEIVING
   COMPENSATION (1)          TYPE OF COMPENSATION           AMOUNT OF COMPENSATION (2)
----------------------   ----------------------------   ----------------------------------

                                   ACQUISITION PHASE

Apple Suites Realty      Real estate commission         2% of the proceeds of the
 Group, Inc.             for acquiring our              offering used to pay the
                         properties                     purchase prices of the
                                                        properties purchased by us for
                                                        a maximum of $3,600,000. (3)

                                   OPERATIONAL PHASE

Apple Suites             Asset management fee for       Annual fee payable quarterly
 Advisors, Inc           managing our day-to-day        based upon a ratio of our
                         operations                     modified net income to the
                                                        amount raised in this offering
                                                        ranging from 0.1% to 0.25% of
                                                        the amount raised in this
                                                        offering -- a maximum of
                                                        $25,000 per year if the
                                                        minimum offering is sold; a
                                                        maximum of $500,000 per year
                                                        if the maximum offering is
                                                        sold. (4)

Apple Suites             Reimbursement for certain      Amount is indeterminate
 Advisors, Inc. and      costs and expenses
 Apple Suites Realty     incurred on our behalf, as
 Group, Inc.             described in Note (5)

                                   DISPOSITION PHASE

Apple Suites Realty      Real estate commission         Up to 2% of the gross sales
 Group, Inc.             for selling our properties     prices of the properties sold by
                                                        us. (6)

                                ALL PHASES
Apple Suites             Payment for certain      Amount is indeterminate
 Advisors, Inc. and      services and property
 Apple Suites Realty     provided to us (7)
 Group, Inc.

----------
(1) Apple Suites Advisors and Apple Suites Realty will receive different types of compensation for services rendered in connection with the acquisition and disposition of our properties, as well as the management of our day-to-day operations. As discussed under "Conflicts of Interest," the receipt of these fees could result in potential conflicts of interest for persons who participate in decision making on behalf of both our company and these other entities.


(2) Except as otherwise indicated in this table, the specific amounts of compensation or reimbursement payable to Apple Suites Advisors and Apple Suites Realty are not now known and generally will depend upon factors determinable only at the time of payment. Compensation payable to these entities may be shared or reallocated among them or their affiliates in their sole discretion as they may agree. However, compensation and reimbursements which would exceed specified limits or ceilings cannot be recovered by them or their affiliates through reclassification into a different category.


(3) Under a Property Acquisition/Disposition Agreement with us, Apple Suites Realty has agreed to serve as the real estate advisor in connection with both our purchases and sales of properties. In exchange for these services, Apple Suites Realty will be entitled to a fee from us of 2% of the gross purchase price of each property purchased by us not including amounts budgeted for repairs and improvements. If the person from whom we purchase or to whom we sell a property pays any fee to Apple Suites Realty that amount will decrease the amount of our obligation to Apple Suites Realty.


(4) Under an Advisory Agreement with Apple Suites Advisors we are obligated to pay an asset management fee which is a percentage of the gross offering proceeds which have been received from time to time from the sale of the common shares. The percentage used to calculate the asset management fee is based on the "return ratio." The return ratio is the ratio of our modified net income to the amount raised in this offering for the preceding calendar quarter. The per annum asset management fee is equal to the following with respect to each calendar quarter: 0.1% of the amount raised in this offering if the return ratio for the preceding calendar quarter is 6% or less; 0.15% of the amount raised in this offering if the return ratio for the preceding calendar quarter is more than 6% but not more than 8%; and 0.25% of the amount raised in this offering if the return ratio for the preceding calendar quarter is above 8%. Assuming the minimum offering of $10,000,000 is sold, the annual asset management fee would be between $10,000 and $25,000. Assuming the maximum offering of $200,000,000 is sold, the annual asset management fee would be between $200,000 and $500,000.


(5) Apple Suites Advisors and Apple Suites Realty will be reimbursed for certain direct costs incurred on our behalf of acquiring and operating our properties and of goods and materials used for or by us and obtained from entities that are not affiliated with Apple Suites Advisors. These costs and expenses include, but are not limited to, expenses relating to shareholder communications, costs of appraisals, non-refundable option payments on property not acquired, title insurance, and all other fees, costs and expenses directly attributable to the acquisition and ownership of our properties. Operating expenses reimbursable to Apple Suites Advisors and Apple Suites Realty are subject to the overall limitation on operating expenses discussed under "Apple Suites Advisors and Affiliates -- The
     Advisory Agreement," but the amount of reimbursement is not otherwise limited.


(6) Under the Property Acquisition/Disposition Agreement described in note (3), Apple Suites Realty also will be entitled to a fee from us in connection with our sale of each property equal to 2% of the gross sales price of the property if, and only if, the sales price exceeds the sum of (1) our cost basis in the property (consisting of the original purchase price plus any and all capitalized costs and expenditures connected with the property) plus (2) 10% of the cost basis. For purposes of this calculation, our cost basis will not be reduced by depreciation.


(7) Apple Suites Advisors and Apple Suites Realty may provide other services or property to us, and will be entitled under certain conditions to compensation or payment for those services or property. Those conditions, which are summarized under "Conflicts of Interest -- Transactions with Affiliates and Related Parties," include the requirement that each transaction be approved by the affirmative vote of a majority of the independent directors. Currently, there are no arrangements or proposed arrangements between us, on the one hand, and these two entities, on the other hand, for the provision of other services or property to us or the payment of compensation or reimbursement. If any other arrangements arise in the future, the terms of the arrangements, including the compensation or reimbursement payable, will be subject to the restrictions in our bylaws. The compensation, reimbursement or payment could take the form of cash or property, including common shares.



                            CONFLICTS OF INTERESTS


GENERAL

     We may be subject to various conflicts of interest arising from our relationship with Apple Suites Advisors, Apple Suites Realty and Glade M. Knight, our chairman of the board. Mr. Knight is the sole shareholder of Apple Suites Advisors and Apple Suites Realty.

     Apple Suites Advisors and Apple Suites Realty and Mr. Knight are not restricted from engaging for their own account in business activities of the type conducted by us. Occasions may arise when our interests conflict with those of one or more of Mr. Knight, Apple Suites Advisors and Apple Suites Realty. Apple Suites Advisors, Apple Suites Realty and Mr. Knight are accountable to us and our shareholders as fiduciaries, and consequently must exercise good faith and integrity in handling our affairs.

     Apple   Suites   Advisors  and  Apple  Suites  Realty  will  assist  us  in
acquisition,   organization,   servicing,   management   and   disposition   of
investments. At this time, Apple Suites Advisors and Apple Suites Realty do not provide services exclusively to us, but perform similar services for Apple
Suites, Inc., a Virginia corporation and real estate investment trust. Apple Suites Advisors and Apple Suites Realty may perform similar services to other parties, both affiliated and unaffiliated, in the future.


CONFLICTS WITH RESPECT TO FEES PAID BY US TO APPLE SUITES ADVISORS AND APPLE SUITES REALTY

     The receipt of various fees from us by Apple Suites Advisors and Apple Suites Realty may result in potential conflicts of interest for persons, particularly Mr. Knight who participate in decision making on behalf of both us and these other entities.

     CONFLICTS WITH RESPECT TO COMMISSIONS. For example, because Apple Suites Realty will receive a 2% commission upon each purchase by us of a property, and a commission of 2% upon each sale by us of a property. Therefore, its compensation will increase in proportion to the number of properties purchased and sold by us and the properties' purchase and sale prices. Apple Suites Realty has an incentive to see that multiple properties are purchased and sold by us.

     CONFLICTS WITH RESPECT TO ASSET MANAGEMENT FEES. Apple Suites Advisors asset management fee is a percentage of total proceeds received from time to time by us from the sales of our common shares. Accordingly, it has an incentive to see that sales of common shares are closed as quickly as possible by us.

     Apple Suites Advisors and Apple Suites Realty do not intend to take any action or make any decision on our behalf which is based, wholly or in part, upon a consideration of the compensation payable to them as a consequence of the action or decision. In addition, the presence on our board of directors of independent directors is intended to ameliorate the potential impact of conflicts of interest for persons such as Mr. Knight who participate in decision making on behalf of both us and Apple Suites Advisors or Apple Suites Realty.


POLICIES TO ADDRESS CONFLICTS

     The board of directors, Apple Suites Advisors and Apple Suites Realty will also be subject to the various conflicts of interest described below. Policies and procedures will be implemented to ameliorate the effect of potential conflicts of interest. By way of illustration, the bylaws place limitations on the terms of contracts between us and Apple Suites Advisors or Apple Suites Realty designed to ensure that these contracts are not less favorable to us than would be available from an unaffiliated party. However, some potential conflicts of interest are not easily susceptible to resolution.

     Prospective shareholders are entitled to rely on the general fiduciary duties of the directors, Apple Suites Advisors and Apple Suites Realty as well as the specific policies and procedures designed to ameliorate potential conflicts of interest. Apple Suites Advisors and Apple Suites Realty believe that general legal principles dealing with fiduciary and similar duties of corporate officers and directors, combined with specific contractual provisions in the agreements between us, on the one hand, and Apple Suites Advisors and Apple Suites Realty on the other hand, will provide substantial protection for the interests of the shareholders. We do not believe that the potential conflicts of interests described above will have a material adverse effect upon our ability to realize our investment objectives.


TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

     At the time of initial closing, the board of directors will consist of five members, all of whom, other than Mr. Knight, will be independent directors. Our bylaws define an independent director as a director who is not affiliated, directly or indirectly, with Apple Suites Advisors and Apple Suites Realty or an affiliate of any of these entities. An affiliate of a company generally means a person who controls the company, who owns 10% or more of the voting stock of the company, or who is an officer or director of the company. Generally, our independent directors may perform no other services for us, except as directors. However, any director who performs legal services for us or Apple Suites Advisors, Apple Suites Realty or an affiliate will qualify as an independent director. At all times on and after initial closing, a majority of the board of directors must be independent directors. Under our bylaws, any transaction between us, on the one hand, and Apple Suites Advisors or Apple Suites Realty on the other hand is permitted only if the transaction has been approved by a majority of all of the independent directors. However, the previous sentence does not apply to the entering into, and the initial term under, the Advisory Agreement and the Property Acquisition/Disposition Agreement, each of which is described in this prospectus. In addition, under the bylaws, transactions between us and Apple Suites Advisors or Apple Suites Realty must be in all respects fair and reasonable to our shareholders. If any proposed transaction involves the purchase of property, the purchase must be on terms not less favorable to us than those prevailing for arm's-length transactions concerning comparable property, and at a price to us no greater than the cost of the asset to the seller unless a majority of the independent directors determines that substantial justification for the excess exists. Examples of substantial justification might include, without limitation, an extended holding period or capital improvements by the seller which would support a higher purchase price.

     Apple Suites Advisors and Apple Suites Realty will receive compensation from us for providing many different services. The fees payable and expenses reimbursable are subject to the general limitation on operation expenses. The board of directors will have oversight responsibility with respect to our relationships with Apple Suites Advisors or Apple Suites Realty and will attempt to ensure that they are structured to be no less favorable to us than our relationships with unrelated persons or entities and are consistent with our objectives and policies.


COMPETITION BETWEEN US AND MR. KNIGHT

     Mr. Knight or other companies organized by him, may form additional REITs, limited partnerships and other entities to engage in activities similar to ours. Mr. Knight has no present intention of organizing any additional REITs. However, until the time as more than 95% of the proceeds of this offering are invested, Mr. Knight, Apple Suites Advisors and Apple Suites Realty shall present to us any suitable investment opportunity before offering it to any other affiliated entity.

     The competing activities of Apple Suites Advisors, Apple Suites Realty and Mr. Knight may involve conflicts of interest. For example, Mr. Knight is interested in the continuing success of previously formed ventures because he has fiduciary responsibilities to investors in those ventures, he may be personally liable on obligations of those ventures and he has equity and incentive interests in those ventures. Conflicts of interest would also exist if properties acquired by us compete with properties owned or managed by Mr. Knight or affiliates of Apple Suites Advisors and Apple Suites Realty. Conflicts of interest may also arise in the future if we sell, finance or refinance properties at the same time as ventures developed by Mr. Knight or affiliates of Apple Suites Advisors and Apple Suites Realty.


COMPETITION FOR MANAGEMENT SERVICES

     Mr. Knight is and in the future will be an officer or director of one or more entities, which engage in the brokerage, sale, operation, or management of real estate. Accordingly, Mr. Knight may have conflicts of interest in allocating management time and services between us and other entities.

                      INVESTMENT OBJECTIVES AND POLICIES

     The following is a discussion of our current policies with respect to investments, financing and other activities. These policies have been established by our management. These policies may be amended or waived from time to time at the discretion of our board of directors without a vote of our shareholders. No assurance can be given that our investment objectives will be attained.

INVESTMENTS IN REAL ESTATE OR INTERESTS IN REAL ESTATE.

Our primary business objective is to maximize shareholder value by achieving long-term growth in cash distributions to our shareholders. We intend to pursue this objective by acquiring upper-end, extended-stay hotel properties for long-term ownership. We intend to acquire fee ownership of our hotel properties. We seek to maximize current and long-term net income and the value of our assets. Our policy is to acquire assets where we believe opportunities exist for acceptable investment returns.

     We expect to pursue our objectives primarily through the direct ownership of upper-end, extended-stay hotel properties located in selected metropolitan areas. However, future investment activities will not be limited to any geographic area or product type or to a specified percentage of our assets.

     Although we are not currently doing so, we may also participate with other entities in property ownership, through joint ventures or other types of common ownership. Equity investments may be subject to existing mortgage financing and other indebtedness which have priority over our equity interests.

     We reserve the right to dispose of any property if we determine the disposition of a property is in our best interests and the best interests of our shareholders.

BORROWING POLICIES

     We intend to purchase our properties on an "all-cash" basis or initially use limited interim borrowings in order to purchase properties. We will endeavor to repay any interim borrowings with proceeds from the sale of common shares and thereafter to hold our properties on an unleveraged basis. However, for the purpose of flexibility in operations, we will have the right, subject to the approval of the board of directors, to borrow. To the extent that any interim borrowings are not paid with proceeds from the sale of common shares we will need to incur permanent debt secured by our properties.

     One purpose of borrowing could be to permit our acquisition of additional properties through the "leveraging" of shareholders' equity contributions. Alternatively, we might find it necessary to borrow to permit the payment of operating deficits at properties we already own. Furthermore, properties may be financed or refinanced if the board of directors deems it in the best interests of shareholders because, for example, indebtedness can be incurred on favorable terms and the incurring of indebtedness is expected to improve the shareholders' after-tax cash return on invested capital.

     Loans we obtain may be evidenced by promissory notes secured by mortgages on our properties. As a general policy, we would seek to obtain mortgages securing indebtedness which encumber only the particular property to which the indebtedness relates, but recourse on these loans may include all of our assets. If recourse on any loan incurred by us to acquire or refinance any particular property includes all of our assets, the equity in other properties could be reduced or eliminated through foreclosure on that loan.

     Subject to the approval of the board of directors, we may borrow from Apple Suites Advisors or Apple Suites Realty or establish a line of credit with a bank or other lender. Those entities are under no obligation to make any loans, however. After the initial closing of $10,000,000, any loans made by them must be approved by a majority of the independent directors as being fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated lenders and borrowers under the same circumstances.

     After the initial closing of $10,000,000, our bylaws will prohibit us from incurring debt if the debt would result in aggregate debt exceeding 100% of "Net Assets," defined generally to mean assets at cost, before subtracting liabilities, unless the excess borrowing is approved by a majority of the independent directors and disclosed to the shareholders as required by the bylaws. The bylaws also will prohibit us from allowing aggregate borrowings to exceed 50% of our "Adjusted Net Asset Value," defined generally to mean assets at fair market value, before subtracting liabilities, subject to the same exception described in the previous sentence. In addition, the bylaws will provide that the aggregate borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors. Subject to the limitations on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust which may be placed against any particular property.

     Assuming the independent directors approve, we may initially borrow in excess of the debt limitations described in the previous paragraph in order to acquire a portfolio of extended-stay hotel properties. If attainable, the acquisition of a portfolio of properties early in our existence would, in the opinion of our management, provide us with greater ability to acquire extended-stay hotel properties in the future as proceeds from the sale of common shares are received and provide us with economies of scale from the outset. We would endeavor to use only interim borrowing for these acquisitions in order to maintain our long-term policy of purchasing our properties on an all cash basis. We would repay any interim borrowings with proceeds from the sale of common shares.


RESERVES


     A portion of the proceeds of this offering will be reserved to meet working capital needs and contingencies associated with our operations. We will initially allocate to our working capital reserve not less than 0.5% of the proceeds of the offering. As long as we own any properties, we will retain as working capital reserves an amount equal to at least 0.5% of the proceeds of the offering, subject to review and re-evaluation by the board of directors. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties.

SALE POLICIES

     We are under no obligation to sell our investment properties, and currently anticipate that we will hold our investment properties for an indefinite length of time. However, a sale of one or more properties may occur at any time if Apple Suites Advisors deems it advisable for us based upon current economic considerations, and the board of directors concurs with the decision. In deciding whether to sell a property, Apple Suites Advisors will also take into consideration factors such as: the amount of appreciation in value, if any, to be realized; federal, state and local tax consequences; the possible risks of continued ownership; and the anticipated advantages to be gained for the shareholders from sale of a property versus continuing to hold property.

     Currently, we expect that within approximately three to five years from the initial closing, we will either:

       (1) cause the common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System or

       (2) with shareholder approval, dispose of all of our properties in a manner which will permit distributions to our shareholders of cash.

     The taking of either type of action would be conditioned on the board of directors determining the action to be prudent and in the best interests of the shareholders, and would be intended to provide shareholders with liquidity either by initiating the development of a market for the common shares or by disposing of properties and distributing to shareholders cash. Virginia law and our articles of incorporation state that a majority of the common shares then outstanding and entitled to vote is required to approve the sale of all or substantially all our assets. However, we are under no obligation to take any of these actions, and these actions, if taken, might be taken after the five-year period.


CHANGES IN OBJECTIVES AND POLICIES

     Subject to the limitations in the articles of incorporation, the bylaws and the Virginia Stock Corporation Act, the powers of our company will be exercised by or under the authority of, and the business and affairs of our company will be controlled by, the board of directors. The board of directors also has the right and power to establish policies concerning investments and the right, power and obligation to monitor the procedures, investment operations and performance of our company.

     In general, the articles of incorporation and the bylaws can be amended only with the affirmative vote of a majority of the outstanding common shares, except that the bylaws may be amended by the board of directors if necessary to comply with the real estate investment trust provisions of the Internal Revenue Code or with other applicable laws, regulations or requirements of any state securities regulator. The bylaws can also be amended by the board of directors to:

     o correct any ambiguity in the bylaws or resolve inconsistencies between the bylaws and the Articles;

     o make changes that are not materially adverse to the rights of shareholders; or

     o allow us to take any action or fulfill any obligation which we are legally obligated or permitted to take.

     Within the express restrictions and prohibitions of the bylaws, the articles of incorporation and applicable law, however, the board of directors has significant discretion to modify our investment objectives and policies, as stated in this prospectus. We have no present intention to modify any of our investment objectives and policies, and it is anticipated that any modification would occur only if business and economic factors affecting us made our stated investment objectives and policies unworkable or imprudent. By way of illustration only, the board of directors could elect to acquire residential apartment communities, or to acquire one or more commercial properties in addition to extended-stay hotel properties.

     Thus, while this prospectus accurately and fully discloses our current investment objectives and policies, prospective shareholders must be aware that the board of directors, acting consistently with our organizational documents, applicable law and their fiduciary obligations, may elect to modify or expand our objectives and policies from time to time. Any action by the board of directors would be based upon the perceived best interests of our company and the shareholders.

                             DISTRIBUTIONS POLICY

     Distributions will be at the discretion of our board of directors and will depend upon factors including:

     --   the gross revenues we receive from our properties,

     --   our operating expenses,

     --   our interest expense incurred in borrowing, capital expenditures, and

     --   our need for cash reserves.

     While we intend to make quarterly distributions, there can be no assurance that we will be able to make distributions at any particular rate, or at all.

     In accordance with applicable real estate investment trust requirements, we will make distributions in compliance with the Internal Revenue Code.

     We   anticipate   distributions   will  exceed  net  income  determined  in
accordance with generally accepted accounting principles due to non-cash expenses, primarily depreciation and amortization.

                                    BUSINESS

GENERAL

     We are a Richmond, Virginia-based company. We plan to elect to be treated as a real estate investment trust for federal income tax purposes beginning with our taxable year ending December 31, 2001. We plan to purchase and own upper-end, extended-stay hotel properties located in selected metropolitan areas. However, we currently own no properties.


BUSINESS STRATEGIES

     Our primary business objective is to maximize shareholder value by maintaining long-term growth in cash distributions to our shareholders. To achieve this objective, we will focus on maximizing the internal growth of our portfolio by selecting properties that have strong cash flow growth potential. We intend to pursue this objective by acquiring upper-end, extended-stay hotel properties for long-term ownership by purchasing properties in fee simple. We will seek associations with distinctive brands in the upper-end, extended-stay hotel market. However, we do not anticipate affiliating ourselves with only one brand of franchise or license. Because we are prohibited under the federal tax laws pertaining to qualifying as a real estate investment trust from operating our extended stay hotel properties, we will lease each of our hotel properties to our wholly-owned, taxable REIT subsidiary, Apple Hospitality Management, or another lessee for their management. We anticipate that substantially all of our hotel properties will be leased to Apple Hospitality Management, a Virginia corporation that will qualify as a taxable REIT subsidiary.

     With  the  enactment  of  the  REIT  Modernization  Act, which is effective
January  1,  2001,  we  can  own  up  to  100%  of  the  stock of a taxable REIT subsidiary. The REIT Modernization Act permits us to lease the hotels that we own to Apple Hospitality Management, rather than requiring us to lease our hotels to a separate, unaffiliated entity. The hotels that we lease to Apple Hospitality Management will still have to be managed by an unaffiliated third party. Any net profit from the leases held by Apple Hospitality Management, after payment of any applicable corporate tax, will be available for distribution to us.


UPPER-END, EXTENDED-STAY HOTELS

     The upper-end, extended-stay hotel industry offers upscale, high-quality, residential-style lodging with a comprehensive package of guest services and amenities, for extended-stay business and leisure travelers. These properties are designed to meet the needs of the business and leisure traveler whose stay is typically more than one or two nights. The upper-end, extended-stay hotels are designed for people working on field assignments, relocating to a new community, attending seminars and conventions, participating in corporate training programs, taking an extended vacation or attending a family event.

     It is anticipated that these properties will provide their guests with spacious residential-style quarters with separate living and sleeping areas large enough for work, study, entertaining or relaxation. Typically, the properties feature a fully equipped kitchen  and  worksite  with  telephone(s)  featuring data ports and voice mail.
Often the facility features an executive center with fax machine and photocopier in addition to an exercise center, swimming pool and other recreational facilities.


OTHER REAL ESTATE INVESTMENTS

     Although we anticipate that our focus will be on upper-end, extended-stay hotel properties our bylaws and articles of incorporation do not preclude us from acquiring other residential properties. Although we currently own no properties we may acquire other real estate assets including, but not limited to, multi-family residential properties and other income producing properties in addition to extended-stay hotel properties. The purchase of any property will be based upon our perceived best interests and those of our shareholders. Regardless of the mix of properties we may own, our primary business objective is to maximize shareholder value by acquiring properties that have strong cash flow growth potential.


LEGAL PROCEEDINGS

     We are not presently subject to any material litigation. To our knowledge, there is no material litigation threatened against us. We may become subject in the future to litigation, including routine litigation arising in the ordinary course of business.


REGULATION

     GENERAL. Our properties may be subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. We intend to acquire the necessary permits and approvals under present laws, ordinances and regulations to operate our business.

     AMERICANS WITH DISABILITIES ACT. Our properties will need to comply with Title III of the Americans with Disabilities Act of 1990 (the "ADA") to the extent they are "public accommodations" and/or "commercial facilities" under the ADA. Compliance with ADA requirements could require removal of structural barriers to handicapped access in public areas of the properties where removal is readily achievable.


ENVIRONMENTAL MATTERS

     Under federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and remediate hazardous or toxic substances or petroleum product releases at a property. In addition, the owner or operator may be held liable to a government entity or third party for property damage and investigation and remediation costs incurred by parties in connection with the contamination. These laws typically impose cleanup responsibility and liability without regard to whether the owner or operator knew of, or caused the presence of, the contaminants. The costs of investigation, remediation or removal of substances may be substantial, and the presence of these substances, or the failure to properly remediate these substances, may adversely affect the owner's ability to sell or rent the real estate or to borrow using the real estate as collateral.

     In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs incurred in connection with the contamination. Individuals who arrange for the disposal or treatment of hazardous or toxic substances may be held liable for the costs of investigation, remediation or removal of hazardous or toxic substances at or from the disposal or treatment facility regardless of whether the facility is owned or operated by the person. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site.

     Federal, state and local laws, ordinances and regulations also govern the removal, encapsulation or disturbance of asbestos-containing materials ("ACMs") when the materials are in poor condition or in the event of the remodeling, renovation or demolition of a building. These laws may impose liability for the release of ACMs and may provide for third parties to seek recovery from owners or operators of real estate for personal injury associated with ACMs. In connection with the ownership and operation of its properties, we may be potentially liable for costs in connection with ACMs or other hazardous or toxic substances.

     Prior to acquisition, all of our properties will have been the subject of environmental assessments, which are intended to reveal information regarding, and to evaluate the environmental condition of, the surveyed properties and surrounding properties. These assessments will generally include:

     --   a historical review,

     --   a public records review,

     --   a  preliminary   site   investigation  of  the  site  and  surrounding
          properties,

     --   examining for the presence of asbestos,

     --   examining for equipment containing polychlorinated biphenyls,

     --   examining for underground storage tanks, and

     --   the preparation of a written report.

     These assessments generally will not include soil sampling or subsurface investigations.

     Nevertheless, it is possible that these assessments will not reveal all environmental liabilities or that there are unknown material environmental liabilities. Moreover, we cannot guarantee that

     -- future laws, ordinances or regulations will not require any material expenditures by or impose any material liabilities in connection with environmental conditions by or on us or our properties,

     -- the environmental condition of a property we purchase will not be adversely affected by residents and occupants of the property, by the condition of properties in the vicinity, such as the presence of underground storage tanks, or by unrelated third parties, or

     -- prior owners of any property we purchase will not have created unknown environmental problems.

     We will endeavor to ensure our properties will be in compliance in all material respects with all Federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances or petroleum products.


INSURANCE

     We will carry comprehensive liability, fire, extended coverage and rental loss insurance with respect to any property we acquire, with policy specifications, insured limits and deductibles customarily carried for similar properties. There are, however, certain types of losses, such as losses arising from earthquakes or wars, that are not generally insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, we could lose our capital invested in the affected property, as well as the anticipated future revenues from the property and would continue to be obligated on any mortgage indebtedness or other obligations related to the property. We could be adversely affected by any such loss.


AVAILABLE INFORMATION

     We have filed a registration statement, of which this prospectus is a part, on Form S-11 with the Securities and Exchange Commission (the "Commission") relating to this offering of common shares. This prospectus does not contain all of the information in the registration statement and the exhibits and financial statements included with the registration statement. If we describe the contents of any contract or other document in this prospectus, the description may not necessarily be a complete description. You should refer to the copy of the document filed as an exhibit to the registration statement or incorporated by reference for a complete description.

     You can obtain copies of the registration statement and the exhibits for a fee from the Commission at its principal office in Washington, D.C.

     We will also file periodic reports, proxy statements and other information with the Commission. You can review and copy these documents at the offices of the Commission in Washington, D.C. and at the Commission's regional offices in Chicago, Illinois and New York, New York. The Commission also maintains an Internet web site that contains these documents and other information regarding registrants that file electronically. The Internet address of the Commission's web site is: http://www.sec.gov.

     We will furnish our shareholders with annual reports containing financial statements audited by our independent auditors.

                                  MANAGEMENT

     We are managed by our board of directors, elected by our shareholders. The directors are responsible for appointing our executive officers and for determining our strategic direction. The executive officers serve at the discretion of the board and are chosen annually by the board at its first meeting following the annual meeting of shareholders. Currently, Glade M. Knight is our sole director and executive officer. The following table sets forth the names and ages of Mr. Knight and those additional persons who will be elected as directors at the time of initial closing of the minimum 1,111,111 common shares. All of the directors set forth in the following table, other than Mr. Knight, will be independent directors.

            NAME                AGE                  POSITION
----------------------------   -----   -----------------------------------
Glade M. Knight ............    56     Chairman, Chief Executive Officer,
                                       President and Secretary
Lisa B. Kern ...............    40     Director*
Bruce H. Matson ............    43     Director*
Michael S. Waters ..........    45     Director*
Robert M. Wily .............    51     Director*

----------
* To be elected at initial closing.

     GLADE M. KNIGHT. Mr. Knight is our chairman of the board, chief executive officer and President. He is also the chief executive officer and sole shareholder of Apple Suites Advisors and Apple Suites Realty.

     Mr. Knight founded and serves as chairman of the board and president of Apple Suites, Inc. and Cornerstone Realty Income Trust, Inc., which are real estate investment trusts. Cornerstone Realty Income Trust, Inc., a publicly traded company, which began operations in 1993, acquires, owns and operates apartment complexes in the mid-Atlantic and southeastern regions of the United States. Apple Suites, Inc., which began operations in 1999, acquires, owns and operates extended-stay hotels in selected metropolitan areas.

     Mr. Knight is chairman of the board of trustees of Southern Virginia College in Buena Vista, Virginia. Mr. Knight is also a member of the advisory board to the Graduate School of Real Estate and Urban Land Development at Virginia Commonwealth University. He has served on a National Advisory Council for Brigham Young University and is a founding member of and active lecturer for the university's Entrepreneurial Department of the Graduate School of Business Management.

     LISA B. KERN. Ms. Kern is a portfolio manager and vice president of Davenport & Co., LLC, an investment banking firm, in Richmond, Virginia. Previously, Ms. Kern was a Vice president with Crestar Bank's Trust and Investment Management Group from 1989 to 1996. Ms. Kern is also a director of Apple Suites, Inc.

     BRUCE H. MATSON. Mr. Matson is a vice president and director of the law firm of LeClair Ryan, a Professional Corporation, in Richmond, Virginia. He has been with LeClair Ryan since 1994. Mr. Matson has practiced law since 1983. He is also a director of Apple Suites, Inc.

     MICHAEL S. WATERS. Mr. Waters is president and co-founder of Partnership Marketing, Inc. From 1995 through 1998, Mr. Waters served as a vice president and general manager of GT Foods, a division of GoodTimes Home Video. From 1987 to 1995, he served as a vice president and general manager for two U.S. subsidiaries (Instant Products of America and Chocolate Products) of George Weston Ltd. (Canada), a fully-integrated food retailer and manufacturer. He is also a director of Apple Suites, Inc.

     ROBERT M. WILY. Mr. Wily is the Director of Client Services of the Center for Claims Resolution. Prior to that position he served as the Deputy Chief,
Article III Judges Division, of the Administrative Office of the U.S. Courts from 1999 to 2000. He has served as the Clerk of Court for both the United States Bankruptcy Court for the Eastern District of Virginia from 1986 to 1999 and the District of Utah from 1981 to 1986. Prior to those positions, Mr. Wily was in the private practice of law. He is also a director of Apple Suites, Inc.



CLASSIFICATION OF THE BOARD

     The board is divided into three classes. The terms of the first, second and third classes expire in 2001, 2002, and 2003, respectively. Directors of each class are elected for three year terms upon the expiration of the current class' term. The staggered terms for directors may affect our shareholders' ability to effect a change in control even if a change in control were in our shareholders' best interest. Mr. Knight's term expires in 2003.


COMMITTEES OF THE BOARD

     The   board   has   an  Executive  Committee,  an  Audit  Committee  and  a
Compensation Committee.

     The Executive Committee has all powers of the board except for those which require action by all directors under our Articles or Bylaws or under applicable law. The Executive Committee will consist of Messrs. Knight, Matson and Wily.

     The Audit Committee's function is to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of our internal accounting controls. The Audit Committee will consist of Ms. Kern and Mr. Waters.


     The Compensation Committee will administer our stock incentive plans. The Compensation Committee will consist of Messrs. Matson and Wily.

DIRECTOR COMPENSATION

     We will pay to each director who is not an affiliate of Apple Suites Advisors an annual fee of $5,000 plus $500 for each meeting of the full board of directors attended by each director in person ($100 if any are attended by telephonic means). There will be no additional compensation for serving on a committee or attending a committee meeting. We will, however, reimburse all directors for their travel and other out-of-pocket expenses incurred in connection with attending any meeting of the board of directors or any committee, and for carrying on the business of our company, including reimbursement for expenses for any on-site review of properties presented for acquisition or of new markets. Directors who are affiliates of Apple Suites Advisors receive no compensation from us for their service as directors. These directors, however, are remunerated indirectly by their relationship to Apple Suites Advisors and its affiliated companies and are reimbursed by us for their expenses in attending meetings of the board of directors or a committee and in carrying on our business.


INDEMNIFICATION AND INSURANCE

     We intend to obtain, and pay the cost of, directors' and officers' liability insurance coverage which insures (1) the directors and officers from any claim arising out of an alleged wrongful act by the directors and officers in their respective capacities as directors and officers of our company, and
(2) us to the extent that we have indemnified the directors and officers for loss.


OFFICER COMPENSATION

     Our officers are not paid salaries by us. Mr. Knight is currently our sole executive officer. In addition, he is the sole shareholder of Apple Suites Advisors and Apple Suites Realty which are entitled to fees for services rendered by them to us. Mr. Knight will not receive any compensation from Apple Suites Advisors and Apple Suites Realty but will receive dividend income due to his ownership of those entities. See "Compensation" for a description of the fees payable to Apple Suites Advisors and Apple Suites Realty.


STOCK INCENTIVE PLANS

     We plan to adopt two stock incentive plans, which are described below. For purposes of the description below, the term "Offering" means the Initial Offering plus all additional offerings and sales of common shares which may occur during the five-year period beginning February 15, 2001 and ending February 14, 2006. The term "Initial Offering" means the offering of common shares made pursuant to this prospectus.

     The aggregate number of common shares reserved for issuance under the two stock incentive plans is (1) 80,000 shares, plus (2) 6.425% of the number of shares sold in the Initial Offering in excess of the minimum offering, plus (3) 6.2% of the number of shares sold in the Offering above the Initial Offering. For each common share issued under the two stock incentive plans a share of Series A preferred share will also be issued.

THE INCENTIVE PLAN

     Under one plan (the "Incentive Plan"), incentive awards may be granted to employees (including officers and directors who are employees) of us, or of Apple Suites Advisors or Apple Suites Realty (the latter two companies being sometimes referred to herein as "Apple Hospitality Companies"). Of the directors, initially Mr. Knight will be a participant in the Incentive Plan. Incentive awards may be in the form of stock options or restricted stock. Under the Incentive Plan, the number of Shares reserved for issuance is equal to an aggregate of (1) 35,000 common shares, plus (2) 4.625% of the number of Shares sold in the Initial Offering in excess of the minimum offering, plus (3) 4.4% of the number of the shares sold in the Offering above the Initial Offering. If an option is canceled, terminates or lapses unexercised, any unissued common shares allocable to the option may be subjected again to an incentive award. The purpose of the Incentive Plan is to attract and retain the services of experienced and qualified employees who are acting on behalf of us, either directly or through the Apple Hospitality Companies, in a way that enhances the identification of the employees' interests with those of the shareholders.

     The Incentive Plan will be administered by a Compensation Committee of the board of directors (the "Committee"). Notwithstanding anything to the contrary in this prospectus, the Committee must have a minimum of two members who are not eligible to participate in the Incentive Plan or any similar plan other than the Directors' Plan (described below).

     Subject to the provisions of the Incentive Plan, the Committee has authority to determine (1) when to grant incentive awards, (2) which eligible employees will receive incentive awards, and (3) whether the award will be an option or restricted stock, and the number of common shares to be allocated to each incentive award. The Committee may impose conditions on the exercise of options and upon the transfer of restricted stock received under the Plan, and may impose other restrictions and requirements as it may deem appropriate.


     Stock Options

     An option granted under the Incentive Plan will not be transferable by the option holder except by will or under the intestacy laws, and will be exercisable only at the times specified by the Committee. During the lifetime of the option holder the option may be exercised only while the option holder is in our employ or in the employ of one of the Apple Hospitality Companies, or within 60 days after termination of employment. In the event the termination is due to death or disability, the option will be exercisable for a 180-day period thereafter.

     The exercise price of the options will be not less than 100% of the fair market value of the common shares as of the date of grant of the option. Unless the common shares are listed, the fair market value will be determined by the Committee using any reasonable method in good faith.

     The Committee has discretion to take action as it deems appropriate with respect to outstanding options in the event of a sale of substantially all of our stock or assets, a merger of the Apple Hospitality Companies in which an option holder is employed, or the occurrence of similar events. Adjustments will be made in the terms of options and the number of common shares which may be issued under the Incentive Plan in the event of a future stock dividend, stock split or similar pro rata change in the number of outstanding shares or the future creation or issuance to shareholders generally of rights, options or warrants for the purchase of common shares.

     Options granted under the Incentive Plan are non-qualified stock options. Non-qualified stock options are options that are not intended to qualify for favorable incentive stock option tax treatment under the Internal Revenue Code.



     Restricted Stock

     Restricted stock issued pursuant to the Incentive Plan is subject to the following general restrictions: (1) none of those shares may be sold, transferred, pledged, or otherwise encumbered or disposed of until the restrictions on those shares shall have lapsed or been removed under the provisions of the Incentive Plan, and (2) if a holder of restricted stock ceases to be employed by us or one of the Apple Hospitality Companies, he will forfeit any shares of restricted stock on which the restrictions have not lapsed or been otherwise removed.

     The Committee will establish as to each share of restricted stock issued under the Incentive Plan the terms and conditions upon which the restrictions on those shares shall lapse. The terms and conditions may include, without limitation, the lapsing of those restrictions at the end of a specified period of time, or as a result of the disability, death or retirement of the participant. In addition, the Committee may, at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any or all restrictions.


     Amendment of the Incentive Plan and Incentive Awards

     The board of directors may amend the Incentive Plan as it deems advisable; provided that our shareholders must approve any amendment that would (1) materially increase the benefits accruing to participants under the Incentive Plan, (2) materially increase the number of common shares that may be issued under the Incentive Plan, or (3) materially modify the requirements of eligibility for participation in the Incentive Plan. Incentive awards granted under the Incentive Plan may be amended with the consent of the recipient so long as the amended award is consistent with the terms of the Plan.


DIRECTORS' PLAN

     We also plan to adopt a stock option plan for members of our board of directors who are not our employees or employees of the Apple Hospitality
Companies (the "Directors' Plan"). Under the Directors' Plan, the number of shares reserved for issuance is equal to 45,000 shares plus 1.8% of the number of Shares sold in the Offering in excess of the minimum offering of 1,111,111 common shares.

     A director is eligible to receive an option under the Directors' Plan if the director is not otherwise our employee or an employee of any of the Apple Hospitality Companies or any subsidiary of ours and was not an employee of any of these entities for a period of at least one year before the date of grant of an option under the Plan. Four members of the board (all of the directors except Mr. Knight) are expected initially to qualify to receive options under the Directors' Plan.


     The Directors' Plan will be administered by the board of directors. Grants of stock options to eligible directors under the Plan will be automatic. However, the board of directors has powers vested in it by the terms of the Plan, including, without limitation, the authority to prescribe the form of the agreement embodying awards of stock options under the Plan, to construe the Plan, to determine all questions arising under the Plan, and to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the board of directors in the administration of the Directors' Plan will be final and conclusive. The board of directors may act only by a majority of its members in office, except members thereof may authorize any one or more of their number, or any officer, to execute and deliver documents on behalf of the board of directors.

     The Directors' Plan provides for the following automatic option awards:

          (1) As of the initial closing of the common shares, each eligible director will receive an option to purchase 5,500 shares plus 0.0125% of the number of shares in excess of the minimum offering sold by the initial closing.

          (2) As of each June 1 during the years 2001 through 2005 (inclusive), each eligible director shall automatically receive an option to purchase 0.02% of the number of common shares issued and outstanding on that date.

          (3) As of the election as a director of any new person who qualifies as an eligible director, the eligible director will automatically receive an option to purchase 5,000 Shares.

     The purpose of the Directors' Plan is to enhance the identification of the participating directors' interests with those of the shareholders.

     The exercise price for each option granted under the Directors' Plan will be 100% of the fair market value on the date of grant; no consideration will be paid to us for the granting of the option. Options granted under the Directors' Plan will have a term of 10 years and will be fully exercisable six months after the date of grant. If an optionee ceases to serve as a director prior to the expiration of the six-month period following the date of grant, the option will terminate on the date of termination of service as a director. If an optionee ceases to serve as a director after the expiration of the six-month period following the date of grant, the option will terminate three years after the date of termination of service, or on expiration of the option, whichever is earlier.

     Options granted under the Directors' Plan are non-transferable other than by will or the laws of descent and distribution upon the death of the optionee and, during the lifetime of the optionee, are exercisable only by him. Payment upon exercise of an option under the Directors' Plan may be made in cash or with our common shares of equivalent value.

     The board of directors may suspend or discontinue the Directors' Plan or revise or amend the Plan in any respect; provided, however, that without approval of the shareholders no revision or amendment may increase the number of common shares subject to the Plan or materially increase the benefits accruing under the Plan. In addition, the Directors' Plan may not be amended more than once every six months other than to comply with changes in the Internal Revenue Code or ERISA.


STOCK OPTION GRANTS

     As of the date of this prospectus, there have been no grants under the Incentive Plan or the Directors' Plan.

                         APPLE SUITES ADVISORS, INC.,
                APPLE SUITES REALTY GROUP, INC. AND AFFILIATES


GENERAL

     On or before the initial closing of the minimum offering of $10,000,000, we will enter into an advisory agreement with Apple Suites Advisors, who will, among other things, seek to obtain, investigate, evaluate and recommend property investment opportunities for us, serve as property investment advisor and consultant in connection with investment policy decisions made by the board of directors and, subject to its direction, supervise our day-to-day operations. Apple Suites Advisors is a Virginia corporation all of the common shares of which are owned by Glade M. Knight. Glade M. Knight is the sole director of Apple Suites Advisors and also its sole officer.

     The term "affiliate" as used in this document refers generally to a person or entity which is related to another specific person or entity through common control, through significant (10% or more) equity ownership, or by serving as an officer or director with the specified entity. Affiliates of Apple Suites Advisors include Apple Suites Realty and Glade M. Knight.


THE ADVISORY AGREEMENT

     The advisory agreement will have a five-year term and will be renewable for additional two-year terms thereafter by the board of directors. The advisory agreement provides that it may be terminated at any time by a majority of the independent directors or Apple Suites Advisors upon 60 days' written notice. Under the advisory agreement, Apple Suites Advisors undertakes to use its best efforts (1) to supervise and arrange for the day-to-day management of our operations and (2) to assist us in maintaining a continuing and suitable property investment program consistent with our investment policies and objectives. Under the advisory agreement, generally, Apple Suites Advisors is not required to, and will not, advise us on investments in securities, i.e., the temporary investment of offering proceeds pending investment of those proceeds in real property. It is expected that we will generally make our own decisions with respect to temporary investments.

     Pursuant to the advisory agreement, Apple Suites Advisors will be entitled to an annual asset management fee. The asset management fee is payable quarterly in arrears. The amount of the asset management fee is a percentage of the amount raised in this offering. The applicable percentage used to calculate the asset management fee is based on the ratio of our modified net income to the amount raised in this offering for the preceding calendar quarter. This ratio is referred to as the "return ratio." The per annum asset management fee is initially equal to the following with respect to each calendar quarter:

     o 0.1% if the return ratio for the preceding calendar quarter is 6% or less;

     o 0.15% if the return ratio for the preceding calendar quarter is more than 6% but not more than 8%; and

     o    0.25% if the return ratio for the preceding  calendar quarter is above
          8%.

     Our modified net income is defined as net income excluding gains or losses from debt restructuring and sales of property, plus depreciation of real property, after adjustments for significant non-recurring items and unconsolidated partnerships and joint ventures, if any.

     We believe that modified net income is an appropriate measure to use in determining the fees to be paid to Apple Suites Advisors. Modified net income does not represent cash flow from operating, investing or financing activities in accordance with GAAP and is not indicative of cash available to fund all of our cash needs. Modified net income should not be considered as an alternative to net income or any other GAAP measure as an indicator of performance and should not be considered as an alternative to cash flow as a measure of liquidity or the ability to service debt or to pay dividends.

     The bylaws require our independent directors to monitor Apple Suites Advisors' performance under the advisory agreement and to determine at least annually that the amount of compensation we pay to Apple Suites Advisors is reasonable, based on factors as they deem appropriate, including:

     o the amount of the asset management fee in relation to the size, composition and profitability of our investments;

     o the success of Apple Suites Advisors in selecting opportunities that meet our

     o    investment objectives;

     o the rates charged by other investment advisors performing comparable services;

     o the amount of additional revenues realized by it for other services performed for us;

     o    the quality and extent of service and advice furnished by it;

     o    the performance of our investments; and

     o the quality of our investments in relation to any investments generated by it for its own account.

     Our bylaws generally prohibit our operating expenses from exceeding in any year the greater of 2% of our total "Average Invested Assets" or 25% of our "Company Net Income" for the year. Operating expense means, generally, all operating, general and administrative expenses, but excluding depreciation and similar non-cash items and expenses of raising capital, interest, taxes and costs related to asset acquisition, operation and disposition. Average Invested Assets means, generally, the monthly average of the aggregate book value of assets invested in real estate, before deducting depreciation. Company Net Income means, generally, the revenues for any period, less expenses other than depreciation or similar non-cash items.

     Unless the independent directors conclude that a higher level of expenses is justified based upon unusual and nonrecurring factors which they deem sufficient, Apple Suites Advisors must reimburse us for the amount of any excess operating expenses. It must make reimbursement within 120 days from the end of our fiscal year. Apple Suites Advisors will be entitled to be repaid reimbursements in succeeding fiscal years to the extent actual operating expenses are less than the permitted levels. In determining that unusual and nonrecurring factors are present, the independent directors will be entitled to consider all relevant factors pertaining to our business and operations, and will be required to explain their conclusion in written disclosure to the shareholders. Apple Suites Advisors generally would expect to pay any required reimbursement out of compensation received from us in the current or prior years. However, there can be no assurance that it would have the financial ability to fulfill its reimbursement obligations.

     Our bylaws further prohibit the total organizational and offering expenses, including selling commissions from exceeding 15% of the amount raised in this offering. Furthermore, the total of all acquisition fees and acquisition expenses paid by us in connection with the purchase of a property by us shall be reasonable and shall in no event exceed an amount equal to 6% of the contract price for the property, unless a majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transaction approves the transaction as being commercially competitive, fair and reasonable to us. For purposes of this limitation, the "contract price for the property" means the amount actually paid or allocated to the purchase, development, construction or improvement of the property, exclusive of acquisition fees and acquisition expenses. Any organizational and offering expenses or acquisition fees and acquisition expenses incurred by us in excess of the permitted limits shall be payable by Apple Suites Advisors immediately upon our demand.

     This discussion is only a summary of the Advisory Agreement. A copy of the form of agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Please refer to the agreement for a complete statement of its provisions.


APPLE SUITES REALTY GROUP, INC.

     Apple Suites Realty is engaged in the business of management of real property and the solution of financial and marketing problems related to investments in real property. Glade M. Knight is the sole shareholder and director of Apple Suites Realty as well as its sole officer.

     We will enter into a Property Acquisition/Disposition Agreement with Apple Suites Realty under which Apple Suites Realty has agreed to act as a real estate broker in connection with our purchases and sales of properties. Under the agreement, Apple Suites Realty is entitled to a real estate commission equal to 2% of the gross purchase prices of our properties, payable by us in connection with each purchase; provided that during the course of this offering, the total real estate commission payable to Apple Suites Realty cannot exceed $3,600,000. Under the agreement, Apple Suites Realty is also entitled to a real estate commission equal to 2% of the gross sales prices of our properties, payable by us in connection with each property sale if, but only if, any property is sold and the sales price exceeds the sum of (1) our cost basis in the property plus (2) 10% of the cost basis. The cost basis is the original purchase price plus any and all capitalized costs and expenditures connected with the property. For purposes of this calculation, our cost basis will not be reduced by depreciation. If the sales price of a particular property does not equal the required amount, no real estate commission is payable, but Apple Suites Realty is still entitled to payment from us of certain of its costs incurred on our behalf in marketing the property. If the person from whom we purchase or to whom we sell a property pays any fee to Apple Suites Realty that amount will decrease the amount of our obligation to Apple Suites Realty. The agreement will have an initial term of five years and will renew automatically for successive terms of five years unless either party to the agreement elects not to renew by notice sent to the other party within 60 days before the end of any term.

     This discussion is only a summary of the Property Acquisition/Disposition Agreement. A copy of the form of Property Acquisition/Disposition Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Please refer to the agreement for a complete description of its provisions.

     Subject to the conditions applicable generally to transactions between us and affiliates of Apple Suites Advisors, Apple Suites Realty or an affiliate may render services to us in connection with our financings or refinancings, and would be entitled to compensation for those services. As of the date of this prospectus, there are no specific agreements for any of these services.

PRIOR PERFORMANCE OF PROGRAMS SPONSORED BY GLADE M. KNIGHT

     The following paragraphs contain information on prior programs sponsored by Glade M. Knight to invest in real estate. This discussion is a narrative summary of Mr. Knight's experience with all other programs sponsored by him, both public and nonpublic, that have invested in real estate regardless of the investment objectives of the program. The information set forth is current as of December 31, 1999, except where a different date is specified. This information should not be considered to be indicative of our capitalization or operations. Purchasers of our common shares will not have any interest in the entities referred to in this section or in any of the properties owned by those entities.

PRIOR REITS - CORNERSTONE AND APPLE RESIDENTIAL

     Mr. Knight was responsible for the organization of Cornerstone Realty Income Trust, Inc. ("Cornerstone"), a real estate investment trust organized to acquire, own and operate apartment complexes in the mid-Atlantic and southeastern regions of the country. Mr. Knight is the chairman, chief executive officer and president of Cornerstone. Between December 1992 and October 1996, Cornerstone sold approximately $300 million in common shares in a continuous best-efforts offering to approximately 12,000 investors. Since that initial offering, Cornerstone has completed additional firm-commitment offerings. Cornerstone currently has approximately 20,000 investors and its common shares are traded on the New York Stock Exchange under the symbol "TCR." The net proceeds of the Cornerstone best-efforts public offering and subsequent offerings were used to acquire apartment communities in Virginia, North and South Carolina, and Georgia. Cornerstone currently owns 58 apartment communities. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Cornerstone with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K.


     In addition, Mr. Knight was responsible for the organization of Apple Residential Income Trust, Inc. ("Apple Residential"), a real estate investment trust organized to acquire, own and operate apartment complexes in the southwestern region of the country. Mr. Knight is the chairman, chief executive officer and president of Apple Residential. Between January 1997 and February 1999, Apple Residential sold approximately $300 million in common shares in a continuous best-effort offering to approximately 11,000 investors. The net proceeds of the Apple Residential public offering were used to acquire 28 apartment communities in Texas. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Apple Residential with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K.


     On July 23, 1999, Apple Residential Income Trust, Inc. was merged into a subsidiary of Cornerstone Realty Income Trust, Inc. Thus, as a result of that merger, Apple Residential Income Trust, Inc. ceased to exist and its properties became properties of Cornerstone Realty Income Trust, Inc.

     As of December 31, 2000, Cornerstone had approximately 18,000 holders of its common shares and approximately 10,000 holders of its preferred shares. Its common shares are listed and traded on the New York Stock Exchange under the symbol "TCR," but its preferred shares are not listed. At December 31, 2000, Cornerstone owned a total of 71 apartment communities in Texas, Georgia, North Carolina, South Carolina and Virginia.


PRIOR REITS - APPLE SUITES, INC.

     Mr. Knight was responsible for the organization of Apple Suites, Inc. ("Apple Suites"), a real estate investment trust organized to acquire and own extended-stay hotels in selected metropolitan areas. Mr. Knight is the chairman, chief executive officer and president of Apple Suites. Between August 1999 and December 2000, Apple Suites sold approximately $85 million in common shares in a continuous best-effort offering to approximately 3,000 investors. The net proceeds of the Apple Suites public offering were used to acquire 13 extended-stay hotels in 10 metropolitan areas in the United States. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Apple Suites with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K.


ADDITIONAL INFORMATION ON PRIOR PROGRAMS

     Prospective investors should also refer to the tabular information on prior programs sponsored by Mr. Knight appearing under the heading "Experience of Prior Programs" in this prospectus.

                     PRINCIPAL AND MANAGEMENT SHAREHOLDERS

     Beneficial ownership of our common shares (and the accompanying Series A preferred shares to which they relate), and options to purchase our common shares, held by our directors and officers as of the date of this prospectus, are indicated in the table below. Each person named in the table has sole voting and investment powers as to the shares or shares those powers with his spouse and minor children, if any.

                                  NUMBER OF SHARES        PERCENT OF AGGREGATE
             NAME                BENEFICIALLY OWNED     OUTSTANDING SHARES OWNED
-----------------------------   --------------------   -------------------------
Apple Suites Advisors, Inc.             10                       100%

     Mr. Knight is the sole shareholder of Apple Suites Advisors In addition to the foregoing, Glade M. Knight, who is our director, chairman of the board and president, will own 202,500 Series B convertible preferred shares. In addition, Mr. Stanley J. Olander, Jr. and Ms. Debra A. Jones, business associates of Mr. Knight, will each own 18,750 Series B convertible preferred shares. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below. We plan to issue the Series B convertible preferred shares to Mr. Knight and others on or before the initial closing of the minimum offering of $10,000,000, in exchange for the payment by them of $0.10 per Series B convertible preferred share, or an aggregate of $24,000.

     There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the Articles of Incorporation that would adversely affect the Series B convertible preferred shares.

     Upon our liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holders of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $10 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

     The Series B convertible preferred shares are convertible into common shares upon and for 180 days following the occurrence of either of the following events: (1) substantially all of our assets, stock or business is transferred, whether through exchange, merger, consolidation, lease, share exchange or otherwise, or (2) the Advisory Agreement with Apple Suites Advisors is terminated or not renewed. Upon the occurrence of either triggering event and for purposes of determining the liquidation payment due to each holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the offering made by this prospectus according to the following formula:




   GROSS PROCEEDS RAISED FROM           NUMBER OF COMMON SHARES
 SALES OF COMMON SHARES THROUGH        THROUGH CONVERSION OF ONE
       DATE OF CONVERSION         SERIES B CONVERTIBLE PREFERRED SHARE
-------------------------------- -------------------------------------
       $50 million..............                   1.0
       $100 million.............                   2.0
       $150 million.............                   3.5
       $200 million.............                   5.3

     No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders' interests.

                       FEDERAL INCOME TAX CONSIDERATIONS


GENERAL

     The following summary of material federal income tax considerations that may be relevant to a holder of common shares is based on current law and is not intended as tax advice. The statements of law and legal conclusions set forth in this summary represents the opinion of McGuireWoods LLP, special tax counsel to Apple Hospitality, Inc. The following discussion, which is not exhaustive of all possible tax considerations, does not include a detailed discussion of any state, local or foreign tax considerations. Nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws.

     The statements in this discussion are based on current provisions of the Internal Revenue Code, existing, temporary and currently proposed Treasury Regulations under the Code, the legislative history of the Code, existing administrative rulings and practices of the IRS and judicial decisions. No assurance can be given that legislative, judicial or administrative changes will not affect the accuracy of any statements in this prospectus with respect to transactions entered into or contemplated prior to the effective date of the changes.

     THIS DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. EACH PROSPECTIVE PURCHASER OF COMMON SHARES IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF COMMON SHARES IN AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, DISPOSITION AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

     We will elect to be treated as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2001. Based on assumptions and representations summarized below, McGuireWoods LLP, our legal counsel, is of the opinion that beginning with our taxable year ended December 31, 2001:

     -- we are organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and

     -- our proposed method of operations described in this prospectus will enable us to satisfy the requirements for qualification as a REIT.

     The rules governing REITs are highly technical and require ongoing compliance with a variety of tests that depend, among other things, on future operating results. McGuireWoods LLP will not monitor our compliance with these requirements. While we expect to satisfy these tests, and will use our best efforts to do so, we cannot ensure we will qualify as a REIT for any particular year, or that the applicable law will not change and adversely affect us and our shareholders. The following is a summary of the material federal income tax considerations affecting us as a REIT and our shareholders:


REIT QUALIFICATION

     In order to maintain our REIT qualification, we must meet the following criteria:

     -- We must be organized as an entity that would, if we did not maintain our REIT status, be taxable as a regular corporation;

     --   We must be managed by one or more directors;

     --   Our taxable year must be the calendar year;

     --   Our beneficial ownership must be evidenced by transferable shares;

     -- Our capital stock must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months; and

     -- Not more than 50% of the value of our shares of capital stock may be held, directly or indirectly, applying constructive ownership rules, by five or fewer individuals at any time during the last half of each our taxable years.

     To protect against violations of these requirements, our bylaws provide restrictions on transfers of our common shares, as well as provisions that automatically convert shares of stock into nonvoting, non-dividend paying excess stock to the extent that the ownership otherwise might jeopardize our REIT status.

     To monitor our compliance with the share ownership requirements, we are required to and will maintain records disclosing the actual ownership of common shares. To do so, we will demand written statements each year from the record holders of certain percentages of shares in which the record holders are to disclose the actual owners of the shares. A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of the shares and other information.

     We expect to satisfy each of the requirements discussed above. We also expect to satisfy the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions.


     SOURCES OF GROSS INCOME, In order to qualify as a REIT for a particular year, we also must meet two tests governing the sources of our income. These tests are designed to ensure that a REIT derives its income principally from passive real estate investments. In evaluating a REIT's income, the REIT will be treated as receiving its proportionate share of the income produced by any partnership in which the REIT holds an interest as a partner, and that income will retain the character that it has in the hands of the partnership. The Code allows us to own and operate a number of our properties through wholly-owned subsidiaries which are "qualified REIT subsidiaries."

The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and items of the REIT.

     75% GROSS INCOME TEST, At least 75% of a REIT's gross income for each taxable year must be derived from specified classes of income that principally are real estate related. The permitted categories of principal importance to us are:

     --   rents from real property;

     --   interest on loans secured by real property;

     -- gain from the sale of real property or loans secured by real property (excluding gain from the sale of property held primarily for sale to customers in the ordinary course of a company's trade or business, referred to below as "dealer property");

     -- income from the operation and gain from the sale of property acquired in connection with the foreclosure of a mortgage securing that property ("foreclosure property");

     -- distributions on, or gain from the sale of, shares of other qualifying REITs;

     --   abatements and refunds of real property taxes; and

     --   "qualified temporary investment income" (described below).

     In evaluating our compliance with the 75% gross income test, as well as the 95% gross income test described below, gross income does not include gross income from "prohibited transactions." In general, a prohibited transaction is one involving a sale of dealer property, not including foreclosure property and dealer property held by us for at least four years.

     We expect that substantially all of our operating gross income will be considered rent from real property. Rent from real property is qualifying income for purposes of the gross income tests only if certain conditions are satisfied. Rent from real property includes charges for services customarily rendered to tenants, and rent attributable to personal property leased together with the real property so long as the personal property rent is less than 15% of the total rent. We do not expect to earn material amounts in these categories. Rent from real property generally does not include rent based on the income or profits derived from the property. We do not intend to lease property and receive rentals based on the tenant's net income or profit. However, rent based on a percentage of gross income is permitted as rent from real property and we will have leases where rent is based on a percentage of gross income.

     With the exception for certain rents received from a taxable REIT subsidiary, "rents from real property" also excludes amounts received from a person or corporation in which we (or any of our 10% or greater owners) directly or indirectly through the constructive ownership rules contained in section 318 of the Code, owns a 10% or greater interest. As described below, we expect that amounts received from Apple Suites Management will satisfy the conditions of the exception for rents received from a taxable REIT subsidiary with the result that such amounts will be considered rents from real property. A third exclusion covers amounts received with respect to real property if we furnish services to the tenants or manage or operate the property, other than through an "independent contractor" from whom we do not derive any income. The obligation to operate through an independent contractor generally does not apply, however, if the services provided by us are usually or customarily rendered in connection with the rental of space for occupancy only and are not considered rendered primarily for the convenience of the tenant. Further, if the value of the non-customary service income with respect to a property (valued at no less than 150% of our direct cost of performing the services) is 1% or less of the total income derived from the property, then all rental income from that property except the non-customary service income will qualify as rents from real property.

     For taxable years beginning after December 31, 2000, a REIT may jointly elect with a corporation, in which the REIT directly or indirectly owns stock, to cause the corporation to be treated as a taxable REIT subsidiary. We expect to make a joint election that would cause Apple Suites Management to be treated as a taxable REIT subsidiary. In connection with that election, we intend to lease all our hotels to Apple Suites management.

     Amounts received as rent from a taxable REIT subsidiary are not excluded from rents from real property by reason of the related party rule described above, if the activities of the taxable REIT subsidiary and the nature of the properties it leases meet certain requirements. Generally, amounts received by us from Apple Suites Management with respect to any hotels we own will be considered rents from real property only if the following conditions are met:

     -- each hotel must not be managed or operated by Apple Suites Management, but rather must be managed or operated by an entity that qualifies for federal tax purposes as an independent contractor that is actively engaged in the trade or business of operating lodging facilities for persons not related to us or Apple Hospitality Management;

     -- Apple Suites Management may not directly or indirectly provide to any person, under a franchise, license or otherwise, rights to any brand name under which the any hotel facility is operated, except with respect to an independent contractor in relation to facilities it owns or leases from us; and

     -- no wagering activities may be conducted at or in connection with our hotels by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business.

     We expect that all our hotels will be operated in accordance with these requirements with the result that amounts received from Apple Suites Management will be considered rents from real property. Apple Suites Management, as a taxable REIT subsidiary, will pay regular corporate rates on any income it earns from the lease of our hotels.

     Upon the ultimate sale of any of our properties, any gains realized also are expected to constitute qualifying income, as gain from the sale of real property (not involving a prohibited transaction).

     95% GROSS INCOME TEST. In addition to earning 75% of its gross income from the sources listed above, at least an additional 20% of our gross income for each taxable year must come either from those sources, or from dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute dealer property. This test permits a REIT to earn a significant portion of its income from traditional "passive" investment sources that are not necessarily real estate related. The term "interest" (under both the 75% and 95% tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of receipts or sales.

     FAILING THE 75% OR 95% TESTS; REASONABLE CAUSE. As a result of the 75% and 95% tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources such as brokerage commissions or other fees for services rendered. We may receive this type income. This type of income will not qualify for the 75% test or 95% test but is not expected to be significant and this income, together with other non-qualifying income, is expected to be at all times less than 5% of our annual gross income. While we do not anticipate we will earn substantial amounts of non-qualifying income, if non-qualifying income exceeds 5% of our gross income, we could lose our status as a REIT. As described above, we will establish one or more taxable REIT subsidiaries with whom we will enter into leases for all of our hotels. The gross income generated by these taxable REIT subsidiaries would not be included in our gross income, however, we will realize gross income from these subsidiaries in the form of rents. In addition, any dividends from subsidiaries to us would be included in our gross income and qualify for the 95% income test.

     If we fail to meet either the 75% or 95% income tests during a taxable year, we may still qualify as a REIT for that year if

     -- we report the source and nature of each item of our gross income in our federal income tax return for that year;

     -- the inclusion of any incorrect information in our return is not due to fraud with intent to evade tax; and

     -- the failure to meet the tests is due to reasonable cause and not to willful neglect.

     However, in that case we would be subject to a 100% tax based on the greater of the amount by which we fail either the 75% or 95% income tests for the year, multiplied by a fraction intended to reflect our profitability.

     CHARACTER OF ASSETS OWNED. On the last day of each calendar quarter, we also must meet two tests concerning the nature of our investments. First, at least 75% of the value of our total assets generally must consist of real estate assets, cash, cash items and government securities. For this purpose, real estate assets include interests in real property, interests in loans secured by mortgages on real property or by interests in real property, shares in other REITs and certain options, but excluding mineral, oil or gas royalty interests. The temporary investment of new capital in debt instruments also qualifies under this 75% asset test, but only for the one-year period beginning on the date we receive the new capital.

     Second, although the balance of our assets generally may be invested without restriction, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. Also, with exception for securities includible for purposes of the 75% test as well as the securities of a taxable REIT subsidiary and qualified REIT subsidiary, we will not be permitted to own (1) securities of any one issuer that represent more than 5% of the value of our total assets; (2) more than 10% of the outstanding voting securities of any single issuer; or (3) more than 10% of the value of the outstanding securities of any single issuer. As noted, a REIT, however, may own 100% of the stock of a qualified REIT subsidiary, in which case the assets, liabilities and items of income, deduction and credit of the subsidiary are treated as those of the REIT. In evaluating a REIT's assets, if the REIT invests in a partnership, it is deemed to own its proportionate share of the assets of the partnership. We expect to satisfy these asset tests.

     ANNUAL DISTRIBUTIONS TO SHAREHOLDERS. To maintain REIT status, we generally must distribute to our shareholders in each taxable year at least 95% of our net ordinary income. More precisely, we must distribute an amount equal to (1) 95% of the sum of (a) our REIT taxable income before deduction of dividends paid and excluding any net capital gain and (b) any net income from foreclosure property less the tax on the income, minus (2) limited categories of excess noncash income (including, cancellation of indebtedness and original issue discount income). For taxable years beginning after December 31, 2000, the above described 95% distribution requirements will be lowered to 90%.


     REIT taxable income is defined to be the taxable income of the REIT, computed as if it were an ordinary corporation, with modifications. For example, the deduction for dividends paid is allowed, but neither net income from foreclosure property, nor net income from prohibited transactions, is included. In addition, the REIT may carry over, but not carry back, a net operating loss for 20 years following the year in which it was incurred.


     A REIT may satisfy the 95% distribution test (90% for years beginning after December 31, 2000) with dividends paid during the taxable year and with dividends paid after the end of the taxable year if the dividends fall within one of the following categories:


     -- Dividends paid in January that were declared during the last calendar quarter of the prior year and were payable to shareholders of record on a date during the last calendar quarter of that prior year are treated as paid in the prior year for ourselves and our shareholders.


     -- Dividends declared before the due date of our tax return for the taxable year (including extensions) also will be treated as paid in the prior year for ourselves if they are paid (1) within 12 months of the end of the taxable year and (2) no later than our next regular distribution payment occurring after that declaration.


     Dividends that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January (described above) will be taxable to the shareholders in the year paid, even though we may take them into account for a prior year. A nondeductible excise tax equal to 4% will be imposed on a company for each calendar year to the extent that dividends declared and distributed or deemed distributed before December 31 are less than the sum of (a) 85% of a company's "ordinary income" plus (b) 95% of a company's capital gain net income plus (c) any undistributed income from prior periods.

     We will be taxed at regular corporate rates to the extent we retain any portion of our taxable income. It is possible that we may not have sufficient cash or other liquid assets to meet the distribution requirement. This could arise because of competing demands for our funds, or because of timing differences between tax reporting and cash receipts and disbursements. Although we do not anticipate any difficulty in meeting this requirement, no assurance can be given that necessary funds will be available. In the event this occurs, we may arrange for short-term, or possibly long-term, borrowings to permit the payment of required dividends and meet the 95% distribution requirement (90% for years beginning after December 31, 2000).

     If we fail to meet the 95% distribution requirement (90 % for years beginning after December 31, 2000) because of an adjustment to our taxable income by the IRS, we may be able to retroactively cure the failure by paying a deficiency dividend, as well as applicable interest and penalties, within a specified period.

TAXATION AS A REIT

     As a REIT, we generally will not be subject to corporate income tax to the extent we currently distribute our REIT taxable income to our shareholders. This treatment effectively eliminates the double taxation imposed on investments in most corporations. We generally will be taxed only on the portion of our taxable income which we retain, including any undistributed net capital gain, because we will be entitled to a deduction for dividends paid to shareholders during the taxable year. A dividends paid deduction is not available for dividends that are considered preferential within any given class of shares or as between classes except to the extent a class is entitled to a preference. We do not anticipate we will pay any preferential dividends.

     Even as a REIT, we will be subject to tax in the following circumstances:

     -- certain income or gain from foreclosure property will be taxed at the highest corporate rate;

     -- a tax of 100% applies to any net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business;

     -- if we fail to meet either the 75% or 95% source of income tests, a 100% tax would be imposed equal to the amount obtained by multiplying
          (1) the greater of the amount, if any, by which we failed either the 75% income test or the 95% income test, times (2) the ratio of our REIT taxable income to our gross income (excluding capital gain and other items);

     -- items of tax preference, excluding items specifically allocable to our shareholders, will be subject to the alternative minimum tax;

     -- if we fail to distribute with respect to each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

     -- under regulations that are to be promulgated, we also may be taxed at the highest regular corporate tax rate on any built-in gain attributable to assets we acquire in tax-free corporate transactions, to the extent the gain is recognized during the first ten years after we acquire the assets.


FAILURE TO QUALIFY AS A REIT

     If we fail to qualify as a REIT and are not successful in seeking relief, we will be taxed at regular corporate rates on all of our taxable income. Distributions to our shareholders would not be deductible in computing that taxable income, and we would no longer be required to make distributions. Any corporate level taxes generally would reduce the amount of cash available for distribution to our shareholders and, because our shareholders would continue to be taxed on any distributions they receive, the net after tax yield to our shareholders likely would be substantially reduced.

     As a result, our failure to qualify as a REIT during any taxable year could have a material adverse effect upon us and our shareholders. If we lose our REIT status, unless we are able to obtain relief, we will not be eligible to elect REIT status again until the fifth taxable year which begins after the taxable year during which our election was terminated.


TAXATION OF SHAREHOLDERS

     In general, distributions will be taxable to shareholders as ordinary income to the extent of our earnings and profits. Specifically, dividends and distributions will be treated as follows:

     -- Dividends declared during the last quarter of a calendar year and actually paid during January of the immediately following calendar year are generally treated as if received by the shareholders on December 31 of the calendar year during which they were declared.

     -- Distributions paid to shareholders will not constitute passive activity income, and as a result generally cannot be offset by losses from passive activities of a shareholder who is subject to the passive activity rules.


     -- Distributions we designate as capital gains dividends generally will be taxed as long-term capital gains to shareholders to the extent that the distributions do not exceed our actual net capital gain for the taxable year. Corporate shareholders may be required to treat up to 20% of any capital gains dividends as ordinary income.


     -- If we elect to retain and pay income tax on any net long-term capital gain, our shareholders would include in their income as long-term capital gain their proportionate share of net long-term capital gain. Our shareholders would receive a credit for the shareholder's proportionate share of the tax paid by us on retained capital gains and an increase in basis in their shares in an amount equal to the difference between the undistributed long-term capital gains and the amount of tax we paid.

     -- Any distributions we make, whether characterized as ordinary income or as capital gains, are not eligible for the dividends received deduction for corporations.

     --   Shareholders   are  not   permitted  to  deduct  our  losses  or  loss
          carry-forwards.

     We may generate cash in excess of our net earnings. If we distribute cash to our shareholders in excess of our current and accumulated earnings and profits, other than as a capital gain dividend, the excess cash will be deemed to be a return of capital to each shareholder to the extent of the adjusted tax basis of the shareholder's shares. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares. A shareholder who has received a distribution in excess of our current and accumulated earnings and profits may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss.

     Generally, gain or loss realized by a shareholder upon the sale of common shares will be reportable as capital gain or loss. If a shareholder receives a long-term capital gain dividend and has held the shares for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss to the extent of the corresponding long-term capital gain dividend received.

     In any year in which we fail to qualify as a REIT, our shareholders generally will continue to be treated in the same fashion described above, except that none of our dividends will be eligible for treatment as capital gains dividends, corporate shareholders will qualify for the dividends received deduction and the shareholders will not be required to report any share of our tax preference items.

BACKUP WITHHOLDING

     We will report to our shareholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any. If a shareholder is subject to backup withholding, we will be required to deduct and withhold from any dividends payable to that shareholder a tax of 31%. These rules may apply in the following circumstances:

     -- when a shareholder fails to supply a correct taxpayer identification number,

     -- when the IRS notifies us that the shareholder is subject to the rules or has furnished an incorrect taxpayer identification number, or

     -- in the case of corporations or others within exempt categories, when they fail to demonstrate that fact when required.

     A shareholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount withheld as backup withholding may be credited against the shareholder's federal income tax liability. We also may be required to withhold a portion of capital gain distributions made to shareholders who fail to certify their non-foreign status.

     The United States Treasury has recently issued final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not alter the substantive withholding and information reporting requirements but unify current certification procedures and clarify reliance standards. The final regulations are generally effective for payments made on or after January 1, 2001, subject to transition rules. Prospective investors should consult their own tax advisors concerning the adoption of the final regulations and the potential effect on their ownership of common shares.


TAXATION OF TAX EXEMPT ENTITIES

     In general, a tax-exempt entity that is a shareholder will not be subject to tax on distributions with respect to our shares or gain realized on the sale of our shares. In Revenue Ruling 66-106, the IRS confirmed that a REIT's distributions to a tax-exempt employees' pension trust did not constitute unrelated business taxable income ("UBTI"). A tax-exempt entity may be subject to UBTI, however, to the extent that it has financed the acquisition of its shares with acquisition indebtedness within the meaning of the Code. The Revenue Reconciliation Act of 1993 has modified the rules for tax exempt employees' pension and profit sharing trusts which qualify under section 401(a) of the Code and are exempt from tax under section 501(a) of the Code for tax years beginning after December 31, 1993. In determining the number of shareholders a REIT has for purposes of the "50% test" described above, any stock held by a qualified trust will be treated as held directly by its beneficiaries in proportion to their actuarial interests in the trust and will not be treated as held by the trust.

     A qualified trust owning more than 10% of a REIT may be required to treat a percentage of dividends from the REIT as UBTI. The percentage is determined by dividing the REIT's gross income, less direct expenses related thereto, derived from an unrelated trade or business for the year (determined as if the REIT were a qualified trust) by the gross income of the REIT for the year in which the dividends are paid. However, if this percentage is less than 5%, dividends are not treated as UBTI. These UBTI rules apply only if the REIT qualifies as a REIT because of the change in the 50% test discussed above and if the trust is predominantly held by qualified trusts. A REIT is predominantly held by qualified trusts if at least one pension trust owns more than 25% of the value of the REIT or a group of pension trusts each owning more than 10% of the value of the REIT collectively own more than 50% of the value of the REIT.

     For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and
(c)(20) of the Code, respectively, income from an investment our securities will constitute UBTI unless the organization is able to deduct an amount properly set aside or placed in reserve for certain purposes so as to offset the unrelated business taxable income generated by the investment our securities. These prospective investors should consult their own tax advisors concerning the set aside and reserve requirements.


TAXATION OF FOREIGN INVESTORS

     The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders are complex. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in common shares, including any reporting requirements, as well as the tax treatment of an investment under the laws of their home country.


STATE AND LOCAL TAXES

     We may be subject to state or local taxation in various state or local jurisdictions, including those in which we transact business. In addition, it is not clear that subsequent to December 31, 2000, all of the states will have legislation similar to the federal legislation permitting taxable REIT subsidiaries. In those states where legislation similar to the federal legislation regarding taxable REIT subsidiaries is not in force the state tax treatment will not conform to the federal treatment described above. If we were to transact business in a state whose tax laws do not conform to the Internal Revenue Code the rents received from Apple Hospitality Management may be treated as related party rents with the result that for state income tax purposes we may not qualify as a REIT. In addition, our shareholders may also be subject to state or local taxation. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

                             ERISA CONSIDERATIONS

     A fiduciary of a pension, profit-sharing, retirement employee benefit plan, individual retirement account ("IRA"), or Keogh Plan (each, a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the Plan's particular circumstances before authorizing an investment of a portion of a Plan's assets in common shares. In particular, the fiduciary should consider:

     --   whether the investment  satisfies the diversification  requirements of
          Section 404(a)(1)(c) of ERISA,

     -- whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA,

     -- whether the investment is for the exclusive purpose of providing benefits to participants in the Plan and their beneficiaries, or defraying reasonable administrative expenses of the Plan, and

     --   whether the investment is prudent under ERISA.

     In addition to the general fiduciary standards of investment prudence and diversification, specific provisions of ERISA and the Internal Revenue Code of 1986 (the "Code") prohibit a wide range of transactions involving the assets of a Plan and transactions with persons who have specified relationships to the
Plan. These persons are referred to as "parties in interest" in ERISA and as "disqualified persons" in the Code. Thus, a fiduciary of a Plan considering an investment in common shares should also consider whether acquiring or continuing to hold common shares, either directly or indirectly, might constitute a prohibited transaction.

     The Department of Labor (the "DOL") has issued final regulations (the "Regulations") as to what constitutes assets of an employee benefit plan under ERISA. Under these Regulations, if a Plan acquires an equity interest that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, then for purposes of fiduciary and prohibited transaction provisions under ERISA and the Code, the assets of the Plan would include both the equity interest and an undivided interest in each of the entity's underlying assets, unless an exemption applies.

     The Regulations define a publicly-offered security as a security that is:

     --   "widely held"

     --   "freely transferable," and

     -- either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act, provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred.

     The Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a security will not fail to be "widely held" if the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Regulations further provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The Regulations also provide that when a security is part of an offering in which the minimum investment is $10,000 or less, the existence of certain restrictions ordinarily will not, alone or in combination, affect the finding that the securities are freely transferable.

     We believe that the restrictions imposed under our bylaws on the transfer common shares are limited to the restrictions on transfer generally permitted under the Regulations, and are not likely to result in the failure of the common shares to be "freely transferable." We also believe that the restrictions that apply to the common shares held by us, or which may be derived from contractual arrangements requested by David Lerner Associates in connection with common shares are unlikely to result in the failure of the common shares to be "freely transferable." Nonetheless, no assurance can be given that the DOL and/or the U.S. Treasury Department could not reach a contrary conclusion. Finally, the common shares offered are securities that will be registered under the Securities Act and are or will be registered under the Exchange Act.

     Assuming that the common shares satisfy the definition of publicly-offered securities, described above, the underlying assets will not be deemed to be "plan assets" of any Plan that invests in the securities offered in this prospectus.

     Notwithstanding the above, the Regulations provide that even if a security offered hereunder were not a publicly-traded security, investment by a Plan would not include the underlying assets if equity participation by benefit plan investors will not be significant. Under the Regulations, equity participation is significant if 25 percent or more in the security is held by benefit plan investors. The term "benefit plan investors" generally includes the plans described above.


                                CAPITALIZATION

     Our capitalization as of January 17, 2001, and as adjusted to reflect the issuance and sale of the common shares offered assuming the minimum offering and maximum offering and after deducting anticipated offering expenses, selling commissions and the marketing expense allowance is as follows:

                                                        AS ADJUSTED
                                         ------------------------------------------
                                                       MINIMUM          MAXIMUM
                                          ACTUAL       OFFERING         OFFERING
                                         --------   -------------   ---------------
Common Shares; no par value; 10
 shares issued, 1,111,111 and
 20,111,111 shares issued as adjusted,
 respectively ........................     $100     $8,550,100      $179,000,100

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


OVERVIEW

     We were organized on October 18, 2000 and have no significant operations to date. In addition, we currently own no properties. We intend to qualify as a REIT under the Internal Revenue Code.

     The proceeds of this offering and the cash flow generated from properties we will acquire and any short term investments will be our principal source of liquidity. In addition, we may borrow funds, subject to the approval of our board of directors.

     We anticipate that our cash flow will be adequate to cover our operating expenses and to permit us to meet our anticipated liquidity requirements, including distribution requirements. Inflation may increase our operating costs, including our costs on bank borrowings, if any.

     We intend to establish a working capital reserve of at least 0.5% of the proceeds from this offering. This reserve, in combination with income from our properties and short term investments, is anticipated to satisfy our liquidity requirements.

                             PLAN OF DISTRIBUTION

     We are offering to sell the common shares (and their accompanying Series A preferred shares) using the service of David Lerner Associates, Inc. as the managing dealer, and other broker-dealers selected by the managing dealer. The common shares are being offered on a "best efforts" basis, meaning that the managing dealer and other broker-dealers are not obligated to purchase any common shares. No common shares will be sold unless at least a minimum of 1,111,111 shares has been sold no later than one year after the date of this prospectus. Our officers and directors and those of Apple Suites Advisors, Apple Suites Realty and Apple Hospitality Management will not be permitted to purchase common shares in order to reach the minimum offering of 1,111,111 common shares. If the minimum offering of shares is not sold by that date, the offering will terminate and all funds deposited by investors into the interest-bearing escrow account will be promptly refunded in full, with interest. First Union National Bank will act as escrow agent for the escrow account until the minimum offering of shares is sold.

     The common shares are offered at $9 per share until the minimum offering of $10,000,000 in shares is achieved and the minimum 1,111,111 common shares have been sold. Thereafter, the common shares will be offered at $10 per share. No additional amount is due for each Series A preferred share that accompanies each common share.

     The offering of common shares is expected to terminate when all shares offered by this prospectus have been sold or one year from the date hereof, unless extended by us for up to an additional year in order to achieve the maximum offering of 20,111,111 common shares. In some states, extension of the offering may not be allowed, or may be allowed only upon the filing of a new application with the appropriate state administrator.

     Purchasers will be sold common shares at one or more closings. Following the sale of the minimum offering, additional closings will be held monthly during the offering period as orders are received. The final closing will be held shortly after the termination of the offering period or, if earlier, upon the sale of all the common shares. It is expected that after the initial closing of the sale of the minimum offering, purchasers will be sold common shares no later than the last day of the calendar month following the month in which their orders are received. Funds received during the offering but after the initial disbursement of funds will be held in escrow for the benefit of purchasers until the next closing, and then disbursed to us.

     In no event are we required to accept the subscription of any prospective investor, and no subscription shall become binding on us until a properly completed subscription agreement prepared and executed by the prospective investor has been accepted by our duly authorized representative. We will either accept or reject each subscription within four business days from the receipt of the subscription by David Lerner Associates, Inc. or other broker-dealer.

     We intend to hold investors' funds in escrow in an interest-bearing account with First Union National Bank until the minimum offering of 1,111,111 common shares is achieved and the initial closing has occurred. The account will pay interest to investors from the date the investor's funds are received until the date of the initial closing. First

Union National Bank will remit the aggregate interest on escrowed funds to David Lerner Associates, Inc., and David Lerner Associates, Inc. will pay the individual investors their interest. After the initial closing, investors' funds will be held in an interest-bearing account with David Lerner Associates, Inc. or other broker-dealers pending each applicable closing. That account will provide the investor with interest based on a then current money market fund rate. We and David Lerner Associates, Inc. reserve the right to formulate and adopt reasonable simplifying conventions in determining each investor's share of interest earned pending each closing. For example, we and David Lerner Associates, Inc. may average interest rates on escrowed funds over a given period of time or treat all investors subscribing during a given period of time (such as during a particular month or other period) as having subscribed on the same day during such period. These simplifying conventions would be designed to avoid costs necessary to compute interest amounts precisely where the costs are not commensurate with the amount of interest involved. Investors' subscriptions will be revocable by written notice delivered to the escrow agent at least five days before the initial closing. An investor's subscription funds may remain in escrow for an indefinite period of time.

     Each investor who desires to purchase common shares will be required to complete and sign a Subscription Agreement in the form attached to this prospectus as Exhibit A. In addition to requesting basic identifying information concerning the investor, such as his or her name and address, the number of common shares subscribed for, and the manner in which ownership will be held, the Subscription Agreement requires the investor to make a series of representations to us set forth in paragraphs designated "(a)" through "(h)."

     We ask for these representations to help us determine whether you have received the disclosure materials pertaining to the investment, meet certain suitability requirements we have established, and understand what you are investing in. Should a dispute later arise between you and us concerning matters that are the subject of any representation, we would expect to rely upon your making of that representation in the Subscription Agreement if you later claim that that representation is not correct.

     Set forth below is a brief summary of the nature of each representation in the lettered paragraphs of the Subscription Agreement. You should, however, carefully review the Subscription Agreement in its entirety.

     (a) You acknowledge that you have received a copy of the prospectus and that you understand that your investment will be governed by the terms of that prospectus.

     (b) You represent that you are of majority age and, therefore, can enter into a binding contract to purchase the common shares.

     (c) You represent that you have adequate financial resources, understand the financial risks of an investment in common shares, and understand that there is no ready ability to sell or otherwise dispose of your investment in common shares.

     (d) You specifically represent that you either have a net worth (excluding home, furnishings and automobiles) of at least $50,000 (higher in certain states) and gross income of $50,000, or a net worth (with the same exclusions) of at least $100,000 (higher in certain states). You further represent that your investment in common shares is 10% or less of your net worth (with the indicated exclusions). This representation helps us determine that your proposed investment is suitable for you based on your financial condition.

     (e) If you are acting on behalf on an entity, you represent that you have authority to bind the entity.

     (f) You represent that the taxpayer identification number (social security number in the case of an individual) provided is correct and that you are not subject to backup withholding. This representation allows us to make distributions to you without any requirement to withhold for income tax purposes.

     (g) You understand that we have the right, in our sole discretion, to accept or reject your subscription for common shares.

     (h)  You  agree  to  settle  by arbitration any controversy between you and
your   broker   concerning   the   Subscription  Agreement  and  the  investment
represented by the Subscription Agreement.

     It is expected that shareholders will be able to elect to reinvest any distributions from us in additional common shares available in this offering, for as long as this offering continues. This option is referred to as the "Additional Share Option." Any purchase by reinvestment of distributions would be at the same price per share and on the same terms applicable generally to subscriptions in this offering effective at the time of reinvestment. We reserve the right to establish rules governing reinvestment, as well as the right to modify or terminate the Additional Share Option at any time. We estimate that approximately 500,000 common shares offered through this prospectus will be purchased through shareholders' reinvestment of distributions in common shares pursuant to the Additional Share Option, but the number of shares which will be purchased cannot be determined at this time.

     Subject  to  the  Additional  Share  Option  being  available  through  the broker-dealer which initially sells a shareholder its common shares, a shareholder will be able to elect the option by directing, on its subscription agreement, that cash distributions be reinvested in additional shares.
Distributions attributable to any calendar quarter will then be used to purchase common shares in this offering. As described under "Federal Income Tax Consequences -- Federal Income Taxation of the Shareholders," a shareholder who elects the Additional Share Option will be taxed as if it had received its distributions which are used to purchase additional shares. A shareholder may elect to terminate its participation in the Additional Share Option at any time by written notice sent by it to the broker-dealer through which the shareholder initially purchased shares. The notice will be effective with respect to distributions attributable to any calendar quarter if it is sent at least 10 days before the end of that calendar quarter.

     Funds not invested in real properties may only be invested by us in United States government securities, certificates of deposit of banks located in the United States having a net worth of at least $50,000,000, bank repurchase agreements covering the securities of the United States Government or United States governmental agencies issued by banks located in the United States having a new worth of at least $50,000,000, bankers' acceptances, prime commercial paper or similar highly liquid investments, such as money market funds selected by us, or evidences of indebtedness.

     We will pay to David Lerner Associates, Inc. selling commissions on all sales made in an amount equal to 7.5% of the purchase price of the common shares or $0.675 per share purchased at $9 per share and $0.75 per share purchased at $10 per share. We will also pay to David Lerner Associates, Inc. a marketing expense allowance equal to 2.5% of the purchase price of the shares, as a non-accountable reimbursement for expenses incurred by it in connection with the offer and sale of the common shares. The marketing expense allowance will equal $0.225 per share purchased at $9 per share and $0.25 per share purchased at $10 per share. The maximum selling commission payable to David Lerner Associates, Inc. is $15,000,000. The maximum marketing expense allowance payable to David Lerner Associates, Inc. is $5,000,000. The selling commissions and marketing expense allowance are payable to David Lerner Associates, Inc. at the times of the issuance of common shares to purchasers.


     The following table reflects the compensation payable to David Lerner Associates, Inc.

                                                                              MARKETING EXPENSE
                                        PRICE TO PUBLIC      COMMISSIONS          ALLOWANCE
                                       -----------------   ---------------   ------------------
Per Share Minimum Offering .........     $       9.00        $     0.675         $    0.225
Per Share Maximum Offering .........     $      10.00        $      0.75         $     0.25
Total Minimum Offering .............     $ 10,000,000        $   750,000         $  250,000
Total Maximum Offering .............     $200,000,000        $15,000,000         $5,000,000

     Prospective investors are advised that David Lerner Associates, Inc., reserves the right to purchase common shares, on the same terms applicable generally to sales pursuant to this prospectus, for its own account, at any time and in any amounts, to the extent not prohibited by relevant law. However, it is not expected that the managing dealer or other broker-dealers will purchase common shares.


     The Agency Agreement between us and David Lerner Associates, Inc. permits David Lerner Associates, Inc. to use the services of other broker-dealers in offering and selling the common shares, subject to our approval. David Lerner Associates, Inc. will pay the compensation owing to the broker-dealers out of the selling commissions or marketing expense allowance payable to it. Sales by the broker-dealers will be carried on in accordance with customary securities distribution procedures. David Lerner Associates, Inc. may be deemed to be an "underwriter" for purposes of the Securities Act of 1933 in connection with this offering. Purchasers' checks are to be made payable to "First Union National Bank, Escrow Agent" or following the initial closing, as directed by David Lerner Associates, Inc.


     Purchasers are required to purchase a minimum of $5,000 in common shares or $2,000 in common shares for Plans. After the minimum offering is achieved, Apple Suites Advisors and Apple Suites Realty may purchase in this offering up to 2.5% of the total number of shares sold in the offering, on the same terms and conditions as the public. If Apple Suites Advisors and Apple Suites Realty purchase any common shares, they will be permitted to vote on any matters submitted to a vote of holders of the common shares. Any purchase of shares in this offering by Apple Suites Advisors and Apple Suites Realty must be for investment, and not for resale or distribution. The shares described in this paragraph are exclusive of the shares which may be issued under our stock incentive plans.

     There has been no previous market for any of our common shares. The initial offering price for the common shares is arbitrary and was determined on the basis of our proposed capitalization, market conditions and other relevant factors.

     We have agreed to indemnify David Lerner Associates, Inc. and other broker-dealers against a limited number of liabilities under the Securities Act. These liabilities include liabilities arising out of untrue statements of a material fact contained in this registration statement or arising out of the omission of a material fact required to be stated in this registration statement. We will also indemnify David Lerner Associates, Inc. for losses from a breach of any warranties made by us in the agency agreement.



                          DESCRIPTION OF CAPITAL STOCK

     The information set forth below is only a summary of our terms of our common shares. You should refer to our articles of incorporation, and bylaws for a complete description of the common shares.

     Our authorized capital stock consists of : (i) 200,000,000 common shares, no par value, (ii) 200,000,000 Series A preferred shares, no par value, (iii) 240,000 Series B convertible preferred shares, no par value and (iv) 15,000,000 additional preferred shares. Each common share and accompanying Series A preferred share will be fully paid and nonassessable upon issuance and payment therefor. As of the date of this prospectus, there were 10 common shares (and accompanying Series A preferred share) issued and outstanding. All 240,000 authorized Series B convertible preferred shares will initially be held by Glade M. Knight, Stanley J. Olander, Jr., and Debra A. Jones.


COMMON SHARES

     DIVIDEND AND DISTRIBUTION RIGHTS

     Our common shares have equal rights in connection with:

     --   dividends

     --   distributions, and

     --   liquidations.

     If our board of directors determines, in its sole discretion, to declare a dividend, the right to a dividend is subject to the following restrictions:

     -- the dividend rights of the common shares may be subordinate to any other of our shares ranking senior to the common shares, and

     --   the amount of the dividend may be limited by law.

     If we liquidate our assets or dissolve entirely, the holders of the common shares will share, on a pro rata basis, in the assets we are legally allowed to distribute. We must pay all of our known debts and liabilities or have made adequate provision for payment of these debts and liabilities before holders of common shares can share in our assets. Upon liquidation, the rights of the holders of the common shares will initially arise out of their rights as holders of the Series A preferred shares. In addition, in the event that the liquidation of our company results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the holders of the common shares and the holders of the Series B convertible preferred shares, on an as converted basis.

     Holders of common shares do not have the right to convert or redeem their shares. In addition, they do not have rights to a sinking fund or to subscribe for any of our securities.

     VOTING RIGHTS

     Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. The holders of common shares have exclusive voting power with respect to the election of directors, except as otherwise required by law or except as provided with respect to any other class or series of stock. There is no cumulative voting in the election of directors. Therefore the holders of a majority of the outstanding common shares can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

     Our articles state that a majority of common shares outstanding and entitled to vote on a matter may approve our company to take any of the following actions:

     --   dissolve,

     --   amend our charter or articles of incorporation,

     --   merge,

     --   sell all or substantially all of our assets, or

     --   engage in a share exchange or similar transactions;

     except for amendments to our articles of incorporation relating to the classification of the board of directors. This matter requires the approval of at least two-thirds of the shares entitled to vote.

     The transfer agent and registrar for the common shares is First Union National Bank.

SERIES A PREFERRED SHARES

     The Series A preferred shares have no voting rights, no distribution rights and no conversion rights. In addition, the Series A preferred shares are not separately tradable from the common shares to which they relate. The only right associated with each Series A preferred share is a priority distribution upon the sale of our assets. The priority distribution will be equal to $10.00 per Series A preferred share, and no more, before any distribution will be made to the holders of any other shares. Upon that distribution the Series A preferred shares will have no other distribution rights.

SERIES B CONVERTIBLE PREFERRED SHARES

     Our   authorized  capital  stock  includes  240,000  Series  B  convertible preferred shares. There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the Articles of Incorporation that would adversely affect the Series B convertible preferred shares.

     Upon our liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment. However the priority liquidation payment of the holders of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $10 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

     The Series B convertible preferred shares are convertible into common shares upon and for 180 days following the occurrence of either of the following events:

          (1) substantially all of our assets, stock or business is transferred, whether through exchange, merger, consolidation, lease, share exchange or otherwise, or

          (2) the Advisory Agreement with Apple Suites Advisors is terminated or not renewed.

     Upon  the  occurrence  of  either  triggering  event  and  for  purposes of
determining   the  liquidation  payment  due  to  each  holder  of  a  Series  B convertible preferred share, each Series B convertible preferred share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the offering made by this prospectus according to the following formula:

 GROSS PROCEEDS RAISED FROM SALES           NUMBER OF COMMON SHARES
 OF COMMON SHARES THROUGH DATE OF          THROUGH CONVERSION OF ONE
            CONVERSION                SERIES B CONVERTIBLE PREFERRED SHARE
----------------------------------   -------------------------------------
$50 million.......................                     1.0
$100 million......................                     2.0
$150 million......................                     3.5
$200 million......................                     5.3

     No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders' interests.


PREFERRED SHARES

     Our articles of incorporation authorize our issuance of up to 15 million additional preferred shares. No preferred shares other than the Series A preferred shares and the Series B convertible preferred shares have been issued.

     We believe that the authorization to issue additional preferred shares benefit us and our shareholders by permitting flexibility in financing additional growth, giving us additional financing options in our corporate planning and in responding to developments in our business, including financing of additional acquisitions and other general corporate purposes. Having authorized preferred shares available for issuance in the future gives us the ability to respond to future developments and allow preferred shares to be issued without the expense and delay of a special shareholders' meeting.

     At present, we have no specific financing or acquisition plans involving the issuance of additional preferred shares and we do not propose to fix the characteristics of any series of preferred shares in anticipation of issuing preferred shares. We cannot now predict whether or to what extent, if any, additional preferred shares will be used or if so used what the characteristics of a particular series may be.

     The voting rights and rights to distributions of the holders of common shares will be subject to the prior rights of the holders of any subsequently-issued preferred shares. Unless otherwise required by applicable law or regulation, the preferred shares would be issuable without further authorization by holders of the common shares and on such terms and for such consideration  as  may  be  determined  by the board of directors. The preferred shares could be issued in one or more series having varying voting rights, redemption and conversion features, distribution (including liquidating distribution) rights and preferences, and other rights, including rights of approval of specified transactions. A series of preferred shares could be given rights that are superior to rights of holders of common shares and a series having preferential distribution rights could limit common share distributions and reduce the amount holders of common shares would otherwise receive on dissolution.

RESTRICTIONS ON TRANSFER

     To qualify as a REIT under the Code, our common shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Further, not more than 50% of the value of our issued and outstanding common shares may be owned, directly or indirectly, by five or fewer individuals or, in limited circumstances, entities such as qualified private pension plans, during the last half of a taxable year or during a proportionate part of a shorter taxable year.

     Since our board of directors believes it is essential that we maintain our REIT status, our bylaws provide that no person may own or be deemed to own more than 9.8% of the issued and outstanding shares of any class or series. The board may exempt a proposed transferee from this ownership limit. The board may require opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our status as a REIT.

     Any acquisition or transfer of common shares that would: (1) result in the common shares and any other stock being owned by fewer than 100 persons or (2) result in our being "closely-held" within the meaning of section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to the common shares. These restrictions on transferability and ownership will not apply if the board determines it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT and our articles are amended accordingly.

     Any purported transfer of common shares or any other stock that would result in a person owning shares of capital stock in excess of the ownership limit will result in the transfer being declared null and void. The shares subject to the purported transfer will be considered to be "excess shares." Under our bylaws, excess shares will be deemed to have been acquired and to be held on our behalf. The excess shares will not be considered to be outstanding for quorum and voting purposes. The excess shares will not be entitled to receive dividends or any other distributions. Any dividends or distributions paid to a purported transferee of excess shares prior to our discovery that the shares have been transferred in violation of our bylaws must be repaid to us upon demand.

     Our bylaws provide that we may redeem any excess shares. The redemption price for any excess share will be equal to:

     --   the price paid for the excess shares by the intended transferee, or

     -- if no consideration was paid, the fair market value of the shares measured on the last business day prior to date on which we elect to redeem the excess shares.

     Fair market value means the average daily closing price of a share if listed on a national securities exchange. If the shares are quoted on the NASD National Market System, fair market value will be the average of closing bid prices and closing asked prices. If there have been no sales or published bid and asked quotations with respect to the shares, the fair market value will be as determined in good faith by our board.

     In addition, each shareholder shall, upon demand, be required to disclose in writing all information regarding the direct and indirect beneficial ownership of shares of capital stock as our board deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any compliance with those provisions or requirements.

     These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of capital stock might receive a premium for their shares over the then-prevailing market price or which these holders might believe to be otherwise in their best interest.

FACILITIES FOR TRANSFERRING COMMON SHARES

     David Lerner Associates may, but is not obligated to, assist shareholders who desire to transfer their common shares. In the event David Lerner Associates provides assistance, it will be entitled to receive compensation as specified by it. Any assistance offered by David Lerner Associates may be terminated or modified at any time without notice, and any fee charged for transfer assistance may be modified or terminated at any time and without notice. David Lerner Associates currently has no plans for rendering the type of assistance referred to in this paragraph. This assistance, if offered, would likely consist of informally matching isolated potential buyers and sellers, and would not represent the creation of any "market" for the common shares.

     No public market for the common shares currently exists. We do not plan to cause the common shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While we may cause the common shares to be listed or quoted if our board of directors determines that action to be prudent, there can be no assurance that this event will ever occur. Prospective shareholders should view the common shares as illiquid and must be prepared to hold their investment for an indefinite length of time.

                      SUMMARY OF ORGANIZATIONAL DOCUMENTS

     The following is a summary of the principal provisions of our articles of incorporation and bylaws, some of which may be described or referred to elsewhere in this prospectus. Neither this summary nor the descriptions appearing elsewhere in this prospectus purport to be, or should be considered, a complete statement of the terms and conditions of the articles of incorporation or bylaws or any specific provision thereof, and this summary and all the descriptions are qualified in their entirety by reference to, and the provisions of, the articles of incorporation and bylaws, which have been filed as exhibits to the registration statement of which this prospectus is a part. Our articles of incorporation have been reviewed and approved unanimously by the board of directors.


BOARD OF DIRECTORS

     The board of directors, subject to specific limitations in the articles of incorporation and those imposed by law, has full, exclusive, and absolute power, control and authority over our property and business. The board of directors, without approval of the shareholders, may alter our investment policies in view of changes in economic circumstances and other relevant factors, subject to the investment restrictions set forth in the bylaws.

     A director may be removed if the director is declared of unsound mind by an order of court or if the director has pled guilty to or been convicted of a felony involving moral turpitude. In addition, a director may be removed (1) for cause by the vote or written consent of all directors other than the director whose removal is being considered, or (2) with or without cause at a special meeting of the shareholders by vote of a majority of the outstanding common shares. "For cause" is defined as willful violations of the articles of incorporation or bylaws, or gross negligence in the performance of a director's duties. Any vacancies in the office of director may be filled by a majority of the directors continuing in office or at a special meeting of shareholders by vote of a majority of the common shares present at a meeting at which there is a quorum. Any director so elected shall hold office for the remainder of his predecessor's term. The number of directors shall not be less than three nor more than 15. At the time of initial closing, there will be five directors, a majority of whom are independent directors. The holders of the common shares are entitled to vote on the election or removal of the board of directors, with each common share entitled to one vote.

     The board of directors is empowered to fix the compensation of all officers and the board of directors. Under the bylaws, directors may receive reasonable compensation for their services as directors and officers and reimbursement of their expenses, and we may pay a director such compensation for special services, including legal and accounting services, as the board of directors deems reasonable. The board of directors may delegate some of its powers to one or more committees, each comprised of at least three directors, the majority of whom are independent directors. At all times a majority of the directors and a majority of the members of any board committee shall be independent directors, except that upon the death, removal, or resignation of an independent director this requirement shall not be applicable for 60 days.

RESPONSIBILITY OF BOARD OF DIRECTORS, APPLE SUITES ADVISORS, INC., OFFICERS AND EMPLOYEES

     Our articles of incorporation provide that the directors and officers shall have no liability to us or our shareholders in actions by or in the right of the company unless the officer or director has engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities laws. The advisory agreement provides that Apple Suites Advisors shall have no liability to us or our shareholders unless it has engaged in gross negligence or willful misconduct. Generally, claimants must look solely to our property for satisfaction of claims arising in connection with our affairs. The articles of incorporation and the advisory agreement, respectively, provide that we shall indemnify any present or former director, officer, employee or agent and Apple Suites Advisors against any expense or liability in an action brought against the person if the directors, excluding the indemnified party, determine in good faith that the director, officer, employee or agent or Apple Suites Advisors was acting in good faith within what he or it reasonably believed to be the scope of his or its employment or authority and for a purpose which he or it reasonably believed to be in our best interests or of our shareholders, and that the liability was not the result of willful misconduct, bad faith, reckless disregard of duties or violation of the criminal law. Indemnification is not allowed for any liability imposed by judgment, and costs associated therewith, including attorneys' fees, arising from or out of a violation of federal or state securities laws associated with the public offering of the common shares unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnity, or (2) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnity, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnity. To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission, the indemnification is contrary to public policy and therefore unenforceable.

     The exculpation and indemnification provisions in the articles of incorporation and the advisory agreement have been adopted to help induce the beneficiaries of these provisions to agree to serve on our behalf or the behalf of Apple Suites Advisors by providing a degree of protection from liability for alleged mistakes in making decisions and taking actions. The exculpation and indemnification provisions have been adopted, in part, in response to a perceived increase generally in shareholders' litigation alleging director and officer misconduct. The exculpation and indemnification provisions in the articles of incorporation and the advisory agreement may result in a shareholder or our company having a more limited right of action against a director, Apple Suites Advisors or its affiliates than he or it would otherwise have had in the absence of the provisions. Conversely, the presence of these provisions may have the effect of conferring greater discretion upon the directors, Apple Suites Advisors and its affiliates in making decisions and taking actions with respect to us. Subject to the exculpation and indemnification provisions in the articles of incorporation, the advisory agreement, and as otherwise provided by law, Apple Suites Advisors and the directors and officers are accountable to us and our shareholders as fiduciaries and must exercise good faith and integrity in handling our affairs. As noted above, however, the exculpation and indemnification provisions in the articles of incorporation and the advisory agreement represent a material change from the accountability which would be imposed upon the directors, officers, Apple Suites Advisors and its affiliates in the absence of the contractual provisions. Thus, the fiduciary duties will be materially different from the fiduciary duties as they would exist in the absence of the provisions of the articles of incorporation and the advisory agreement.


ISSUANCE OF SECURITIES

     The board of directors may in its discretion issue additional common shares, preferred shares, or other equity or debt securities, including options, warrants, and other rights, on such terms and for such consideration as it may deem advisable. The board of directors may, in its sole discretion, issue shares of stock or other equity or debt securities, (1) to persons from whom we purchases property, as part or all of the purchase price of the property, or (2) to Apple Suites Advisors and Apple Suites Realty in lieu of cash payments required under the advisory agreement or other contract or obligation. The board of directors, in its sole discretion, may determine the value of any shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to us, except that while shares are offered by us to the public, the public offering price of the common shares shall be deemed their value.

     We have adopted two stock incentive plans for the benefit of our directors and employees and for the benefit of employees of Apple Suites Advisors and Apple Suites Realty.


REDEMPTION AND RESTRICTIONS ON TRANSFER

     For us to qualify as a REIT under the Internal Revenue Code, not more than 50% of our outstanding shares may be owned directly or indirectly by five or fewer individuals during the last half of any year other than the first year, and after the first year all shares must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. As a means of attempting to ensure compliance with these requirements, the bylaws provide that we may prohibit any person from directly or indirectly acquiring ownership, beneficial or otherwise, of more than 9.8% of the issued and outstanding shares of any class or series.


AMENDMENT

     The articles of incorporation and the bylaws may be amended or altered or we may be dissolved by the affirmative vote of the holders of a majority of the outstanding common shares, with each shareholder entitled to cast one vote per common share held. Our articles and bylaws may not be amended unless approved by the vote of the holders of a majority of the common shares except that the directors may amend the bylaws if they determine the amendment to be necessary to comply with the REIT provisions of the Internal Revenue Code or other applicable laws and regulations or the requirements of any state securities regulator or similar official. The bylaws can also be amended by the board of directors to: correct any ambiguity in the bylaws or resolve inconsistencies between the bylaws and the Articles; make changes that are not materially adverse to the rights of shareholders; or allow us to take any action or fulfill any obligation which we are legally obligated or permitted to take. No amendment that would change any rights with respect to any outstanding common shares, or diminish or eliminate any voting rights pertaining thereto, may be made unless approved by the vote of the holders of two-thirds of the outstanding common shares so affected.


SHAREHOLDER LIABILITY

     The holders of our shares shall not be liable personally on account of any of our obligations.

                                SALES LITERATURE

     We may use sales or marketing literature in connection with the offering of the common shares. Sales or marketing materials which may be used include sales brochures highlighting our company, our properties or other aspects of our business. The literature may also include a brochure describing Apple Suites Advisors, Apple Suites Realty or affiliates and a "tombstone" advertisement, mailer and introductory letter. We may, from time to time, also utilize brochures describing completed or proposed property acquisitions, summaries of our company or of the offering of the common shares, and discussions of REIT investments generally.

     The offering is, however, made only by means of this prospectus. Except as described, we have not authorized the use of other supplemental literature in connection with the offering other than marketing bulletins to be used internally by broker-dealers. Although the information contained in the literature does not conflict with any of the information contained in this prospectus, the material does not purport to be complete, and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, as incorporated in this prospectus or the registration statement by reference, or as forming the basis of the offering of the common shares.



                            REPORTS TO SHAREHOLDERS

     Financial information contained in all reports to shareholders will be prepared in accordance with generally accepted accounting principles. The annual report, which will contain financial statements audited by a nationally recognized accounting firm, will be furnished within 120 days following the close of each fiscal year. The annual report will contain a complete statement of compensation and fees paid or accrued by us to Apple Suites Advisors and Apple Suites Realty together with a description of any new agreements. Under the bylaws, we are also obligated to send to our shareholders quarterly reports after the end of the first three calendar quarters of each year. Quarterly reports will include unaudited financial statements prepared in accordance with generally accepted accounting principles, a statement of fees paid during the quarter to Apple Suites Advisors and Apple Suites Realty and a reasonable summary of our activities during the quarter. The shareholders also have the right under applicable law to obtain other information about us.

     We will file a report meeting the requirements of Form 8-K under the Securities Exchange Act of 1934 if, after the termination of the offering, a commitment is made involving the use of 10 percent or more of the net proceeds of the offering and will provide the information contained in the report to the shareholders at least once each quarter after the termination of this offering.




                                 LEGAL MATTERS

     Certain legal matters in connection with the common shares will be passed upon for us by McGuireWoods LLP, Richmond, Virginia.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our balance sheet at January 17, 2001, as set forth in their report. We've included our balance sheet in the prospectus and in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                         EXPERIENCE OF PRIOR PROGRAMS

     The tables following this introduction set forth information with respect to prior real estate programs sponsored by Glade M. Knight, who is sometimes referred to as the "prior program sponsor." These tables provide information for use in evaluating the programs, the results of the operations of the programs, and compensation paid by the programs. Information in the tables is current as of December 31, 1999. The tables are furnished solely to provide prospective investors with information concerning the past performance of entities formed by Glade M. Knight. Regulatory filings and annual reports of Cornerstone Realty Income Trust, Inc. ("Cornerstone") and Apple Suites, Inc. ("Apple Suites") will be provided upon request for no cost (except for exhibits, for which there is a minimal charge). In addition, Part II of our Registration Statement contains detailed information on the property acquisitions of Cornerstone and Apple Suites and is available without charge upon request of any investor or prospective investor. Please send all requests to Cornerstone Realty Income Trust, Inc., 306 East Main Street, Richmond, VA 23219; telephone: 804-643-1761.


     In the five years ending December 31, 1999, Glade M. Knight sponsored only Cornerstone, Apple Residential and Apple Suites, which have investment objectives similar to ours. Cornerstone, Apple Residential and Apple Suites were formed to invest in existing residential properties on a substantially debt-free basis for the purpose of providing regular quarterly distributions to shareholders and the possibility of long-term appreciation in the value of properties and shares.


     The information in the following tables should not be considered as indicative of our capitalization or operations. Purchasers of shares offered by our offering will not have any interest in the entities referred to in the following tables or in any of the properties owned by those entities as a result of the acquisition of shares in us.


     See "Apple Suites Advisors, Inc., and Affiliates - Prior Performance of Programs Sponsored by Glade M. Knight" in the prospectus for additional information on certain prior real estate programs sponsored by Mr. Knight, including a description of the investment objectives which are deemed by Mr. Knight to be similar and dissimilar to those of the Company.


     The following tables use certain financial terms. The following paragraphs briefly describe the meanings of these terms.


     o "Acquisition Costs" means fees related to the purchase of property, cash down payments, acquisition fees, and legal and other costs related to property acquisitions.


     o "Cash Generated From Operations" means the excess (or the deficiency in the case of a negative number) of operating cash receipts, including interest on investments, over operating cash expenditures, including debt service payments.


     o    "GAAP" refers to "Generally Accepted Accounting Principles."


     o "Recapture" means the portion of taxable income from property sales or other dispositions that is taxed as ordinary income.

     o "Reserves" refers to offering proceeds designated for repairs and renovations to properties and offering proceeds not committed for expenditure and held for potential unforeseen cash requirements.

     o "Return of Capital" refers to distributions to investors in excess of net income.

TABLE I: EXPERIENCE IN RAISING AND INVESTING FUNDS

Residential Income Trust, Inc. whose investment objectives are similar to those of the Company and whose offering closed within three years ending December 31, 1999.

                                                         APPLE                                   APPLE
                                                         SUITES           CORNERSTONE         RESIDENTIAL
                                                   -----------------   -----------------   -----------------
Dollar Amount Offered ..........................   $300,000,000        $409,409,897        $316,057,082
Dollar Amount Raised ...........................   $ 32,627,376        $409,409,897        $302,867,348

LESS OFFERING EXPENSES:
 Selling Commissions and Discounts .............         10.00%               6.79%              10.00%
 Organizational Expenses .......................          2.37%               2.82%               1.00%
 Other .........................................          0.00%               0.00%               0.00%
Reserves .......................................          0.50%               3.00%               0.50%
Percent Available from Investment ..............         87.13%              87.39%              88.50%

ACQUISITION COSTS:
 Prepaid items and fees to purchase property....         81.45%              86.27%              86.50%
 Cash down payment .............................          0.00%               0.00%               0.00%
 Acquisition fees ..............................          5.68%               1.12%               2.00%
 Other .........................................          0.00%               0.00%               0.00%
Total Acquisition Costs ........................         87.13%              87.39%              88.50%
Percent Leverage (excluding unsecured debt).....         75.00%               0.00%               0.00%
Date offering began ............................   August 1999             May 1993        January 1997
Length of offering (in months) .................             5                  66                  31
Months to invest amount available for
 investment ....................................             5                  66                  31

TABLE II: COMPENSATION TO SPONSOR AND ITS AFFILIATES

Table II summarizes the compensation paid to the Prior Program Sponsor and its Affiliates (i) by programs organized by it and closed within three years ended December 31, 1999, and (ii) by all other programs during the three years ended December 31, 1999.

                                             APPLE                          APPLE          OTHER
                                            SUITES       CORNERSTONE     RESIDENTIAL      PROGRAMS
                                        -------------- --------------- --------------- -------------
Date offering commenced ............... AUGUST 1999      MAY 1993      JANUARY 1997      Various
Dollar amount raised .................. $32,627,376    $409,409,897    $302,867,348     $9,868,220

AMOUNTS PAID TO PRIOR PROGRAM
 SPONSOR FROM PROCEEDS OF OFFERING:
 Acquisition fees
   Real Estate commission ............. $ 1,828,520    $  4,075,337    $  4,882,032     $       --
   Advisory fees ...................... $    23,574    $    515,689    $  1,140,874     $       --
   Other .............................. $        --    $         --    $         --     $       --
Cash generated from operations
 before deducting payments to Prior
 Program Sponsor ...................... $   883,676    $171,038,129    $ 21,265,581     $5,293,228

AGGREGATE COMPENSATION TO PRIOR
 PROGRAM SPONSOR
 Management and accounting fees ....... $        --    $  3,088,348    $  3,859,448     $2,828,330
 Reimbursements ....................... $        --    $  2,717,655    $         --     $       --
 Leasing fees ......................... $        --    $         --    $         --     $       --
 Other fees ........................... $        --    $         --    $         --     $       --

There have been no fees from property sales or refinancings

TABLE III: OPERATING RESULTS OF PRIOR PROGRAMS

Income Trust, Inc. of the offerings closed in the five years ending December 31, 1999. Table III is shown on both an income tax basis as well as in accordance with generally accepted accounting principles, the only significant difference being the methods of calculating depreciation.

Table III presents a summary of the annual operating results for Apple Suites, Inc., Cornerstone and Apple Residential



                                                   1999
                                                   APPLE                              APPLE             1998
                                                   SUITES         CORNERSTONE      RESIDENTIAL      CORNERSTONE
                                             ----------------- ----------------- --------------- -----------------
Capital contributions by year ..............   $  28,591,160     $   9,168,728     $32,497,218     $  38,905,636
Gross revenue ..............................   $   2,687,117     $ 125,041,524     $26,243,431     $  93,637,948
Operating expenses .........................   $     426,592     $  46,940,388     $15,307,051     $  33,797,439
Interest income (expense) ..................   $  (1,245,044)    $ (14,953,613)    $  (302,919)    $ (12,175,940)
Depreciation ...............................   $     496,209     $  29,310,325     $ 5,893,349     $  20,741,130
Net income (loss) GAAP basis ...............   $     365,465     $  30,037,102     $16,328,050     $  23,210,642
Taxable income .............................   $          --     $          --     $        --     $          --
Cash generated from operations .............   $     548,015     $  62,310,895     $10,680,641     $  45,027,655
Less cash distributions to investors .......   $     169,990     $  42,050,415     $19,346,455     $  38,317,602
Cash generated after cash distribution .....   $     378,025     $  20,260,480     $ 8,665,814     $   6,710,053
Special items
 Capital contributions, net ................   $  28,591,160     $   9,168,728     $32,497,218     $  38,905,636
 Fixed asset additions .....................   $  26,336,041     $ 332,558,553     $44,755,816     $  97,863,162
 Line of credit-change in ..................   $          --     $ (44,392,999)    $        --     $  50,323,852
Cash generated .............................   $     581,244     $  13,677,972     $21,366,155     $  (1,923,622)
End of period cash .........................   $     581,344     $  16,268,336     $18,707,044     $   2,590,364
Tax and distribution data per $1,000
 invested
Federal income tax results
 Cornerstone Realty Income Trust, is
  a REIT and thus is not taxed at
  the corporate level
Cash distributions to investors
 Source (on GAAP basis)
  Investment income ........................   $          22     $          95     $        46     $          82
  Return of capital ........................   $          11     $          12     $        21     $          21
 Source (on Cash basis)
  Sales ....................................   $          --     $          --     $        --     $          --
  Refinancings .............................   $          --     $          --     $        --     $          --
  Operations ...............................   $          33     $         107     $        67     $         103
  Other ....................................   $          --     $          --     $        --     $          --



                                                  APPLE             1997            APPLE             1996            1995
                                               RESIDENTIAL      CORNERSTONE      RESIDENTIAL      CORNERSTONE      CORNERSTONE
                                             --------------- ----------------- --------------- ----------------- --------------
Capital contributions by year ..............  $142,800,094     $  63,485,868    $109,090,359     $ 144,798,035    $71,771,027
Gross revenue ..............................  $ 30,764,904     $  71,970,624    $ 12,005,968     $  40,261,674    $16,266,610
Operating expenses .........................  $ 14,958,699     $  27,339,955    $  5,993,492     $  17,198,882    $ 7,457,574
Interest income (expense) ..................  $    900,669     $  (7,230,205)   $   (235,708)    $  (1,140,667)   $   (68,061)
Depreciation ...............................  $  5,788,476     $  15,163,593    $  1,898,003     $   8,068,063    $ 2,788,818
Net income (loss) GAAP basis ...............  $ 10,079,908     $  19,225,553    $  3,499,194     $  (4,169,849)   $ 5,229,715
Taxable income .............................  $         --     $          --    $         --     $          --    $        --
Cash generated from operations .............  $ 17,122,276     $  34,973,533    $  7,075,025     $  20,162,776    $ 9,618,956
Less cash distributions to investors .......  $ 13,040,936     $  31,324,870    $  3,249,098     $  15,934,901    $ 6,316,185
Cash generated after cash distribution .....  $  4,081,340     $   3,648,663    $  3,825,927     $   4,227,875    $ 3,302,771
Special items
 Capital contributions, net ................  $142,800,094     $  63,485,868    $109,090,359     $ 144,798,035    $71,771,027
 Fixed asset additions .....................  $125,017,627     $ 157,859,343    $ 88,753,814     $ 194,519,406    $75,589,089
 Line of credit-change in ..................  $         --     $  96,166,147    $         --     $  41,603,000    $ 3,300,000
Cash generated .............................  $ 15,910,626     $   1,331,335    $ 24,162,472     $  (3,890,496)   $ 2,784,709
End of period cash .........................  $ 40,073,198     $   4,513,986    $ 24,162,572     $   3,182,651    $ 7,073,147
Tax and distribution data per $1,000
 invested
Federal income tax results
 Cornerstone Realty Income Trust, is
  a REIT and thus is not taxed at
  the corporate level
Cash distributions to investors
 Source (on GAAP basis)
  Investment income ........................  $         --     $          77    $         --     $          85    $        80
  Return of capital ........................  $         82     $          23    $         60     $          14    $        16
 Source (on Cash basis)
  Sales ....................................  $         --     $          --    $         --     $          --    $        --
  Refinancings .............................  $         --     $          --    $         --     $          --    $        --
  Operations ...............................  $         82     $         100    $         60     $          99    $        96
  Other ....................................  $         --     $          --    $         --     $          --    $        --

TABLE IV: RESULTS OF COMPLETED PROGRAMS

In the five years ending December 31, 1999. All of these programs had investment objectives dissimilar to those of the Company.




                                            MOUNTAIN                                       TEAL
              PROGRAM NAME                    VIEW         WESTFIELD      SUNSTONE         POINT           APPLE
              ------------               -------------- -------------- -------------- --------------- --------------
Dollar amount raised ................... $ 2,605,800    $ 1,825,600    $ 1,890,000     3,310,620      302,867,348
Number of properties ...................           1              1              1             1               29
Date of closing of offering ............    OCT 1984       NOV 1984      JULY 1984      DEC 1989         JAN 1997
Date of first sale of property .........    AUG 1995       APR 1996       NOV 1995      DEC 1997        JULY 1999
Date of final sale of property .........    AUG 1995       APR 1996       NOV 1995      DEC 1997        JULY 1999
Tax and Distribution data per $1,000
 investment through-
 Federal income tax results:
 Ordinary income
   From Operations ..................... $        68    $        80    $       122     $      (4)     $        46
   From recapture ...................... $     1,200    $     1,302    $       526     $      --      $        21
 Capital gain .......................... $        --    $        --    $        --     $   2,126      $        --
 Deferred gain
   Capital ............................. $        --    $        --    $        --     $      --      $        --
   Ordinary ............................ $        --    $        --    $        --     $      --      $        --
Cash distributions to investors
 Source(On GAAP basis) .................
   Investment income ................... $        68    $        80    $       122     $      (4)     $        46
   Return of capital ................... $        38    $       233    $        --     $      --      $        21
 Source (On cash basis) ................
   Sales ............................... $        38    $       233    $       122     $   2,126      $        --
   Refinancing ......................... $        --    $        --    $        --     $      --      $        --
   Operations .......................... $        68    $        80    $        --     $      (4)     $        67
   Other ............................... $        --    $        --    $        --     $      --      $        --
Receivable on net purchase money
 financing ............................. $        --    $        --    $        --     $      --      $        --

TABLE V: SALES OR DISPOSALS OF PROPERTIES

On July 23, 1999, Apple Residential Income Trust, Inc. merged with Cornerstone Realty Income Trust, Inc. Prior to the merger, Apple Residential owned 29 apartment communities containing 7,503 apartment homes. The aggregate purchase price was $311 million. In addition, Apple Residential's debt of approximately $32 million was assumed by Cornerstone.

                          APPLE HOSPITALITY TWO, INC.
                            INDEX TO BALANCE SHEET
                               JANUARY 17, 2001


                                   CONTENTS



Report of Independent Auditors ............................................ F-2
Balance Sheet ............................................................. F-3
Notes to Balance Sheet .................................................... F-4

                        REPORT OF INDEPENDENT AUDITORS


The Board of Directors and Shareholder of
Apple Hospitality Two, Inc.


     We have audited the accompanying balance sheet of Apple Hospitality Two, Inc. as of January 17, 2001. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Apple Hospitality Two, Inc. at January 17, 2001 in conformity with accounting principles generally accepted in the United States.


                                    /s/ Ernst & Young LLP
Richmond, Virginia
January 17, 2001

                          APPLE HOSPITALITY TWO, INC.
                                 BALANCE SHEET
                               JANUARY 17, 2001



     ASSETS
       Cash .........................................................    $100
                                                                         ====
     STOCKHOLDER'S EQUITY
       Preferred stock, authorized 15,000,000 shares; none issued and
         outstanding ................................................      --
       Series A preferred stock, no par value, authorized 200,000,000
         shares; issued and outstanding 10 shares ...................      --
       Series B convertible preferred stock, no par value, authorized
         240,000 shares; noneissued and outstanding .................      --
       Common stock, no par value, authorized 200,000,000 shares;
         issued and outstanding 10 shares ...........................     100
                                                                         ----
                                                                         $100
                                                                         ====


See accompanying notes to balance sheet.

                          APPLE HOSPITALITY TWO, INC.
                            NOTES TO BALANCE SHEET


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Organization

     Apple Hospitality Two, Inc. (the "Company") is a Virginia corporation that intends to qualify as a real estate investment trust ("REIT") for federal income tax purposes. The Company, which has no operating history, was formed to invest in upper-end, extended-stay hotels. Initial capitalization occurred on January 17, 2001, when 10 shares of common stock and Series A preferred stock were purchased by Apple Suites Advisors, Inc. (see Notes 2 and 3).


SIGNIFICANT ACCOUNTING POLICIES


Income Taxes

     The Company intends to make an election to be treated, and expects to qualify, as a REIT under the Internal Revenue Code of 1986, as amended. As a REIT, the Company will be allowed a deduction for the amount of dividends paid to its shareholders, thereby subjecting the distributed net income of the
Company to taxation only at the shareholder level. The Company's continued qualification as a REIT will depend on its compliance with numerous requirements, including requirements as to the nature of its income and distribution of dividends.

     The Company has established Apple Hospitality Management, Inc. as a 100% owned taxable REIT subsidiary ("TRS"). The TRS will lease all hotel properties from the Company and be subject to income tax at regular corporate rates on any income that it would earn.


Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


Start Up costs

     Start up costs incurred other than offering costs will be expensed upon the successful completion of the minimum offering (see Note 3).


2. OFFERING OF SHARES

     The Company intends to raise capital through a "best-efforts" offering of shares by David Lerner Associates, Inc. (the "Managing Dealer"), which will receive selling commissions and a marketing expense allowance based on proceeds of the shares sold.

                          APPLE HOSPITALITY TWO, INC.
                      NOTES TO BALANCE SHEET - (CONTINUED)

2. OFFERING OF SHARES - (CONTINUED)

     A minimum offering of 1,111,111 shares ($10,000,000) must be sold within one year from the beginning of this offering or the offering will terminate and investors' subscription payments, with interest, will be refunded to investors. Pending sale of such minimum offering amount, investors' subscription payments will be placed in an escrow account with First Union National Bank.

     With each purchase of one common share the Company will issue one Series A preferred share. The Series A preferred shares will have no voting rights, no conversion rights and no distribution rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of the Company's assets. The priority would be equal to $10.00 per Series A preferred share, and no more, before any distributions are made to the holders of any other shares. The Series A preferred shares will not be separately tradable from the common shares to which they relate.


3. RELATED PARTIES

     The Company has negotiated, but not signed, a Property Acquisition and Disposition Agreement with Apple Suites Realty Group, Inc. ("ASRG"), to acquire and dispose of real estate assets for the Company. A fee of 2% of the purchase price or sale price in addition to certain reimbursable expenses will be payable for these services.

     The Company has negotiated, but not signed, an Advisory Agreement with Apple Suites Advisors, Inc. ("ASA") to provide management of the Company and its assets. An annual fee ranging from .1% to .25% of total equity proceeds received by the Company in addition to certain reimbursable expenses will be payable for these services.

     ASRG and ASA are 100% owned by Glade M. Knight, Chairman and President of the Company. ASRG and ASA may purchase in the " best efforts" offering up to 2.5% of the total number of shares sold in the offering.

     Affiliates of the Company have incurred certain organization and offering costs on behalf of the Company. Upon successful completion of the minimum offering (see Note 2), the Company will reimburse the affiliates for these organizational and offering costs. The Company is not responsible for these costs in the event that the offering is not successfully completed.


4. STOCK INCENTIVE PLANS

     The Company intends to adopt two stock incentive plans (the "Incentive Plan" and "Directors' Plan") to provide incentives to attract and retain directors, officers and key employees. The plans provide for the grant of options to purchase a specified number of shares of common stock ("Options") or grants of restricted shares of common stock ("Restricted Stock") to selected employees and directors of the Company and certain affiliates. Following consummation of the offering, a Compensation Committee

                          APPLE HOSPITALITY TWO, INC.
                      NOTES TO BALANCE SHEET - (CONTINUED)

4. STOCK INCENTIVE PLANS - (CONTINUED)

("Committee") will be established to implement and administer the plans. The Committee will be responsible for granting Options and shares of Restricted Stock and for establishing the exercise price of Options and the terms and conditions of Restricted Stock.


5. SERIES B CONVERTIBLE PREFERRED STOCK

     The Company has authorized 240,000 shares of Series B convertible preferred stock. The Company will issue 202,500 Series B convertible preferred shares to Mr. Glade M. Knight, Chairman and President of the Company. In addition, Mr. Stanley J. Olander, Jr. and Ms. Debra A. Jones, business associates of Mr. Knight, will each own 18,750 Series B convertible preferred shares. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below. The Company plans to issue the Series B convertible preferred shares to Mr. Knight and others on or before the initial closing of the minimum offering of $10,00,000, in exchange for the payment by them of $0.10 per Series B convertible preferred share, or an aggregate of $24,000.

     There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the Articles of Incorporation that would adversely affect the Series B convertible preferred shares.

     Upon our liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holders of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $10 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of the Company's assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

     Each holder of outstanding Series B convertible preferred shares shall have the right to convert any of such shares into Common Shares of the Company upon and for 180 days following the occurrence of either of the following events:

     (1) substantially all of the Company's assets, stock or business is transferred, whether through exchange, merger, consolidation, lease, share exchange or otherwise, or

     (2)  The Advisory Agreement with ASA is terminated or not renewed.

                          APPLE HOSPITALITY TWO, INC.
                      NOTES TO BALANCE SHEET - (CONTINUED)

5. SERIES B CONVERTIBLE PREFERRED STOCK - (CONTINUED)

     Upon the occurrence of either conversion event, each Series B convertible preferred share may be converted into a number of Common Shares based upon the gross proceeds raised through the date of conversion in the public offering or offerings of the Company's Common Shares made by the Company's prospectus according to the following formula:

                                          NUMBER OF COMMON SHARES
   GROSS PROCEEDS RAISED FROM            THROUGH CONVERSION OF ONE
 SALES OF COMMON SHARES THROUGH     SERIES B CONVERTIBLE PREFERRED SHARE
       DATE OF CONVERSION             (THE INITIAL "CONVERSION RATIO")
--------------------------------   -------------------------------------
$ 50 million....................                     1.0
$100 million....................                     2.0
$150 million....................                     3.5
$200 million....................                     5.3

     No additional consideration is due upon the conversion of the Series B convertible preferred shares. Upon the probable occurrence of a conversion event, the Company will record expense for the difference between the market value of the Company's Common Stock and issue price of the Series B convertible preferred shares.

                                                                       EXHIBIT A


                            SUBSCRIPTION AGREEMENT

To:  Apple Hospitality Two, Inc.
     306 East Main Street
     Richmond, VA 23219

Gentlemen:


     By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) hereby subscribe for the number of shares of stock set forth on the reverse hereof in Apple Hospitality Two, Inc. ("REIT") at a purchase price of ________ and 00/100 Dollars ($____) per Share. By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) further:

     (a) acknowledge receipt of a copy of the Prospectus of Apple Hospitality Two, Inc., of which this Subscription Agreement is a part, and understand that the shares being acquired will be governed by the terms of such Prospectus and any amendments and supplements thereto;

     (b) represent that I am (we are) of majority age;

     (c) represent that I (we) have adequate means of providing for my (our) current needs and personal contingencies; have no need for liquidity from this investment; and through employment experience, educational level attained, access to advice from qualified advisors, prior experience with similar investments, or a combination thereof, understand the financial risks and lack of liquidity of an investment in the REIT;

     (d) represent that I (we) have either: (i) a net worth (excluding home, home furnishings and automobiles) of at least $50,000 ($125,000 in the case of Maine and New Hampshire purchasers) and estimate that (without regard to investment in the REIT) I (we) will have gross income during the current year of $50,000, or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $100,000 ($150,000 in the case of Kentucky and North Carolina purchasers, $200,000 in the case of Maine purchasers, and $250,000 in the case of New Hampshire purchasers); and, in either event, further represent that the purchase amount is 10% or less of my (our) net worth as defined above;

     (e) represent (if purchasing in a fiduciary or other representative capacity) that I (we) have due authority to execute the Subscription Agreement and to thereby legally bind the trust or other entity of which I am (we are) trustee(s), legal representative(s) or authorized agent(s); and agree to fully indemnify and hold the REIT, its officers and directors, its affiliates and employees, harmless from any and all claims, actions and causes of action whatsoever which may result by a breach or an alleged breach of the representations contained in this paragraph;

     (f) certify, under penalties of perjury, (i) that the taxpayer identification number shown on the signature page of this Subscription Agreement is true, correct and complete (or I am (we are) waiting for a number to be issued to me (us)), and (ii) that I am (we are) not subject to backup withholding either because (a) I am (we are) exempt from backup withholding, or
(b) I (we) have not been notified by the Internal Revenue Service that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me
(us) that I am (we are) no longer subject to backup withholding; and

     (g) it is understood that the REIT shall have the right to accept or reject this subscription in whole or in part in its sole and absolute discretion. The REIT will either accept or reject this subscription within four business days from the receipt of the subscription by the Managing Dealer or Selected Dealer.

     To the extent permitted by applicable law, the REIT intends to assert the foregoing representations as a defense to any claim based on factual assertions contrary to those set forth above.

     (H) PRE-DISPUTE ARBITRATION CLAUSE. REGULATORY AUTHORITIES REQUIRE THAT ANY BROKERAGE AGREEMENT CONTAINING A PRE-DISPUTE ARBITRATION AGREEMENT DISCLOSE THE FOLLOWING:

     1.   ARBITRATION IS FINAL AND BINDING BETWEEN THE PARTIES.

     2. THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

     3. PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

     4. THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR SEEK MODIFICATION OR RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

     5. THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

     6. NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION, OR WHO IS A MEMBER OF A PUTATIVE CLASS ACTION WHO HAS OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (1) THE CLASS CERTIFICATION IS DENIED; OR (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.


     THE CUSTOMER AGREES TO SETTLE BY ARBITRATION ANY CONTROVERSY BETWEEN HIM/HER AND THE BROKER CONCERNING THIS AGREEMENT, HIS/HER ACCOUNTS(S), OR ACCOUNT TRANSACTIONS, OR IN ANY WAY ARISING FROM HIS/HER RELATIONSHIP WITH BROKER WHETHER ENTERED INTO PRIOR, ON OR SUBSEQUENT TO THIS DATE. SUCH ARBITRATION WILL BE CONDUCTED BEFORE AND ACCORDING TO THE ARBITRATION RULES OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (NASD) OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH BROKER IS A MEMBER. EITHER THE BROKER OR THE CUSTOMER MAY INITIATE ARBITRATION BY MAILING A WRITTEN NOTICE. IF THE CUSTOMER DOES NOT DESIGNATE THE ARBITRATION FORUM IN HIS/HER NOTICE, OR RESPOND IN WRITING WITHIN 5 DAYS AFTER RECEIPT OF BROKER'S NOTICE, CUSTOMER AUTHORIZES BROKER TO DESIGNATE THE ARBITRATION FORUM ON CUSTOMER'S BEHALF. JUDGMENT ON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, AND CUSTOMER SUBMITS HIMSELF/HERSELF AND PERSONAL REPRESENTATIVES TO THE JURISDICTION OF SUCH COURT.

                          APPLE HOSPITALITY TWO, INC.
                 SIGNATURE PAGE OF THE SUBSCRIPTION AGREEMENT

1.   Social Security Number(s)__________________________________________________

     Tax ID Number(s)___________________________________________________________

     Account # (If applicable)__________________________________________________

2.   Name(s) in which shares are to be registered:

     ___________________________________________________________________________

     ___________________________________________________________________________

3.   Manner in which title is to be held (Please check one).

     [_] Individual          [_] Joint Tenants WROS   [_] Corporation   [_] Community Property
     [_] Tenants in Common   [_] Partnership          [_] Trust

     [_] As Custodian for_______________________________________________________
     [_] For Estate of__________________________________________________________
     [_] Other__________________________________________________________________

4.   Address for correspondence_________________________________________________

     ___________________________________________________________________________

5. Are you a non-resident alien individual (other than a non-resident alien who has elected to be taxed as a resident), a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, or otherwise not qualified as a United States person? If so, transaction will not be executed without a completed W-8 Form. [ ] Yes [ ] No

6.   Amount  of  Investment   $_______________  for  ___________________  Shares
     (Investment must be for a minimum of $5,000 in Shares or $2,000 in Shares for qualified plans). Make check payable to: First Union National Bank, Escrow Agent (or as otherwise instructed).
     [ ] Liquidate funds from money market    [ ] Check enclosed

7.   Instructions for cash distributions [_] Deposit to money market
                                         [_] Reinvest in additional Shares

8. I (WE) UNDERSTAND THAT THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH (H).

9. Signature(s) of Investor(s) (Please sign in same manner in which Shares are to be registered. Read Subscription Agreement, an important legal document, before signing.)

BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE INVESTOR IS NOT WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.

     x _________________________________________________________________________
       Signature                                                    Date

     x _________________________________________________________________________
       Signature                                                    Date


10.  Broker/Dealer Information:

     x ________________________________    _____________________________________
       Registered                          Second Registered
       Representative's Name               Representative's Name


     x ________________________________    _____________________________________
       Broker/Dealer Firm                  Registered Representative's
                                           Office Address

     x ________________________________    _____________________________________
       City/State/Zip                      Telephone Number

11. To substantiate compliance with Appendix F to Article III, Section 34 of the NASD's Rules of Fair Practice, the undersigned Registered Representative hereby certifies: I have reasonable grounds to believe, based on information obtained from the investor(s) concerning investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the REIT is suitable for such investor(s) in light of financial position, net worth and other suitability characteristics.

     ___________________________________________________________________________
     Registered Representative                                      Date

     ___________________________________________________________________________
     General Securities Principal                                   Date

     ___________________________________________________________________________
     Apple Use Only

This Subscription Agreement and Signature page will not be an effective agreement until it is signed by a duly authorized agent of Apple Hospitality Two, Inc.

Agreed and accepted by:
Apple Hospitality Two, Inc.

By ______________________________________

Date ____________________________________

                            SUBSCRIPTION AGREEMENT

To:  Apple Hospitality Two, Inc.
     306 East Main Street
     Richmond, VA 23219

Gentlemen:


     By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) hereby subscribe for the number of shares of stock set forth on the reverse hereof in Apple Hospitality Two, Inc. ("REIT") at a purchase price of ________ and 00/100 Dollars ($____) per Share. By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) further:

     (a) acknowledge receipt of a copy of the Prospectus of Apple Hospitality Two, Inc., of which this Subscription Agreement is a part, and understand that the shares being acquired will be governed by the terms of such Prospectus and any amendments and supplements thereto;

     (b)  represent that I am (we are) of majority age;

     (c) represent that I (we) have adequate means of providing for my (our) current needs and personal contingencies; have no need for liquidity from this investment; and through employment experience, educational level attained, access to advice from qualified advisors, prior experience with similar investments, or a combination thereof, understand the financial risks and lack of liquidity of an investment in the REIT;

     (d) represent that I (we) have either: (i) a net worth (excluding home, home furnishings and automobiles) of at least $50,000 ($125,000 in the case of Maine and New Hampshire purchasers) and estimate that (without regard to investment in the REIT) I (we) will have gross income during the current year of $50,000, or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $100,000 ($150,000 in the case of Kentucky and North Carolina purchasers, $200,000 in the case of Maine purchasers, and $250,000 in the case of New Hampshire purchasers); and, in either event, further represent that the purchase amount is 10% or less of my (our) net worth as defined above;

     (e) represent (if purchasing in a fiduciary or other representative capacity) that I (we) have due authority to execute the Subscription Agreement and to thereby legally bind the trust or other entity of which I am (we are) trustee(s), legal representative(s) or authorized agent(s); and agree to fully indemnify and hold the REIT, its officers and directors, its affiliates and employees, harmless from any and all claims, actions and causes of action whatsoever which may result by a breach or an alleged breach of the representations contained in this paragraph;

     (f) certify, under penalties of perjury, (i) that the taxpayer identification number shown on the signature page of this Subscription Agreement is true, correct and complete (or I am (we are) waiting for a number to be issued to me (us)), and (ii) that I am (we are) not subject to backup withholding either because (a) I am (we are) exempt from backup withholding, or
(b) I (we) have not been notified by the Internal Revenue Service that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me
(us) that I am (we are) no longer subject to backup withholding; and

     (g) it is understood that the REIT shall have the right to accept or reject this subscription in whole or in part in its sole and absolute discretion. The REIT will either accept or reject this subscription within four business days from the receipt of the subscription by the Managing Dealer or Selected Dealer.

     To the extent permitted by applicable law, the REIT intends to assert the foregoing representations as a defense to any claim based on factual assertions contrary to those set forth above.

     (H) PRE-DISPUTE ARBITRATION CLAUSE. REGULATORY AUTHORITIES REQUIRE THAT ANY BROKERAGE AGREEMENT CONTAINING A PRE-DISPUTE ARBITRATION AGREEMENT DISCLOSE THE FOLLOWING:

     1.   ARBITRATION IS FINAL AND BINDING BETWEEN THE PARTIES.

     2. THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

     3. PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

     4. THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR SEEK MODIFICATION OR RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

     5. THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

     6. NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION, OR WHO IS A MEMBER OF A PUTATIVE CLASS ACTION WHO HAS OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (1) THE CLASS CERTIFICATION IS DENIED; OR (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

     THE CUSTOMER AGREES TO SETTLE BY ARBITRATION ANY CONTROVERSY BETWEEN HIM/HER AND THE BROKER CONCERNING THIS AGREEMENT, HIS/HER ACCOUNTS(S), OR ACCOUNT TRANSACTIONS, OR IN ANY WAY ARISING FROM HIS/HER RELATIONSHIP WITH BROKER WHETHER ENTERED INTO PRIOR, ON OR SUBSEQUENT TO THIS DATE. SUCH ARBITRATION WILL BE CONDUCTED BEFORE AND ACCORDING TO THE ARBITRATION RULES OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (NASD) OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH BROKER IS A MEMBER. EITHER THE BROKER OR THE CUSTOMER MAY INITIATE ARBITRATION BY MAILING A WRITTEN NOTICE. IF THE CUSTOMER DOES NOT DESIGNATE THE ARBITRATION FORUM IN HIS/HER NOTICE, OR RESPOND IN WRITING WITHIN 5 DAYS AFTER RECEIPT OF BROKER'S NOTICE, CUSTOMER AUTHORIZES BROKER TO DESIGNATE THE ARBITRATION FORUM ON CUSTOMER'S BEHALF. JUDGMENT ON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, AND CUSTOMER SUBMITS HIMSELF/HERSELF AND PERSONAL REPRESENTATIVES TO THE JURISDICTION OF SUCH COURT.

                          APPLE HOSPITALITY TWO, INC.
                 SIGNATURE PAGE OF THE SUBSCRIPTION AGREEMENT


1.   Social Security Number(s)__________________________________________________

     Tax ID Number(s)___________________________________________________________

     Account # (If applicable)__________________________________________________

2.   Name(s) in which shares are to be registered:

     ___________________________________________________________________________

     ___________________________________________________________________________

3.   Manner in which title is to be held (Please check one).

     [_] Individual          [_] Joint Tenants WROS   [_] Corporation   [_] Community Property
     [_] Tenants in Common   [_] Partnership          [_] Trust

     [_] As Custodian for_______________________________________________________
     [_] For Estate of__________________________________________________________
     [_] Other__________________________________________________________________

4.   Address for correspondence_________________________________________________

     ___________________________________________________________________________

5. Are you a non-resident alien individual (other than a non-resident alien who has elected to be taxed as a resident), a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, or otherwise not qualified as a United States person? If so, transaction will not be executed without a completed W-8 Form. [ ] Yes [ ] No

6.   Amount  of  Investment   $_______________  for  ___________________  Shares
     (Investment must be for a minimum of $5,000 in Shares or $2,000 in Shares for qualified plans). Make check payable to: First Union National Bank, Escrow Agent (or as otherwise instructed).
     [ ] Liquidate funds from money market   [ ] Check enclosed

7.   Instructions for cash distributions   [_] Deposit to money market
                                           [_] Reinvest in additional Shares

8. I (WE) UNDERSTAND THAT THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH (H).

9. Signature(s) of Investor(s) (Please sign in same manner in which Shares are to be registered. Read Subscription Agreement, an important legal document, before signing.)

BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE INVESTOR IS NOT WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.

     x _________________________________________________________________________
       Signature                                                    Date


     x _________________________________________________________________________
       Signature                                                    Date


10.  Broker/Dealer Information:

     x ________________________________     ____________________________________
       Registered                           Second Registered
       Representative's Name                Representative's Name

     x ________________________________     ____________________________________
       Broker/Dealer Firm                   Registered Representative's
                                            Office Address

     x ________________________________     ____________________________________
       City/State/Zip                       Telephone Number

11. To substantiate compliance with Appendix F to Article III, Section 34 of the NASD's Rules of Fair Practice, the undersigned Registered Representative hereby certifies: I have reasonable grounds to believe, based on information obtained from the investor(s) concerning investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the REIT is suitable for such investor(s) in light of financial position, net worth and other suitability characteristics.

     ___________________________________________________________________________
     Registered Representative                                          Date

     ___________________________________________________________________________
     General Securities Principal                                       Date

     ___________________________________________________________________________
     Apple Use Only

This Subscription Agreement and Signature page will not be an effective agreement until it is signed by a duly authorized agent of Apple Hospitality Two Inc.

Agreed and accepted by:

Apple Hospitality Two, Inc.

By ________________________________

Date ______________________________


==============================================================          ============================================================

     NO DEALER,  SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED
TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS  OTHER
THAN THOSE  CONTAINED IN THIS  PROSPECTUS IN CONNECTION  WITH
THE OFFERING MADE BY THIS PROSPECTUS,  AND, IF GIVEN OR MADE,
ANY OTHER INFORMATION OR  REPRESENTATIONS  MUST NOT BE RELIED
UPON.  THIS  PROSPECTUS  DOES NOT  CONSTITUTE AN OFFER IN ANY                                 APPLE HOSPITALITY
STATE IN WHICH AN OFFER MAY NOT LEGALLY BE MADE. THE DELIVERY                                     TWO, INC.
OF  THIS   PROSPECTUS   AT  ANY  TIME  DOES  NOT  IMPLY  THAT
INFORMATION  CONTAINED IN THIS  PROSPECTUS HAS NOT CHANGED AS
OF ANY TIME AFTER ITS DATE.

             -----------------------------------

                      TABLE OF CONTENTS

                                              PAGE
                                              ----
Summary ............................             7
Risk Factors .......................            12
Use of Proceeds ....................            21
Compensation .......................            23                                   -----------------------------------
Conflicts of Interests .............            25                                                PROSPECTUS
Investment Objectives and                                                            -----------------------------------
   Policies ........................            28
Distribution Policy ................            32
Business ...........................            33
Management .........................            37
Apple Suites Advisors, Inc., Apple
   Suites Realty Group, Inc. and
   Affiliates ......................            44
Principal and Management
   Shareholders ....................            49
Federal Income Tax
   Considerations ..................            51
ERISA Considerations ...............            62                                      DAVID LERNER ASSOCIATES, INC.
Capitalization .....................            63                                            AS MANAGING DEALER
Management's Discussion and
   Analysis of Financial Condition
   and Results of Operations .......            64
Plan of Distribution ...............            65
Description of Capital Stock .......            69
Summary of Organizational
   Documents .......................            75
Sales Literature ...................            79
Reports to Shareholders ............            79
Legal Matters ......................            79
Experts ............................            80
Experience of Prior Programs .......            81
Index to Balance Sheet .............           F-1
Subscription Agreement .............       Exhibit A                                           JANUARY 19, 2001

==============================================================          ============================================================



                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following are estimates of the expenses to be incurred in connection with the issuance and distribution of the securities to be registered:

        SEC registration fee .......................  $   83,400
        NASD filing fee ............................      30,500
        Printing and engraving fees ................     300,000
        Legal fees and expenses ....................     350,000
        Accounting fees and expenses ...............     100,000
        Blue Sky fees and expense ..................      45,000
        Transfer Agent and Registrar fees ..........      10,000
        Registrant travel expense ..................      30,000
        Marketing Expense Allowance ................   7,500,000
        Expense reserve ............................     551,100
          Total ....................................  $9,000,000


ITEM 31. SALES TO SPECIAL PARTIES.

     On January 17, 2001, the Registrant sold 10 Common Shares to Apple Suites Advisors, Inc. ("ASA") for $100 cash.


ITEM 32. RECENT SALES OF UNREGISTERED SECURITIES.

     On January 17, 2001, the Registrant sold 10 Common Shares to ASA for $100 cash, in a transaction that was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.


ITEM 33. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company will obtain, and pay the cost of, directors' and officers' liability insurance coverage which insures (i) the directors and officers of the Company from any claim arising out of an alleged wrongful act by the directors and officers of the Company in their respective capacities as directors and officers of the Company, and (ii) the Company to the extent that the Company has indemnified the directors and officers for such loss.

     The Virginia Stock Corporation Act (the "Virginia Act") permits, and the Registrant's Articles of Incorporation and Bylaws require, indemnification of the Registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. Under Section 13.1-697 of the Virginia Act, a Virginia corporation generally is authorized to indemnify its directors in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Registrant's Articles of Incorporation and Bylaws require indemnification of officers and directors with respect to any action except in the case of willful misconduct, bad faith, reckless disregard of duties or violations of the criminal law. In addition, the Registrant may carry insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act of 1933. The Registrant's Articles of Incorporation, as permitted by the Virginia Act, eliminate the damages that may be assessed against a director or officer of the Registrant in a shareholder or derivative proceeding. This limit on liability will not apply in the event of willful misconduct or a knowing violation of the criminal law or of federal or state securities laws. Reference also is made to the indemnification provisions set forth in the form of Agency Agreement filed as Exhibit 1 hereto.


ITEM 34. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

     None of the proceeds will be credited to an account other than the appropriate capital share account.


ITEM 35. FINANCIAL STATEMENTS, FINANCIAL STATEMENT SCHEDULES AND EXHIBITS.

     (a) Financial Statements. See Index to Financial Statements in the Prospectus for the financial statements which are included in this Registration Statement.

     (b)  Financial Statement Schedules:

          All financial statement schedules have been omitted because they are not applicable.

     (c) Exhibits. Except as expressly noted otherwise, the Exhibits have been previously filed.




 EXHIBIT
 NUMBER                                     DESCRIPTION OF DOCUMENTS
--------   ------------------------------------------------------------------------------------------
 1.1       Form of Agency Agreement between the Registrant and David Lerner Associates, Inc. with form of Selected Dealer Agreement attached as Exhibit A thereto. FILED HEREWITH.

 1.2       Form of Escrow Agreement. FILED HEREWITH.

 3.1       Amended and Restated Articles of Incorporation of the Registrant. FILED HEREWITH.

 3.2       Bylaws of the Registrant. FILED HEREWITH.

  5        Opinion of McGuireWoods LLP as to the legality of the securities being registered. FILED
           HEREWITH.

  8.       Opinion of McGuireWoods LLP as to certain tax matters. FILED HEREWITH.

10.1       Advisory Agreement between the Registrant and Apple Suites Advisors, Inc. FILED HEREWITH.

10.2       Form of Property Acquisition/Disposition Agreement between the Registrant and Apple
           Suites Realty Group, Inc. FILED HEREWITH.

10.3       Form of Apple Hospitality Two, Inc. 2001 Incentive Plan. FILED HEREWITH.

10.4       Form of Apple Hospitality Two, Inc. 2001 Non-Employee Directors Stock Option Plan. FILED
           HEREWITH.

23.1       Consent of McGuireWoods LLP (included in Exhibits 5 and 8).

23.2       Consent of Ernst & Young LLP. FILED HEREWITH.

23.3       Consent of Lisa B. Kern, Prospective Director. FILED HEREWITH.

23.4       Consent of Bruce H. Matson, Prospective Director. FILED HEREWITH.

23.5       Consent of Michael S. Waters, Prospective Director. FILED HEREWITH.

23.6       Consent of Robert M. Wily, Prospective Director. FILED HEREWITH.

ITEM 36. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 42(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

     (d) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrant undertakes to send to each Shareholder at least on an annual basis a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

     The Registrant undertakes to provide to the Shareholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Registrant.

     The Registrant undertakes to file during the offering period a sticker supplement pursuant to Rule 424(b)(3) under the Act describing each property not identified in the Prospectus at such time as there arises a reasonable probability of investment in such property by the Registrant and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing Shareholders. Each sticker supplement will also disclose all compensation and fees received by the Advisor or its Affiliates in connection with any such investment. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

     The Registrant undertakes to file, after the end of the offering period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment not previously disclosed in the Prospectus or a supplement thereto involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Shareholders at least once each quarter after the end of the offering period.

     Offers and sales of the interests may continue after the filing of a post-effective amendment containing information previously disclosed in sticker supplements to the prospectus, as long as the information disclosed in a current sticker supplement accompanying the prospectus is as complete as the information contained in the most recently field post-effective amendment.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for expenses incurred in a successful defense) is asserted by such officer, director or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

TABLE VI: ACQUISITIONS OF PROPERTIES BY PROGRAMS

The   following  is  a  summary  of  acquisitions  by  Apple  Suites,  Inc.  and
Cornerstone Realty Income Trust, Inc. at December 31, 1999. Apple Suites acquired extended stay-hotels and Cornerstone acquired residentialcommunities. Apple Suites and Cornerstone have not disposed of any properties or hotels as of December 31, 1999.


APPLE SUITES, INC.

                                   INITIAL                                                  AVERAGE
                                 ACQUISITION        TOTAL          DATE        NUMBER      SQUARE FT.
         DESCRIPTION                 COST        INVESTMENT*     ACQUIRED     OF ROOMS      OF ROOMS
-----------------------------   -------------   -------------   ----------   ----------   -----------
Dallas/Addison, Texas             9,500,000       9,780,937         Sep-99        120         512
Dallas/Las Colinas, Texas        11,200,000      11,555,748         Sep-99        136         589
Dallas/Plano, Texas               5,400,000       5,558,623         Sep-99         99         506
Richmond, Virginia                9,400,000       9,667,166         Sep-99        123         517
Atlanta/Cumberland, Georgia       9,800,000      10,199,600         Oct-99        124         690
Atlanta/Peachtree, Georgia        4,033,000       4,137,785         Nov-99         92         586
Baltimore, Maryland              16,348,000      16,857,511         Nov-99        147         514
Clearwater, Florida              10,416,000      10,712,279         Nov-99        112         521
Detroit, Michigan                 4,330,000       4,466,485         Nov-99         76         415
Salt Lake City, Utah              5,153,000       5,314,389         Nov-99         98         614
Jackson, Mississippi              5,846,000       5,965,318         Dec-99         91         633
                                 ----------      ----------
                                 91,426,000      94,215,841                     1,218

     ----------
* Includes real estate commissions, closing costs, and improvements capitalized since the date of acquisition for hotels acquired to date.


CORNERSTONE REALTY INCOME TRUST, INC.

                                      INITIAL                                                   AVERAGE
                                    ACQUISITION         TOTAL          DATE        NUMBER      SQUARE FT.
           DESCRIPTION                  COST        INVESTMENT**     ACQUIRED     OF UNITS      OF UNITS
--------------------------------   -------------   --------------   ----------   ----------   -----------
NORTH CAROLINA
 Raleigh/Durham, North Carolina
   The Hollows                     $4,200,000       $ 6,344,761         Jun-93      176            903
   The Trestles                    10,350,000        11,674,666         Dec-94      280            776
   The Landing                      8,345,000        10,273,739         May-96      200            960
   Highland Hills                  12,100,000        14,777,352         Sep-96      264          1,000
   Parkside at Woodlake            14,663,886        15,363,983         Sep-96      266            865
   Deerfield                       10,675,000        11,434,772         Nov-96      204            888
   Paces Arbor                      5,588,219         6,061,500         Mar-97      101            899
   Paces Forest                     6,473,481         7,061,353         Mar-97      117            883
   Clarion Crossing                10,600,000        11,199,362         Sep-97      228            769
   St. Regis                        9,800,000        10,313,631         Oct-97      180            840
   Remington Place                  7,900,000         8,742,446         Oct-97      136          1,098
   The Timbers                      8,100,000         8,973,326         Jun-98      176            745
 Charlotte, North Carolina
   Hanover Landing                  5,725,000         7,688,461         Aug-95      192            832
   Sailboat Bay                     9,100,000        13,760,358         Nov-95      358            906
   Bridgetown Bay                   5,025,000         5,978,562         Apr-96      120            867
   Meadow Creek                    11,100,000        12,846,737         May-96      250            860

                                     INITIAL                                                   AVERAGE
                                   ACQUISITION         TOTAL          DATE        NUMBER      SQUARE FT.
          DESCRIPTION                  COST        INVESTMENT**     ACQUIRED     OF UNITS      OF UNITS
-------------------------------   -------------   --------------   ----------   ----------   -----------
   Beacon Hill                     13,579,203       14,977,670       May-96        349            734
   Summerwalk                       5,660,000        7,811,259       May-96        160            963
   Paces Glen                       7,425,000        8,283,569       Jul-96        172            907
   Heatherwood                     17,630,457       25,678,852        ***          476          1,186
   Charleston Place                 9,475,000       10,479,833       May-97        214            806
   Stone Point                      9,700,000       10,340,351       Jan-98        192            848
 Winston-Salem, North Carolina
   Mill Creek                       8,550,000        9,756,845       Sep-95        220            897
   Glen Eagles                      7,300,000        8,387,218       Oct-95        166            952
 Wilmington, North Carolina
   Wimbledon Chase                  3,300,000        5,792,212       Feb-94        192            818
   Chase Mooring                    3,594,000        7,033,468       Aug-94        224            867
   Osprey Landing                   4,375,000        7,568,285       Nov-95        176            981
 Other North Carolina
   Wind Lake                        8,760,000       11,513,608       Apr-95        299            727
   The Meadows                      6,200,000        7,499,248       Jan-96        176          1,068
   Signature Place                  5,462,948        7,490,089       Aug-96        171          1,037
   Pinnacle Ridge                   5,731,150        6,421,295       Apr-98        168            885
GEORGIA
 Atlanta, Georgia
   Ashley Run                      18,000,000       19,972,413       Apr-97        348          1,150
   Carlyle Club                    11,580,000       13,251,328       Apr-97        243          1,089
   Dunwoody Springs                15,200,000       19,090,735       Jul-97        350            948
   Stone Brooke                     7,850,000        8,872,988       Oct-97        188            937
   Spring Lake                      9,000,000        9,866,697       Aug-98        188          1,009
 Other Georgia
   West Eagle Greens                4,020,000        6,426,900       Mar-96        165            796
   Savannah West                    9,843,620       14,048,274       Jul-96        450            877
VIRGINIA
 Richmond, Virginia
   Ashley Park                     12,205,000       13,271,520       Mar-96        272            765
   Trolley Square                  10,242,575       13,717,622       ****          325            589
   Hampton Glen                    11,599,931       13,008,010       Aug-96        232            788
   The Gables                      11,500,000       12,710,802       Jul-98        224            700
 Virginia Beach, Virginia
   Mayflower Seaside                7,634,144       10,786,692       Oct-93        263            698
   Harbour Club                     5,250,000        6,543,804       May-94        214            813
   BayWatch Pointe                  3,372,525        5,156,962       Jul-95        160            911
   Tradewinds                      10,200,000       11,781,289       Nov-95        284            930
   Arbor Trace                      5,000,000        6,141,118       Mar-96        148            850
 Other Virginia
   County Green                     3,800,000        5,496,059       Dec-93        180          1,000
   Trophy Chase                    12,628,991       16,648,166       *****         185            803
   Greenbrier                      11,099,525       12,606,881       Oct-96        258            251
SOUTH CAROLINA
 Greenville, South Carolina
   Polo Club                        4,300,000        7,866,907       Jun-93        365            807
   Breckinridge                     5,600,000        7,208,834       Jun-95        236            726
   Magnolia Run                     5,500,000        7,009,512       Jun-95        212            993
 Columbia, South Carolina
   Stone Ridge                      3,325,000        6,019,560       Dec-93        191          1,047
   The Arbors at Windsor Lake      10,875,000       11,701,117       Jan-97        228            966

                                INITIAL                                                   AVERAGE
                              ACQUISITION         TOTAL          DATE        NUMBER      SQUARE FT.
       DESCRIPTION               COST         INVESTMENT**     ACQUIRED     OF UNITS      OF UNITS
-------------------------   --------------   --------------   ----------   ----------   -----------
 Other South Carolina
   Westchase                 11,000,000       13,212,319          Jan-97      352            806
   Hampton Pointe            12,225,000       14,667,288          Mar-98      304          1,035
   Cape Landing              17,100,000       19,233,648          Oct-98      288            933
TEXAS
 Dallas, Texas
   Brookfield               $ 8,014,533      $ 8,161,716          Jul-99      232            714
   Toscana                    7,334,023        7,365,639          Jul-99      192            601
   Pace Cove                 11,712,879       11,971,802          Jul-99      328            670
   Timberglen                13,220,605       13,584,884          Jul-99      304            728
   Summertree                 7,724,156        8,229,667          Jul-99      232            575
   Devonshire                 7,564,892        7,891,678          Jul-99      144            876
   Courts at Pear Ridge      11,843,691       11,946,254          Jul-99      242            774
 Irving, Texas
   Eagle Crest               21,566,317       21,656,922          Jul-99      484            887
   Remington Hills           20,921,219       21,404,019          Jul-99      362            957
   Estrada Oaks              10,786,882       11,012,434          Jul-99      248            771
 Arlington, Texas
   Aspen Hills                7,223,722        7,358,975          Jul-99      240            671
   Mill Crossing              5,269,792        5,338,858          Jul-99      184            691
   Polo Run                   7,556,647        8,352,311          Jul-99      224            854
   Cottonwood                 6,271,756        6,768,671          Jul-99      200            751
   Burney Oaks                9,965,236       10,224,472          Jul-99      240            794
 Fort Worth, Texas
   Copper Crossing           11,776,983       12,005,817          Jul-99      400            739
 Bedford, Texas
   The Arbors                 9,573,954        9,617,764          Jul-99      210            804
   Park Village               8,224,541        8,582,259          Jul-99      238            647
 Euless, Texas
   Wildwood                   4,471,294        4,524,238          Jul-99      120            755
 Duncanville, Texas
   Main Park                  9,082,967        9,201,464          Jul-99      192            939
 Lewisville, Texas
   Paces Point               12,980,245       13,167,942          Jul-99      300            762
 Grand Prairie, Texas
   Silverbrooke I            15,709,893       16,505,257          Jul-99      472            842
   Silverbrooke II            5,808,250        6,022,167          Jul-99      170            741
 Grapevine, Texas
   Grayson Square I           9,948,959       10,238,037          Jul-99      200            840
   Grayson Square II         12,210,121       12,437,775          Jul-99      250            850
 Austin, Texas
   The Meridian               7,539,224        7,742,932          Jul-99      200            741
   Canyon Hills              12,512,502       12,586,448          Jul-99      229            799
 Richardson, Texas
   Cutters Point              9,859,840       10,367,834          Jul-99      196          1,010
 San Antonio, Texas
   Sierra Ridge               6,624,666        7,014,246          Jul-99      230            751
                            -----------      -----------
                            799,739,444      919,128,738
                            ===========      ===========


----------
Includes real estate commissions, closing costs, and improvements capitalized since the date of acquisition for properties acquired to date, excluding the Apple properties. The Apple properties include the allocated in September 1996 and August 1997, respectively, at a cost of $10,205,457 and $7,425,000. They are adjoining properties and are operated as one apartment community. Trolley Square Apartments is comprised of Trolley Square East and Trolley Square West Apartments acquired in June 1996 and December 1996, respectively, at a cost of $6,000,000 and $4,242,575. They are adjacent properties and are operated as one apartment community. Trophy Chase Apartments is comprised of Trophy Chase and Hunter's Creek acquired in April 1996 and July 1999, respectively, at a cost of $3,710,000 and $8,918,991. They are adjacent properties and are operated as one apartment community.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on January 19, 2001.

                            APPLE HOSPITALITY TWO, INC.

                            By: /s/ Glade M. Knight
                                ------------------------------------------
                                Glade M. Knight
                                President, and as President, the Registrant's Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

     Pursuant   to  the  requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following person on behalf of the Registrant and in the capacities and on the date indicated.




          SIGNATURE                             CAPACITIES                         DATE
-----------------------------   -----------------------------------------   -----------------
       /s/ Glade M. Knight      Director and President, and As              January 19, 2001
---------------------------     President, the Registrant's Principal
          Glade M. Knight       Executive Officer, Principal Financial
                                Officer and Principal Accounting Officer

                                 EXHIBIT INDEX

 EXHIBIT
NUMBER                              DESCRIPTION OF DOCUMENTS
--------   -------------------------------------------------------------------------
 1.1       Form of Agency Agreement between the Registrant and David Lerner
           Associates, Inc. with form of Selected Dealer Agreement attached as
           Exhibit A thereto. FILED HEREWITH.

 1.2       Form of Escrow Agreement. FILED HEREWITH.

 3.1       Amended and Restated Articles of Incorporation of the Registrant. FILED
           HEREWITH.

 3.2       Bylaws of the Registrant. FILED HEREWITH.

  5 Opinion of McGuireWoods LLP as to the legality of the securities being registered. FILED HEREWITH.

  8        Opinion of McGuireWoods LLP as to certain tax matters. FILED HEREWITH.

10.1       Form of Advisory Agreement between the Registrant and Apple Suites
           Advisors, Inc. FILED HEREWITH.

10.2       Form of Property Acquisition/Disposition Agreement between the
           Registrant and Apple Suites Realty Group, Inc. FILED HEREWITH.

10.3       Form of Apple Hospitality Two, Inc. 2001 Incentive Plan. FILED HEREWITH.

10.4       Form of Apple Hospitality Two, Inc. 2001 Non-Employee Directors Stock
           Option Plan. FILED HEREWITH.

23.1       Consent of McGuire Woods LLP (included in Exhibits 5 and 8).

23.2       Consent of Ernst & Young LLP. FILED HEREWITH.

23.3       Consent of Lisa B. Kern, Prospective Director. FILED HEREWITH.

23.4       Consent of Bruce H. Matson, Prospective Director. FILED HEREWITH.

23.5       Consent of Michael S. Waters, Prospective Director. FILED HEREWITH.

23.6       Consent of Robert M. Wily, Prospective Director. FILED HEREWITH.